FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-09

MSC 2020-L4

Free Writing Prospectus

Structural and Collateral Term Sheet

$830,501,755

(Approximate Total Mortgage Pool Balance)

$727,727,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

Cantor Commercial Real Estate Lending, L.P.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2020-L4

February 4, 2020

MORGAN STANLEY Co-Lead Bookrunning Manager		Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager

Bancroft Capital, LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$8,600,000	$8,259,000	$341,000	30.000%	(8)	3.14	1 – 60	16.7%	40.6%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$15,700,000	$15,078,000	$622,000	30.000%	(8)	7.47	60 – 117	16.7%	40.6%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	16.7%	40.6%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	16.7%	40.6%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$581,351,000(10)	$558,328,000(10)	$23,023,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$146,376,000(10)	$140,578,000(10)	$5,798,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AAA(sf)	$61,249,000	$58,823,000	$2,426,000	22.625%	(8)	9.99	120 – 120	15.1%	44.9%
Class B	AA-sf/AA(sf)/AA-(sf)	$45,678,000	$43,869,000	$1,809,000	17.125%	(8)	9.99	120 – 120	14.1%	48.1%
Class C	A-sf/A(sf)/NR	$39,449,000	$37,886,000	$1,563,000	12.375%	(8)	9.99	120 – 120	13.4%	50.8%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/BBB-(sf)/NR	$42,563,000(10)	$40,877,000(10)	$1,686,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB(sf)/NR	$19,724,000(10)(13)	$18,942,000(10)(13)	$782,000(10)(13)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$23,877,000	$22,931,000	$946,000	9.500%	(8)	9.99	120 – 120	12.9%	52.5%
Class E	BBB-sf/BBB-(sf)/NR	$18,686,000	$17,946,000	$740,000	7.250%	(8)	9.99	120 – 120	12.6%	53.8%
Class F	BB-sf/BB(sf)/NR	$19,724,000(13)	$18,942,000(13)	$782,000(13)	4.875%	(8)	9.99	120 – 120	12.3%	55.2%
Class G-RR(3)	B-sf/B(sf)/NR	$9,343,000(13)	$8,973,017(13)	$369,983(13)	3.750%	(8)	9.99	120 – 120	12.2%	55.8%
Class H-RR(3)	NR/NR/NR	$31,144,755	$29,911,422	$1,233,333	0.000%	(8)	9.99	120 – 120	11.7%	58.0%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-2, Class A-3, Class X-F, Class F and Class G-RR certificates, such greater percentages as are contemplated by footnotes (9) and (13) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (8) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	On the Closing Date, Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates expected to represent approximately 3.960% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class H-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), expected to represent approximately 1.061% of the aggregate fair value of the certificates (other than the Class R certificates). The initial certificate balance or notional amount of each class of certificates (other than the Class V and Class R certificates) expected to be retained by the purchaser of the VRR Interest is set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount.” Such amount may be increased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus. The purchaser of the VRR Interest is expected to purchase slightly more than 3.960% of some or all of the classes of certificates, which excess over 3.960% (except with respect to the Class G-RR and Class H-RR certificates) is included in the amount set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” with respect to the related class but does not constitute part of the VRR Interest.

(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, are represented in the aggregate.

(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,051,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$180,000,000 – $270,000,000	$172,872,000 – $259,308,000	$7,128,000 – $10,692,000	9.77 – 9.79	117 – 118 / 117 – 118
Class A-3	$287,051,000 – $377,051,000	$275,683,000 – $362,119,000	$11,368,000 – $14,932,000	9.88 – 9.90	118 – 120 / 118 – 120

(10)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes “an underlying class of principal balance certificates” for such class of Class X certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates.

(13)	The initial certificate balance of each class of the Class F and Class G-RR certificates and the initial notional amount of the Class X-F certificates are subject to change based on final pricing of all certificates (other than the Class R certificates) and the final determination of the fair market value of the HRR Interest. The initial certificate balance of the Class F certificates (and correspondingly, the initial notional amount of the Class X-F certificates) is expected to fall within a range of $18,624,000 to $19,724,000. The initial certificate balance of the Class G-RR certificates is expected to fall within a range of $9,343,000 to $10,443,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Interest, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Issue Characteristics

Offered Certificates:	$727,727,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of seven principal balance classes (Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.
Co-Manager:	Bancroft Capital, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC and Cantor Commercial Real Estate Lending, L.P.
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2020 (or, in the case of any mortgage loan that has its first due date after February 2020, the date that would have been its due date in February 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of February 3, 2020
Expected Closing Date:	On or about February 20, 2020
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in March 2020.
Rated Final Distribution Date:	The distribution date in February 2053
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2020-L4<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates the product of (a) the amount of such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Class F certificates and the Control Eligible Certificates) for that distribution date. Any portion of the yield maintenance charge or prepayment premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates (other than the Class X-F certificates) as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class F certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Royal Palm Place, AVR Atlanta Airport Marriott Gateway, Sol y Luna (prior to the securitization of the related promissory note A-1), McCarthy Ranch and Jewelry Building. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Sol y Luna whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note (promissory note A-1 with respect to the Sol y Luna whole loan), a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Bellagio Hotel and Casino, 545 Washington Boulevard, 1412 Broadway, 55 Hudson Yards, Sol y Luna (on and after the securitization of the related promissory note A-1) and Alrig Portfolio. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the retaining sponsor, Argentic Real Estate Finance LLC. There will be no initial Risk Retention Consultation Party.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party, the retaining sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

The VRR Interest will be comprised of the percentage of each class of certificates (other than the Class R certificates) retained by the retaining sponsor (or its “majority-owned affiliate” (as defined in Regulation RR)) in satisfaction of the risk retention requirements as described under “Credit Risk Retention” in the Preliminary Prospectus.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans and non-serviced mortgage loans and for Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan), the risk retention consultation party (upon request) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment (but in all cases in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2020-L4 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders and/or certificate owners that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2020-L4 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class V and the Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Certificateholder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Structural Overview

obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:

The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	20	31	$420,084,997	50.6%
Argentic Real Estate Finance LLC	7	7	$159,336,759	19.2%
Starwood Mortgage Capital LLC	8	22	$135,350,000	16.3%
Cantor Commercial Real Estate Lending, L.P.	5	5	$115,730,000	13.9%
Total:	40	65	$830,501,755	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$830,501,755
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$20,762,544
Number of Mortgaged Properties:	65
Average Cut-off Date Balance per Mortgaged Property:	$12,776,950
Weighted Average Mortgage Rate:	3.6951%
% of Pool Secured by 5 Largest Mortgage Loans:	34.3%
% of Pool Secured by 10 Largest Mortgage Loans:	54.9%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	1.3%
% of Pool Secured by Refinance Loans:	69.1%
% of Pool Secured by Acquisition Loans:	26.4%
% of Pool Secured by Recapitalization Loans:	4.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	47.5%
% of Pool with Subordinate Mortgage Debt:	15.3%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	3.10x
Weighted Average UW NOI Debt Yield(4):	11.7%
Weighted Average UW NCF DSCR:	2.94x
Weighted Average UW NCF Debt Yield(4):	11.1%
Weighted Average Cut-off Date LTV Ratio(4)(5):	58.0%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	56.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	355
Weighted Average Remaining Amortization Term (months)(6):	355
% of Pool Interest Only through Maturity:	81.5%
% of Pool Interest Only followed by Amortizing Balloon:	13.4%
% of Pool Amortizing Balloon:	5.1%

Lockboxes

% of Pool with Springing Lockboxes:	51.0%
% of Pool with Hard Lockboxes:	29.0%
% of Pool with Soft Lockboxes:	17.9%
% of Pool with No Lockboxes:	2.0%

Reserves

% of Pool Requiring Tax Reserves:	70.5%
% of Pool Requiring Insurance Reserves:	39.5%
% of Pool Requiring Replacement Reserves:	78.5%
% of Pool Requiring TI/LC Reserves(7):	83.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	74.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.7%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period::	7.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.4%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2020.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. In addition, with respect to the Bellagio Hotel and Casino mortgage loan, the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. Debt service coverage ratios and debt yields for such mortgage loan set forth in this Term Sheet are calculated on a “look through” basis, based on the underlying rents and receipts of the mortgaged property before payment of the master lease rent.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage, leased fee and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Bellagio Hotel and Casino	Las Vegas	NV	Hospitality	$65,000,000	7.8%	3,933	$426,188.66	8.42x	28.3%	39.3%	39.3%
2	MSMCH	545 Washington Boulevard	Jersey City	NJ	Office	$60,000,000	7.2%	866,706	$290.30	2.50x	8.8%	61.4%	61.4%
3	AREF	Royal Palm Place	Boca Raton	FL	Mixed Use	$60,000,000	7.2%	462,695	$237.74	2.16x	8.5%	62.9%	62.9%
4	CCRE	AVR Atlanta Airport Marriott Gateway	Atlanta	GA	Hospitality	$56,000,000	6.7%	403	$263,027.30	2.80x	12.4%	63.3%	63.3%
5	MSMCH	FTERE Bronx Portfolio 2	Bronx	NY	Multifamily	$43,800,000	5.3%	300	$146,000.00	1.95x	7.6%	67.1%	67.1%
6	MSMCH	1412 Broadway	New York	NY	Office	$40,000,000	4.8%	421,396	$498.34	1.92x	7.5%	58.3%	58.3%
7	MSMCH	55 Hudson Yards	New York	NY	Office	$36,900,000	4.4%	1,431,212	$660.28	3.54x	11.0%	39.4%	39.4%
8	SMC	Haggerty Corridor Corporate Park	Various	MI	Office	$33,600,000	4.0%	290,386	$115.71	1.88x	11.4%	62.9%	52.7%
9	MSMCH	Bronx Multifamily Portfolio IV	Bronx	NY	Multifamily	$33,300,000	4.0%	208	$160,096.15	1.81x	7.3%	60.2%	60.2%
10	MSMCH	Seven Trees Center	San Jose	CA	Retail	$27,000,000	3.3%	156,225	$172.83	2.75x	10.9%	57.3%	57.3%
		Total/Wtd. Avg.				$455,600,000	54.9%			3.24x	12.1%	57.0%	56.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Bellagio Hotel and Casino	$65,000,000	$1,611,200,000	$1,676,200,000	BX 2019-OC11	KeyBank	Situs	BX 2019-OC11	8.42x	28.3%	39.3%
2	MSMCH	545 Washington Boulevard	$60,000,000	$191,606,250	$251,606,250	BANK 2020-BNK25	Wells Fargo	KeyBank	BANK 2020-BNK25	2.50x	8.8%	61.4%
3	AREF	Royal Palm Place	$60,000,000	$50,000,000	$110,000,000	MSC 2020-L4	Midland	LNR	MSC 2020-L4	2.16x	8.5%	62.9%
4	CCRE	AVR Atlanta Airport Marriott Gateway	$56,000,000	$50,000,000	$106,000,000	MSC 2020-L4	Midland	LNR	MSC 2020-L4	2.80x	12.4%	63.3%
6	MSMCH	1412 Broadway	$40,000,000	$170,000,000	$210,000,000	BANK 2019-BNK24	Wells Fargo	Midland	BANK 2019-BNK24	1.92x	7.5%	58.3%
7	MSMCH	55 Hudson Yards	$36,900,000	$908,100,000	$945,000,000	HY 2019-55HY	Wells Fargo	CWCapital	HY 2019-55HY	3.54x	11.0%	39.4%
11	CCRE	Sol y Luna	$25,000,000	$65,000,000	$90,000,000	MSC 2020-L4(2)	Midland	LNR	(3)	2.51x	10.0%	47.0%
12	SMC	McCarthy Ranch	$25,000,000	$20,000,000	$45,000,000	MSC 2020-L4	Midland	LNR	MSC 2020-L4	2.40x	9.5%	60.5%
22	SMC	Alrig Portfolio	$14,500,000	$35,000,000	$49,500,000	CGCMT 2019-C7	Wells Fargo	LNR	CGCMT 2019-C7	1.72x	11.6%	67.7%
25	CCRE	Jewelry Building	$12,000,000	$5,000,000	$17,000,000	MSC 2020-L4	Midland	LNR	MSC 2020-L4	1.58x	10.8%	72.3%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Sol y Luna pari passu companion loans are currently held by CCRE or an unaffiliated third party and are expected to be contributed to one or more future securitization transactions. The Sol y Luna whole loan will be serviced pursuant to the MSC 2020-L4 pooling and servicing agreement until the securitization of the related promissory note A-1.

(3)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the holder of the related promissory note A-1 (or, if the related promissory note A-1 is then securitized, the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement). See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms/ Units	Cut-off Date Balance per SF/ Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	CCRE	AVR Atlanta Airport Marriott Gateway	Atlanta	GA	Hospitality	$56,000,000	6.7%	403	$263,027.30	2.80x	12.4%	63.3%	63.3%	COMM 2014-CR20
10	MSMCH	Seven Trees Center	San Jose	CA	Retail	$27,000,000	3.3%	156,225	$172.83	2.75x	10.9%	57.3%	57.3%	WFRBS 2012-C6
14	SMC	Versatile Warehouse	Davie	FL	Industrial	$20,000,000	2.4%	267,580	$74.74	3.00x	11.6%	54.2%	54.2%	GECMC 2005-C1
15	AREF	Northwest Crossing	Houston	TX	Office	$19,200,000	2.3%	381,639	$50.31	2.10x	13.8%	62.5%	52.6%	JPMCC 2011-C3
22.01	SMC	Bingham III	Bingham Farms	MI	Office	$2,909,667	0.4%	159,243	$84.65	1.72x	11.6%	67.7%	58.7%	WFRBS 2014-LC14
22.02	SMC	30445 Northwestern Highway	Farmington Hills	MI	Office	$1,906,091	0.2%	93,017	$84.65	1.72x	11.6%	67.7%	58.7%	JPMCC 2012-LC9
22.03	SMC	1750 South Telegraph Road	Bloomfield Township	MI	Office	$1,885,527	0.2%	67,878	$84.65	1.72x	11.6%	67.7%	58.7%	JPMCC 2012-LC9
22.09	SMC	21 East Long Lake Road	Bloomfield Hills	MI	Office	$801,455	0.1%	26,688	$84.65	1.72x	11.6%	67.7%	58.7%	JPMCC 2012-LC9
22.10	SMC	Fairways Office Building	Farmington Hills	MI	Office	$744,040	0.1%	35,469	$84.65	1.72x	11.6%	67.7%	58.7%	JPMCC 2012-LC9
22.12	SMC	CGS Canton	Canton	MI	Office	$406,586	0.0%	9,349	$84.65	1.72x	11.6%	67.7%	58.7%	JPMCC 2012-LC9
23	MSMCH	Greece Ridge Self Storage Portfolio	Various	NY	Various	$13,000,000	1.6%	201,394	$64.55	1.43x	8.6%	72.3%	62.9%	COMM 2013-CR8
25	CCRE	Jewelry Building	Houston	TX	Office	$12,000,000	1.4%	113,242	$150.12	1.58x	10.8%	72.3%	52.9%	GSMS 2014-GC18
						$155,853,366	18.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	MSMCH	Bellagio Hotel and Casino	$65,000,000	$426,188.66	$1,333,800,000	8.42x	28.3%	39.3%	4.06x	15.7%	70.7%
7	MSMCH	55 Hudson Yards	$36,900,000	$660.28	$300,000,000	3.54x	11.0%	39.4%	2.69x	8.3%	51.9%
11	CCRE	Sol y Luna	$25,000,000	$92,118.73	$53,000,000	2.51x	10.0%	47.0%	1.12x	6.3%	74.7%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	22	$238,290,419	28.7%	3.5992%	2.29x	10.3%	59.4%	54.3%
CBD	3	$136,900,000	16.5%	3.3423%	2.61x	9.0%	54.6%	54.6%
Suburban	16	$97,097,892	11.7%	3.9431%	1.87x	12.0%	65.9%	53.8%
Medical	3	$4,292,527	0.5%	4.0150%	1.72x	11.6%	67.7%	58.7%
Multifamily	17	$191,235,000	23.0%	3.7765%	2.81x	10.5%	57.3%	57.0%
Mid Rise	10	$77,100,000	9.3%	3.8177%	1.89x	7.5%	64.1%	64.1%
Garden	5	$72,135,000	8.7%	3.9122%	1.91x	8.3%	63.6%	62.8%
Student Housing	1	$25,000,000	3.0%	3.8400%	2.51x	10.0%	47.0%	47.0%
Cooperative	1	$17,000,000	2.0%	2.9200%	11.28x	33.9%	14.8%	14.8%
Hospitality	3	$127,200,000	15.3%	3.5547%	5.63x	20.5%	51.0%	50.4%
Full Service	2	$121,000,000	14.6%	3.5010%	5.82x	20.9%	50.4%	50.4%
Limited Service	1	$6,200,000	0.7%	4.6020%	1.84x	12.8%	62.0%	50.4%
Mixed Use	7	$118,981,067	14.3%	3.7631%	2.26x	9.2%	62.5%	61.5%
Multifamily, Retail & Office	1	$60,000,000	7.2%	3.8100%	2.16x	8.5%	62.9%	62.9%
Retail/Office	2	$21,760,000	2.6%	3.6896%	2.40x	9.3%	60.0%	60.0%
Self Storage/Retail	2	$15,771,067	1.9%	3.9303%	1.52x	9.1%	70.6%	63.1%
Office/Retail	1	$11,450,000	1.4%	3.6300%	2.28x	9.2%	67.0%	67.0%
Self Storage/Office	1	$10,000,000	1.2%	3.5300%	3.66x	13.3%	47.8%	47.8%
Retail	10	$109,716,336	13.2%	3.8319%	2.34x	9.9%	60.0%	58.8%
Anchored	4	$70,030,000	8.4%	3.7142%	2.54x	10.3%	59.6%	59.6%
Unanchored	3	$23,414,727	2.8%	3.8654%	2.27x	9.6%	54.3%	54.0%
Shadow Anchored	2	$12,014,109	1.4%	4.3366%	1.39x	8.7%	72.0%	61.4%
Single Tenant	1	$4,257,500	0.5%	4.1600%	2.10x	8.9%	65.0%	65.0%
Industrial	2	$26,000,000	3.1%	3.5269%	3.05x	11.6%	52.8%	52.8%
Flex	1	$20,000,000	2.4%	3.5800%	3.00x	11.6%	54.2%	54.2%
Single Tenant	1	$6,000,000	0.7%	3.3500%	3.23x	11.7%	48.0%	48.0%
Self Storage	4	$19,078,933	2.3%	4.0301%	2.10x	9.7%	63.8%	59.8%
Self Storage	4	$19,078,933	2.3%	4.0301%	2.10x	9.7%	63.8%	59.8%
Total/Wtd. Avg.	65	$830,501,755	100.0%	3.6951%	2.94x	11.7%	58.0%	56.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	17	$190,000,000	22.9%	3.5352%	3.07x	10.7%	53.7%	53.1%
California	10	$119,790,000	14.4%	3.7521%	2.58x	10.3%	57.2%	57.2%
California – Northern(2)	4	$69,850,000	8.4%	3.6624%	2.75x	10.8%	56.5%	56.5%
California – Southern(2)	6	$49,940,000	6.0%	3.8777%	2.33x	9.6%	58.2%	58.2%
Florida	4	$108,200,000	13.0%	3.7297%	2.31x	9.3%	61.8%	61.2%
New Jersey	2	$76,000,000	9.2%	3.5465%	2.36x	8.5%	62.5%	62.5%
Nevada	1	$65,000,000	7.8%	3.1702%	8.42x	28.3%	39.3%	39.3%
Georgia	1	$56,000,000	6.7%	3.8850%	2.80x	12.4%	63.3%	63.3%
Michigan	15	$47,235,273	5.7%	3.7824%	1.83x	11.5%	64.3%	54.4%
Pennsylvania	2	$39,700,000	4.8%	3.8289%	2.01x	8.4%	61.1%	61.1%
Texas	2	$31,200,000	3.8%	4.0519%	1.90x	12.6%	66.3%	52.7%
Arizona	1	$25,000,000	3.0%	3.8400%	2.51x	10.0%	47.0%	47.0%
Connecticut	1	$18,226,759	2.2%	4.2000%	1.82x	11.3%	71.8%	57.6%
Illinois	1	$11,450,000	1.4%	3.6300%	2.28x	9.2%	67.0%	67.0%
Virginia	1	$11,200,000	1.3%	4.3600%	1.37x	8.5%	72.3%	61.6%
Oklahoma	1	$9,135,000	1.1%	3.9800%	1.58x	10.0%	69.2%	62.9%
Louisiana	1	$6,200,000	0.7%	4.6020%	1.84x	12.8%	62.0%	50.4%
Mississippi	2	$5,542,497	0.7%	3.9223%	2.02x	14.2%	59.6%	47.4%
Oregon	1	$5,500,000	0.7%	4.1900%	1.76x	7.7%	61.1%	61.1%
Alabama	1	$4,257,500	0.5%	4.1600%	2.10x	8.9%	65.0%	65.0%
Maine	1	$864,727	0.1%	4.0150%	1.72x	11.6%	67.7%	58.7%
Total/Wtd. Avg.	65	$830,501,755	100.0%	3.6951%	2.94x	11.7%	58.0%	56.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,960,000 - 10,000,000	12	75,624,997	9.1
10,000,001 - 20,000,000	15	224,276,759	27.0
20,000,001 - 30,000,000	4	102,000,000	12.3
30,000,001 - 40,000,000	4	143,800,000	17.3
40,000,001 - 55,000,000	1	43,800,000	5.3
55,000,001 - 65,000,000	4	241,000,000	29.0
Total:	40	$830,501,755	100.0%
Min: $3,960,000 Max: $65,000,000 Avg: $20,762,544

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	17	190,000,000	22.9
California	10	119,790,000	14.4
California – Northern(3)	4	69,850,000	8.4
California – Southern(3)	6	49,940,000	6.0
Florida	4	108,200,000	13.0
New Jersey	2	76,000,000	9.2
Nevada	1	65,000,000	7.8
Georgia	1	56,000,000	6.7
Michigan	15	47,235,273	5.7
Pennsylvania	2	39,700,000	4.8
Texas	2	31,200,000	3.8
Arizona	1	25,000,000	3.0
Connecticut	1	18,226,759	2.2
Illinois	1	11,450,000	1.4
Virginia	1	11,200,000	1.3
Oklahoma	1	9,135,000	1.1
Louisiana	1	6,200,000	0.7
Mississippi	2	5,542,497	0.7
Oregon	1	5,500,000	0.7
Alabama	1	4,257,500	0.5
Maine	1	864,727	0.1
Total:	65	$830,501,755	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	22	238,290,419	28.7
CBD	3	136,900,000	16.5
Suburban	16	97,097,892	11.7
Medical	3	4,292,527	0.5
Multifamily	17	191,235,000	23.0
Mid Rise	10	77,100,000	9.3
Garden	5	72,135,000	8.7
Student Housing	1	25,000,000	3.0
Cooperative	1	17,000,000	2.0
Hospitality	3	127,200,000	15.3
Full Service	2	121,000,000	14.6
Limited Service	1	6,200,000	0.7
Mixed Use	7	118,981,067	14.3
Multifamily, Retail & Office	1	60,000,000	7.2
Retail/Office	2	21,760,000	2.6
Self Storage/Retail	2	15,771,067	1.9
Office/Retail	1	11,450,000	1.4
Self Storage/Office	1	10,000,000	1.2
Retail	10	109,716,336	13.2
Anchored	4	70,030,000	8.4
Unanchored	3	23,414,727	2.8
Shadow Anchored	2	12,014,109	1.4
Single Tenant	1	4,257,500	0.5
Industrial	2	26,000,000	3.1
Flex	1	20,000,000	2.4
Single Tenant	1	6,000,000	0.7
Self Storage	4	19,078,933	2.3
Self Storage	4	19,078,933	2.3
Total/Wtd. Avg.	65	$830,501,755	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.9200 - 2.9990	2	53,900,000	6.5
3.0000 - 3.4990	3	131,000,000	15.8
3.5000 - 3.9990	25	540,307,497	65.1
4.0000 - 4.4990	9	99,094,259	11.9
4.5000 - 4.6020	1	6,200,000	0.7
Total:	40	$830,501,755	100.0%
Min: 2.9200% Max: 4.6020% Wtd Avg: 3.6951%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	40	830,501,755	100.0
Total:	40	$830,501,755	100.0%
Min: 120mos. Max: 120 mos. Wtd Avg: 120mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
117 - 120	40	830,501,755	100.0
Total:	40	$830,501,755	100.0%
Min: 117 mos. Max: 120 mos. Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	677,047,500	81.5
300	1	12,000,000	1.4
360	10	141,454,255	17.0
Total:	40	$830,501,755	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 355 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	677,047,500	81.5
300 - 359	3	35,769,255	4.3
360	8	117,685,000	14.2
Total:	40	$830,501,755	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 355 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	20	420,084,997	50.6
AREF	7	159,336,759	19.2
SMC	8	135,350,000	16.3
CCRE	5	115,730,000	13.9
Total:	40	$830,501,755	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	677,047,500	81.5
Partial Interest Only	7	111,485,000	13.4
Amortizing Balloon	4	41,969,255	5.1
Total:	40	$830,501,755	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
14.8 - 50.0	6	159,900,000	19.3
50.1 - 55.0	4	46,960,000	5.7
55.1 - 60.0	6	101,812,497	12.3
60.1 - 65.0	14	361,667,500	43.5
65.1 - 72.3	10	160,161,759	19.3
Total:	40	$830,501,755	100.0%
Min: 14.8% Max: 72.3% Wtd Avg: 58.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
14.8 - 40.0	3	118,900,000	14.3
40.1 - 50.0	4	46,542,497	5.6
50.1 - 55.0	8	117,960,000	14.2
55.1 - 60.0	7	128,996,759	15.5
60.1 - 65.0	15	346,852,500	41.8
65.1 - 67.1	3	71,250,000	8.6
Total:	40	$830,501,755	100.0%
Min: 14.8% Max: 67.1% Wtd Avg: 56.0%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.37 - 1.40	1	11,200,000	1.3
1.41 - 1.60	4	44,985,000	5.4
1.61 - 1.80	2	20,000,000	2.4
1.81 - 2.00	8	216,126,759	26.0
2.01 - 2.20	7	124,609,997	15.0
2.21 - 11.28	18	413,580,000	49.8
Total:	40	$830,501,755	100.0%
Min: 1.37x Max: 11.28x Wtd Avg: 2.94x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.3 - 9.0	13	343,257,500	41.3
9.1 - 10.0	7	103,195,000	12.4
10.1 - 11.0	6	99,200,000	11.9
11.1 - 12.0	7	105,906,759	12.8
12.1 - 13.0	2	62,200,000	7.5
13.1 - 14.0	2	29,200,000	3.5
14.1 - 33.9	3	87,542,497	10.5
Total:	40	$830,501,755	100.0%
Min: 7.3% Max: 33.9% Wtd Avg: 11.7%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

LAS VEGAS
Las Vegas Strip
Downtown Las Vegas 4 miles
Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
Fountains at Bellagio
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGATE
WESTGATE LAS VEGAS
Las Vegas Convention Center
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
Silver City Plaza
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
ENCORE LAS VEGAS
L.V. CONV. CENTER
Fashion Show Mall
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Spring Mtn Rd.
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Sands Ave.
MARDI GRAS HOTEL & CASINO
LAS VEGAS MONORAIL
E. Twain Ave.
Twain Ave.
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
Rio Pavilion Conference Center
The Forum Shops at Caesars
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
GOLD COAST
Valley View Blvd.
Las Vegas Freeway
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
The Meridian Luxury Condos
W. Flamingo Rd.
THE CROMWELL
WESTIN
Flamingo Rd.
PALMS CASINO RESORT
592
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
CLARK COUNTY
PARIS LAS VEGAS
BALLY'S/PARIS
Miracle Mile Shops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Industrial Rd.
Frank Sinatra Dr.
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/Bud Light)
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
David Copperfield Theatre
Las Vegas Blvd. South
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
15
Hollywood Car Museum
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
LUXOR
Giles St.
McCarran International Airport
Mandalay Place
Hacienda Ave.
Allegiant Stadium (Opens mid-2020)
Mandalay Bay Theatre
MANDALAY BAY
NORTH LAS VEGAS
SPRING MTS.
Summerlin
Sunrise Manor
Downtown
MUDDY MTS.
Winchester
Strip
CLARK COUNTY
Enterprise
HENDERSON

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Bellagio Hotel and Casino

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	AA+(sf)/BBB-sf/AA(sf)			Location:	Las Vegas, NV 89109
Original Balance(1):	$65,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1997/2019
Sponsor:	BREIT Operating Partnership L.P.			Size(5):	3,933 rooms
Guarantor:	BREIT Operating Partnership L.P.			Cut-off Date Balance per Room(1):	$426,189
Mortgage Rate(2):	3.170153%			Maturity Date Balance per Room(1):	$426,189
Note Date:	11/15/2019			Property Manager:	Tenant-managed
First Payment Date:	1/5/2020
Maturity Date:	12/5/2029			Underwriting and Financial Information(7)
Original Term to Maturity:	120 months			UW NOI:	$474,065,315
Original Amortization Term:	0 months			UW NOI Debt Yield(1)(7):	28.3%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1)(7):	28.3%
Seasoning:	2 months			UW NCF DSCR(1)(7):	8.42x
Prepayment Provisions(3):	YM0.5 (26); DEF/YM0.5 (87); O (7)			Most Recent NOI:	$474,065,315 (9/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$489,866,042 (12/31/2018)
Additional Debt Type(1):	Pari Passu/Subordinate			3rd Most Recent NOI:	$505,736,234 (12/31/2017)
Additional Debt Balance(1):	$1,611,200,000/$1,333,800,000			Most Recent Occupancy(5):	94.8% (9/30/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent Occupancy(5):	94.9% (12/31/2018)
Reserves(4)				3rd Most Recent Occupancy(5):	92.9% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$4,260,000,000 (10/16/2019)
RE Taxes:	$0	Springing	N/A	Appraised Value per Room:	$1,083,143
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	39.3%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	39.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,676,200,000	39.3%	Purchase Price:	$4,250,000,000	99.8%
Subordinate Loan Amount:	$1,333,800,000	31.3%	Closing Costs:	$10,591,035	0.2%
Borrower Equity(8):	$1,250,591,035	29.4%
Total Sources:	$4,260,591,035	100.0%	Total Uses:	$4,260,591,035	100.0%

(1)	The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”), six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Bellagio Hotel and Casino Senior Loan. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Bellagio Hotel and Casino Whole Loan are $765,319, $765,319, 4.24x/4.06x, 15.7%/15.1%, 15.7%/15.1%, 70.7% and 70.7%, respectively. The Bellagio Hotel and Casino Whole Loan was co-originated by MSBNA, JPMCB and CREFI (all as defined below).

(2)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(3)	The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the greater of 0.5% of the amount prepaid and the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Size and Occupancy are based solely on the hotel at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(6)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “As-Is Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”), which includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below). The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value are 46.3% and 46.3%, respectively, based on the Bellagio Hotel and Casino Whole Loan and 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan.

(7)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and debt service coverage ratio, debt yield and debt yield at maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1%, respectively.

(8)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Mortgage Loan. The largest mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a hotel in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio” or “Property”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Loan, comprised of 24 senior notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Note A-1-C3, in the original principal balance of $65,000,000, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the MSC 2020-L4 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans”), the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans evidenced by Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party purchaser. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $435,000,000, are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Bellagio Hotel and Casino Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party purchaser	No
A-1-C2, A-1-C4, A-1-C5	$135,000,000	$135,000,000	MSBNA	No
A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25(2)	No
A-2-C1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
A-2-C2, A-2-C3, A-2-C4, A-2-C5	$100,000,000	$100,000,000	CREFI	No
A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$150,000,000	$150,000,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No(3)
B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party purchaser	No(3)
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(3)
Total	$3,010,000,000	$3,010,000,000

(1)	Note A-1-S1 is the controlling note.

(2)	Expected to be contributed to such securitization upon the closing date of such securitization.

(3)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Borrower and the Borrower Sponsors. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio since 2010, including approximately $165 million on rooms renovations (approximately $42,000 per key). In 2011-2012 the Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

(1) Information provided by the borrower sponsor.

Market Overview. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

Source: Las Vegas marketing organizational website.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)
	2016	2017	2018	TTM 9/30/2019	UW	UW per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340
F&B Revenue	$347,665,102	$341,830,126	$334,447,851	$333,149,122	$333,149,122	$84,706
Gaming	$439,662,976	$435,933,726	$422,862,787	$399,769,284	$399,769,284	$101,645
Entertainment	$121,953,371	$119,207,719	$120,427,525	$121,762,603	$121,762,603	$30,959
Other Revenue(2)	$91,179,322	$100,540,676	$111,236,871	$111,541,617	$111,541,617	$28,360
Total Revenue	1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011

Room Expense	$105,289,765	$107,330,702	$111,385,859	$111,344,926	$111,344,926	$28,310
F&B Expense	$266,202,142	$258,789,184	$257,609,113	$256,340,473	$256,340,473	$65,177
Other Department Expenses(2)	$335,693,118	$322,639,400	$332,481,659	$330,066,360	$330,066,360	$83,922
Total Department Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410
Gross Operating Inc.	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602

Total Undistributed Expenses	$128,812,269	$127,583,150	$128,495,099	$128,324,048	$128,324,048	$32,628
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974

Management Fee	$26,957,472	$24,326,134	$26,005,109	$26,682,737	$26,682,737	$6,784

Taxes	$17,112,907	$16,070,971	$18,230,324	$17,763,857	$17,763,857	$4,517
Insurance	$3,248,444	$3,094,994	$3,762,062	$4,474,748	$4,474,748	$1,138
Total Fixed Charges	$20,361,351	$19,165,965	$21,992,386	$22,238,605	$22,238,605	$5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535
FF&E	$0	$0	$0	$0	$20,235,937	$5,145
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390

NOI DSCR(3)	8.92x	9.39x	9.09x	8.80x	8.80x
NCF DSCR(1)(3)	8.92x	9.39x	9.09x	8.80x	8.42x
NOI Debt Yield(1)(3)	28.7%	30.2%	29.2%	28.3%	28.3%
NCF Debt Yield(3)	28.7%	30.2%	29.2%	28.3%	27.1%

(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and the debt service coverage ratio and the debt yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1%, respectively.

(2)	Other Revenue and Other Department Expenses include retail and other operations.

(3)	Based off of the Bellagio Hotel and Casino Senior Loan, and excludes the Bellagio Hotel and Casino Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Recurring Replacements – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if the Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA (as defined below) plus, without duplication, any Bellagio Lease rent reflected in Net Income (as defined below), and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines (as defined below).

“EBITDA” means for any test period and with respect to any Person (as defined below) or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

(n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account within one business day of receipt.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion. “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) amounts for voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a DSCR Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs of emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (x) a monetary event of default, (y) a Priority Payment Cessation Event, and (z) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

Additional Secured Indebtedness (not including trade debts). In addition to the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Property also secures the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,611,200,000, and the Bellagio Hotel and Casino Subordinate Companion Loans (which are comprised of the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000, and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000). The Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and the Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Mortgage Loan. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum. The Bellagio Hotel and Casino Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans. The Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans are generally senior to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes, and the Bellagio Hotel and Casino Junior A Notes are generally senior to the Bellagio Hotel and Casino Junior B Notes. The holders of the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Bellagio Hotel and Casino Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Bellagio Hotel and Casino Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cutoff Date LTV
Bellagio Hotel and Casino Subordinate Companion Loan	$1,333,800,000	(1)	120	0	120	4.06x	15.7%	70.7%

(1)	The Bellagio Hotel and Casino Subordinate Companion Loan is comprised of the Bellagio Hotel and Casino Junior A Notes, which accrue interest at the rate of 3.170153% per annum, and the Bellagio Hotel and Casino Junior B Notes, which accrue interest at the rate of 5.350000% per annum.
(2)	Based on the master lease annual rent of $245,000,000, Total Debt debt service coverage ratio is 2.19x and Total Debt debt yield is 8.1%.

Mezzanine Loan and Preferred Equity. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Release of Property. Not permitted.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option or on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$65,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers is required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Floor	Tenant	SF / Expiration
22	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
21	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
20	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
19	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
18	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
17	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
16	Verisk Analytics (Insurance Services Office, Inc.)	39,419 SF 12/2033
15	Verisk Analytics (Insurance Services Office, Inc.)	38,361 SF 12/2033
14	Verisk Analytics (Insurance Services Office, Inc.)	38,361 SF 12/2033
12	JPMorgan Chase Bank	38,736 SF 10/2032
11	Vacant	38,736 SF
10	HSBC Technology & Services (USA)	38,736 SF 2/2021
9	HSBC Technology & Services (USA)	38,736 SF 2/2021
8	VF Sportswear	42,643 SF 2/2025
7	JPMorgan Chase Bank	38,736 SF 10/2032
6	JPMorgan Chase Bank	38,736 SF 10/2032
5	JPMorgan Chase Bank	38,736 SF 10/2032
4	JPMorgan Chase Bank	66,963 SF 10/2032
3	JPMorgan Chase Bank	38,736 SF 10/2032
2	JPMorgan Chase Bank	63,162 SF 10/2032
G	Santander Bank, N.A.	425 SF 9/2021
G	Eathen Grill Inc.	2,570 SF 1/2027
G	Newport Restaurant Group (Dorrian's)	4,760 SF 4/2032
G	Verisk Analytics (Insurance Services Office, Inc.)	510 SF 12/2033
G	CRM Restaurant (Cosi)	2,935 SF 12/2027
G	JPMorgan Chase Bank	10,000 SF 10/2032
G	JPMorgan Chase Bank	10,000 SF 10/2032
G	Tobmar International Inc.	595 SF 1/2022

Vacant | Building | 2020 – 2021 | 2022 – 2023 | 2024 – 2025 | 2026+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

545 Washington Boulevard
545 Washington Boulevard
Jersey City, NJ 07310
Weehawken
Lincoln Tunnel
Union City
Hoboken
Stevens Institute of Technology
Hoboken Public Library
DeBaun Auditorium
Sinatra Park Amphitheater
Hoboken Univ. Medical Center
Downtown Hoboken
Hoboken City Hall
Newport
Newport Tower
Newport Centre
480 Washington Blvd.
The Westin Jersey City Newport
Harborside Towers
Harborside Plaza
Hyatt Regency Jersey City
Merrill Lynch Building
77 Hudson Street
30 Hudson Street
70 Greene St.
Museum of Russian Art
Portside Towers
Liberty Towers
Holland Tunnel
PATH
NJ TRANSIT
HBLR
Journal Square
Hudson County Community College
St. Peter's University
HUDSON COUNTY
Newark Liberty Intl. Airport 8 miles
JERSEY CITY
Historic Downtown
Downtown
Jersey City Medical Center
NJ Turnpike
NJ Turnpike Ext.
Liberty State Park
Liberty National Golf Course
Ellis Island
Ellis Island Immigration Museum
Liberty Island
Statue of Liberty
Upper New York Bay
Hudson River
NEW JERSEY
NEW YORK
MANHATTAN
Chelsea
Greenwich Village
SoHo
Tribeca
New York University
Borough of Manhattan Comm. College
1 World Trade Center
9/11 Memorial
Battery Park City
Financial District
NY Stock Exchange
FDR Drive
Brooklyn Battery Tunnel
Governor's Island
Brooklyn Heights
BROOKLYN
Port Authority-West 30th Street Midtown Heliport
Jacob Javits Convention Center
HUDSON YARDS
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
HIGH LINE
PATERSON
YONKERS
BRONX
NEWARK
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – 545 Washington Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Jersey City, NJ 07310
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2001/N/A
Borrower Sponsors:	HGI Opportunity Fund XIII, LP; HGGP			Size:	866,706 SF
	Capital XIV, LP			Cut-off Date Balance Per SF(1):	$290
Guarantors(2):	Various			Maturity Date Balance Per SF(1):	$290
Mortgage Rate:	3.4050%			Property Manager:	Harbor Group Management Co.,
Note Date:	1/6/2020				LLC (borrower-related)
First Payment Date:	3/5/2020
Maturity Date:	2/5/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$22,265,395
IO Period:	120 months			UW NOI Debt Yield(1):	8.8%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1):	8.8%
Prepayment Provisions(3):	LO (24); DEF (89); O (7)			UW NCF DSCR(1):	2.50x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$20,411,841 (11/30/2019 TTM)
Additional Debt Type(1)(4):	Pari Passu			2nd Most Recent NOI:	$21,825,858 (12/31/2018)
Additional Debt Balance(1)(4):	$191,606,250			3rd Most Recent NOI:	$19,827,872 (12/31/2017)
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			Most Recent Occupancy:	95.5% (8/1/2019)
Reserves(6)				2nd Most Recent Occupancy:	95.5% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	95.5% (12/31/2017)
RE Tax:	$881,651	Springing	N/A	Appraised Value (as of):	$410,000,000 (10/16/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$473
Replacement Reserve:	$0	$10,834	N/A	Cut-off Date LTV Ratio(1):	61.4%
TI/LC:	$0	$72,226	$1,500,000	Maturity Date LTV Ratio(1):	61.4%
Existing TI/LC Obligations Reserve:	$4,840,935	$0	N/A
Rent Concession Reserve:	$21,201,910	$0	N/A
Major Tenant Rollover Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$251,606,250	62.1%	Purchase Price:	$372,750,000	92.0%
Borrower Equity:	$153,568,618	37.9%	Reserves:	$26,924,496	6.6%
			Closing Costs:	$5,500,372	1.4%
Total Sources:	$405,174,868	100.0%	Total Uses:	$405,174,868	100.0%

(1)	The 545 Washington Boulevard Mortgage Loan (as defined below) is a part of the 545 Washington Boulevard Whole Loan (as defined below) with an original aggregate principal balance of $251,606,250. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 545 Washington Boulevard Whole Loan. The 545 Washington Boulevard Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), an affiliate of MSMCH, and Barclays Capital Real Estate Inc. (“Barclays”) on January 6, 2020.
(2)	See “The Borrowers and the Borrower Sponsors” below for further discussion.
(3)	Defeasance of the 545 Washington Boulevard Whole Loan is permitted at any time after the earlier of (i) September 5, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 545 Washington Boulevard Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in February 2020.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.
(5)	See “Subordinate and Mezzanine Indebtedness” for further discussion of permitted mezzanine debt.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “545 Washington Boulevard Mortgage Loan”) is part of a whole loan (the “545 Washington Boulevard Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $251,606,250. The 545 Washington Boulevard Whole Loan is secured by a first priority fee and leasehold mortgage on an 866,706 square foot office tower located in Jersey City, New Jersey (the “545 Washington Boulevard Property”). The 545 Washington Boulevard Whole Loan was co-originated by MSBNA and Barclays. The 545 Washington Boulevard Mortgage Loan is evidenced by the non-controlling Note A-2 in the original principal amount of $60,000,000. The controlling Note A-1 in the original principal amount of $81,285,000 is expected to be contributed to the BANK 2020-BNK25 securitization transaction and the non-controlling Notes A-3 and A-4 are in the original principal amounts of $60,000,000 and $50,321,250, respectively, and are expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The 545 Washington Boulevard Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK25 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Interest
A-1	$81,285,000	$81,285,000	BANK 2020-BNK25(1)	Yes
A-2	$60,000,000	$60,000,000	MSC 2020-L4	No
A-3	$60,000,000	$60,000,000	MSBNA	No
A-4	$50,321,250	$50,321,250	BBCMS 2020-C6(1)	No
Total	$251,606,250	$251,606,250

(1)	Anticipated to be contributed on the closing date of such securitization.

The Borrowers and the Borrower Sponsors. The borrower for the 545 Washington Boulevard Whole Loan is comprised of 18 tenant-in-common co-borrowers which collectively own both fee and leasehold interests in the 545 Washington Boulevard Property with (a) one such borrower owning approximately 75% of the fee interests, another owning approximately 12% of the fee interests and no other borrower owning more than approximately 5% of the fee interests (collectively, the “Fee Borrowers”), and (b) one such borrower owning approximately 75% of the leasehold interests, another owning approximately 12% of the leasehold interests, and no other borrower owning more than approximately 5% of the leasehold interests (collectively, the “Leasehold Borrowers”, and together with the Fee Borrowers, the “545 Washington Boulevard Borrowers”), each either a single purpose Delaware limited liability company or limited partnership and each with one independent director in its organizational structure. Legal counsel to the 545 Washington Boulevard Borrowers delivered a non-consolidation opinion in connection with the origination of the 545 Washington Boulevard Whole Loan. The borrower sponsors are HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP, each of which is controlled by principals of Harbor Group International (“HGI”), a global real estate investment and management firm. HGI invests in and manages diversified property portfolios including office, retail, and multifamily properties. Currently, HGI owns and manages 33,000 multifamily units, and 3.6 million SF of commercial real estate. HGI has over 34 years of experience in the industry and over 750 employees worldwide. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, each a Virginia limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership. The non-recourse carveout guarantors are affiliates of the borrower sponsors.

The Property. The 545 Washington Boulevard Property consists of a 22-story office building, totaling 866,706 SF, on an approximately 2.7-acre site in Jersey City, New Jersey. Of the total 866,706 square foot rentable area, 11,285 SF is ground floor retail space leased to Santander Bank, N.A., Eathen Grill Inc., Dorrian’s, Cosi and Tobmar International Inc. The 545 Washington Boulevard Property was originally built in 2001. The 545 Washington Boulevard Property was 95.5% leased as of August 1, 2019 to nine tenants. The two largest tenants, Insurance Services Office, Inc. (a subsidiary of Verisk Analytics) (“ISO”) (40.7% of net rentable area) and JPMorgan Chase Bank (39.7% of net rentable area), comprise 80.4% of net rentable area and 82.8% of base rent and have leases extending through 2032 or beyond.

The 545 Washington Boulevard Property has a surface parking lot at the rear of the property that can accommodate up to 15 cars and is reserved for ISO executive parking. There is an irrevocable, perpetual parking easement in place pursuant to which the 545 Washington Boulevard Borrowers and all future owners of the improvements have the right to use 739 parking spaces in the parking garage located at 561 Washington Boulevard (the “North Garage”). Pursuant to a partnership (the “Garage Partnership”) between, among other parties, the owner of the North Garage and 545 Washington Parking Garage, LP, an affiliate of the 545 Washington Boulevard Borrowers (the “Garage Affiliate”), certain additional income generated from transient parking operations at the North Garage is additional collateral for the 545 Washington Boulevard Whole Loan. The Garage Affiliate’s 26.7752% interest in the Garage Partnership has been pledged as collateral for the 545 Washington Boulevard Whole Loan. Income from the parking garage represents only 5.5% of underwritten effective gross income. JPMorgan Chase Bank is entitled to use 343 spaces at the North Garage pursuant to its lease, ISO is entitled to use at least 348 spaces at the North Garage pursuant to its lease, and various other tenants are also entitled to use spaces at the North Garage, in each case, subject to the terms of each respective lease, for a total of 765 parking spaces at the North Garage; i.e. an overage of 26 spaces. There is an additional parking easement in place pursuant to which the 545 Washington Boulevard Borrowers and all future owners of the improvements have the right, for a period of 25 years from the origination date, to park up to 128 cars, on a non-exclusive basis, in an adjacent garage at 90 Town Square Place.

Major Tenants.

ISO (352,765 SF, 40.7% of NRA, 42.0% of underwritten base rent). ISO has been a tenant at the 545 Washington Boulevard Property since the building was constructed and extended its lease in 2014. ISO has a lease expiration of December 31, 2033 with one, 10-year renewal option followed by two, 5-year renewal options remaining. ISO is a subsidiary of Verisk Analytics. Verisk Analytics provides data analytics solutions in the United States and internationally, offering predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting, and various other fields. ISO serves insurers, reinsurers, agents and brokers, insurance regulators, risk managers, and other participants in the property and casualty insurance marketplace. ISO has the option to lease: (i) an entire floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable SF and located between the 3rd and 11th floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable SF and located between the 3rd and 11th floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that ISO waives its option on the third option space, ISO has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). In the event that ISO exercises its option to terminate a floor, it is required to make a payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space.

JPMorgan Chase Bank (343,805 SF, 39.7% of NRA, 40.9% of underwritten base rent). JPMorgan Chase Bank has been a tenant at the 545 Washington Boulevard Property since 2016 and has a lease expiration of October 31, 2032 with two, 5-year renewal options remaining. At loan closing, $21,201,910 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024. JPMorgan Chase & Co. operates as a financial services company

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

worldwide. It operates through four segments: Consumer & Community Banking (CCB), Corporate & Investment Bank (CIB), Commercial Banking (CB), and Asset & Wealth Management (AWM). The company also provides ATMs, digital covering online and mobile, and telephone banking services. JPMorgan Chase & Co. was founded in 1799 and is headquartered in New York, New York.

HSBC Technology & Services (USA) (77,472 SF, 8.9% of NRA, 11.2% of underwritten base rent). HSBC Technology & Services (USA) (“HSBC”) has been a tenant at the 545 Washington Boulevard Property since 2009 and has a lease expiration of February 28, 2021 with one 5-year renewal option remaining. HSBC serves small enterprises, government, and corporate and institutional clients, as well as high net worth individuals and families. The company was founded in 1865 and is headquartered in London with 30,437 employees.

The following table presents a summary regarding the major tenants at the 545 Washington Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ /Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						App. % of Total Annual UW Rent	Term. Option	Renewal Options	Lease Expiration
ISO(3)	BBB+/Baa2/BBB	352,765	40.7%	$11,288,480	$32.00	42.0%	Y	Various	12/31/2033
JPMorgan Chase Bank(4)	AA-/A2/A-	343,805	39.7%	$11,001,760	$32.00	40.9%	N	2 x 5 year	10/31/2032
HSBC	A+/A2/A	77,472	8.9%	$3,021,408	$39.00	11.2%	N	1 x 5 year	2/28/2021
Subtotal/Wtd. Avg.		774,042	89.3%	$25,311,648	$32.70	94.1%

Other Tenants		53,928	6.2%	$1,594,829	$29.57	5.9%
Vacant Space		38,736	4.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		866,706	100.0%	$26,906,477	$32.50	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)

ISO has the option to lease: (i) an entire floor containing 38,736 rentable SF and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable SF and located between the 3rd and 11th floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable SF and located between the 3rd and 11th floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that ISO waives its option on the third option space, ISO has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by Verisk Analytics between January 2, 2025 and December 31, 2025). ISO is required to make a payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space. ISO has one, 10-year renewal option followed by two, 5-year renewal options remaining

(4)	At loan closing, $21,201,910 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the monthly payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024.

The following table presents certain information relating to the lease rollover at the 545 Washington Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	77,897	$39.20	9.0%	9.0%	$3,053,542	11.3%	11.3%
2022	1	595	$60.00	0.1%	9.1%	$35,700	0.1%	11.5%
2023	0	0	$0.00	0.0%	9.1%	$0	0.0%	11.5%
2024	0	0	$0.00	0.0%	9.1%	$0	0.0%	11.5%
2025	1	42,643	$25.00	4.9%	14.0%	$1,066,075	4.0%	15.4%
2026	0	0	$0.00	0.0%	14.0%	$0	0.0%	15.4%
2027	2	5,505	$48.33	0.6%	14.6%	$266,046	1.0%	16.4%
2028	0	0	$0.00	0.0%	14.6%	$0	0.0%	16.4%
2029	0	0	$0.00	0.0%	14.6%	$0	0.0%	16.4%
2030	0	0	$0.00	0.0%	14.6%	$0	0.0%	16.4%
2031 & Beyond	3	701,330	$32.06	80.9%	95.5%	$22,485,114	83.6%	100.0%
Vacant	0	38,736	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	9	866,706	$32.50	100.0%		$26,906,477	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

The Market. The 545 Washington Boulevard Property is located within Jersey City, New Jersey. The 545 Washington Boulevard Property is located along the Hudson River waterfront. Jersey City is the largest city in Hudson County and the second largest in the state, containing approximately 19.2-square miles. The major driver of demand for office space for this immediate area is its accessibility to the highway system, as well as its proximity to New York City, Jersey City waterfront, and access to public transportation. Primary access to the 545 Washington Boulevard Property is provided by the ferry, bus, PATH and light rail, as well as via major highways. The area is within a maximum 20-minute commute (depending on mode of transportation) from Manhattan, and within a maximum 5 to 15 minutes of New Jersey’s main employment centers of Jersey City and Newark. Primary employers/employment centers consist of numerous office tenants which include financial service and service-oriented firms, such as Goldman Sachs, First Chicago and Tullet Prebon. Local businesses, Newark International Airport, and the ports of Newark and Elizabeth are also major employers in the area. Major retail employers include 1.16 million square foot Newport Centre and 300,000 SF Hudson Mall. According to the appraisal, as of the second quarter of 2019, the Northern New Jersey market had an inventory of approximately 105.5 million SF, overall vacancy in the market of approximately 21.3% and direct asking rent of $30.02. The estimated 2018 population within a 0.5-, one- and three- mile radius is 27,478, 84,973 and 745,146, respectively. According to the appraisal, the estimated 2018 median household income within a 0.5-, one- and three- mile radius is $152,575, $129,094 and $96,836, respectively. According to the appraisal, as of the second quarter of 2019, the Hudson Waterfront submarket had an inventory of approximately 17.8 million SF, overall vacancy in the submarket of approximately 13.1% and direct asking rent of $45.45 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 545 Washington Boulevard Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$40.00	120	Gross + Tenant Electric (“Gross + TE”)	2.5% per annum
Retail	$50.00	120	Pro rata of Real Estate Taxes	2.5% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the 545 Washington Boulevard Property identified by the appraisal:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
545 Washington Boulevard Jersey City, NJ	Sept-2019	866,706(2)	95.5%(2)	$372,750,000	$430.08
Newport Office Center VI Jersey City, NJ	Mar-2019	395,050	99.0%	$170,000,000	$430.33
One Newark Center Newark, NJ	Nov-2017	423,028	91.0%	$93,900,000	$221.97
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
Two Riverfront Center Newark, NJ	Dec-2016	337,543	100.0%	$165,000,000	$488.83
Waterfront Corporate Center I Hoboken, NJ	Jun-2016	521,215	100.0%	$235,000,000	$450.87

(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll.

The following table presents certain information relating to seven comparable leases to those at the 545 Washington Boulevard Property:

Comparable Leases(1)
Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Reimbursements
70 Hudson Street 70 Hudson Street Jersey City, NJ	2001	431,438	Gucci Federal Home Loan Fidessa Corporation	51,824 51,824 78,000	Mar. 2019 Jan. 2018 Mar. 2017	$46.00 $43.00 $41.00	Gross + TE Gross + TE Gross + TE
200 Hudson Street 200 Hudson Street Jersey City, NJ	1930	900,000	E*Trade	132,000	Dec. 2018	$40.00	Gross + TE
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990	1,091,469	Pearl Capital Partners	13,250	Jul. 2018	$38.50	Gross + TE
Exchange Place 10 Exchange Place Jersey City, NJ	1988	731,445	NYSA ILA Pension Trust Appleagle, Inc.	17,840 12,960	Nov. 2017 Mar. 2017	$39.50 $39.00	Gross + TE Gross + TE

(1)	Information obtained from the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 545 Washington Boulevard Property:

Cash Flow Analysis
	2017	2018	11/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$25,997,762	$25,521,204	$26,044,146	$28,227,253	$32.57
Total Recoveries	$3,207,532	$2,532,145	$2,502,662	$2,467,803	$2.85
Other Income(2)	$5,818,330	$8,294,434	$5,571,786	$3,854,453	$4.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Effective Gross Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	$39.86

Real Estate Taxes	$3,674,396	$3,359,991	$3,202,185	$3,096,752	$3.57
Insurance	$623,840	$617,352	$685,946	$666,023	$0.77
Other Expenses	$10,897,517	$10,544,581	$9,818,623	$8,521,339	$9.83
Total Expenses(3)	$15,195,753	$14,521,925	$13,706,753	$12,284,114	$14.17

Net Operating Income	$19,827,872	$21,825,858	$20,411,841	$22,265,395	$25.69
Capital Expenditures	$0	$0	$0	$173,341	$0.20
TI/LC	$0	$0	$0	$408,579	$0.47
Net Cash Flow	$19,827,872	$21,825,858	$20,411,841	$ 21,683,475	$25.02

Occupancy %(4)	95.5%	95.5%	95.5%	100.0%
NOI DSCR(5)	2.28x	2.51x	2.35x	2.56x
NCF DSCR(5)	2.28x	2.51x	2.35x	2.50x
NOI Debt Yield(5)	7.9%	8.7%	8.1%	8.8%
NCF Debt Yield(5)	7.9%	8.7%	8.1%	8.6%

(1)	UW Gross Potential Rent includes rent steps of $128,894 through December 31, 2020 and IG Rent Steps of $1,191,882, which represents the average rent payable during the loan term for the investment grade tenants, which include JPMorgan Chase Bank, ISO, Santander Bank and VF Sportswear.
(2)	Other Income is comprised of commercial revenue, sundry income, parking and telecom.
(3)	The decrease from 11/30/2019 TTM to UW Total Expenses is due to the ground lease expenses being excluded from the underwriting as the 545 Washington Boulevard Borrowers are pledging both fee and leasehold interest as collateral, both of which are owned by the 545 Washington Boulevard Borrowers.
(4)	The underwritten economic vacancy is 0.0%. The 545 Washington Boulevard Property is 95.5% occupied as of August 1, 2019.
(5)	The debt service coverage ratios and debt yields shown are based on the 545 Washington Boulevard Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $881,651 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the annual real estate taxes that the lender estimates will be payable during the next 12 months. However, such monthly deposits are waived if (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all taxes then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after their due date).

Insurance – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums. However, such monthly deposits are waived if either: (a) (i) the 545 Washington Boulevard Borrowers maintain a blanket or umbrella policy approved by the lender in its reasonable discretion and (ii) the 545 Washington Boulevard Borrowers provide the lender with evidence of renewal of such policies at least 10 days prior to the expiration dates of the policies and provide paid receipts for the payment of the insurance premiums by no later than 30 days after such insurance premiums are due and payable or (b) (i) no Cash Sweep Event Period has occurred and is continuing and (ii) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all insurance premiums then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after the date such insurance premiums are due and payable).

Replacement Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a capital expenditure reserve of approximately $10,834.

TI/LC Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a rollover reserve of approximately $72,226 for tenant improvements and leasing commissions, provided that the 545 Washington Boulevard Borrowers are not required to make such monthly deposits as long as the funds on deposit in the rollover reserve are equal to or greater than $1,500,000.

Existing TI/LC Obligations – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $4,840,935 for outstanding unfunded tenant improvements and/or leasing commissions, including approximately $3,030,603 for ISO and $1,810,332 for JPMorgan Chase Bank.

Rent Concession Reserve – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $21,201,910 for free rent under the JPMorgan Chase Bank lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Major Tenant Rollover Reserve – The 545 Washington Boulevard Whole Loan documents provide for springing monthly deposits of approximately $144,451 following the occurrence of a Major Tenant Rollover Reserve Trigger (as defined below). “Major Tenant Rollover Reserve Trigger” means the earlier to occur of the following: (i) JPMorgan Chase Bank failing to satisfy the Credit Rating Condition (as defined below), (ii) Verisk Analytics failing to satisfy the Credit Rating Condition or (iii) ISO failing to be a wholly-owned subsidiary of Verisk Analytics or a successor parent to ISO which satisfies the Credit Rating Condition and wholly owns ISO. “Credit Rating Condition” means, as to any entity, a condition which is satisfied to the extent that, as of the applicable determination, such entity maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Lockbox and Cash Management. The 545 Washington Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the 545 Washington Boulevard Borrowers are required to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the 545 Washington Boulevard Borrowers or property manager receive any rents, it is required to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 545 Washington Boulevard Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 545 Washington Boulevard Whole Loan, (iii) to make deposits into the replacement, TI/LC and major tenant rollover reserves (if any are then required), as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary operating or capital expenses approved by the lender, (v) if Mezzanine Debt (as defined below) is then outstanding, to pay Mezzanine Debt debt service, and (vi) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 545 Washington Boulevard Whole Loan during the continuance of the Cash Sweep Event Period (from which operating expenses may be disbursed, if permitted by the lender in its sole discretion). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the 545 Washington Boulevard Borrowers.

A “Cash Sweep Event Period” means a period:

(a) commencing upon an event of default under the 545 Washington Boulevard Whole Loan and ending upon the cure (if applicable) of the event of default;

(b) commencing upon the debt service coverage ratio (assuming a 30 year amortization schedule) falling below 1.20x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the debt service coverage ratio (assuming a 30 year amortization schedule) being at least 1.25x for the immediately preceding two consecutive calendar quarters (a “DSCR Cure”);

(c) commencing upon a bankruptcy or similar insolvency of a Major Tenant (as defined below) and ending upon receipt by the lender of reasonably acceptable evidence (including, without limitation, a reasonably acceptable tenant estoppel certificate (an “Acceptable Tenant Estoppel Certificate”) that one of the following has occurred: (i) the Major Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction and/or is in actual physical occupancy of its space, operating during customary business hours and paying full rent, or (ii) at least 50% of the Major Tenant’s space has been re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which leases are reasonably acceptable to the lender and which tenants are in occupancy, open for business during customary hours and paying full rent (a “Major Tenant Space Re-Let”); or

(d) commencing upon a Major Tenant has, for 50% or more of such Major Tenant’s space, “gone dark”, vacated its space, or not opened for business during customary hours in its space (excluding temporary closures in connection with renovations in accordance with the 545 Washington Boulevard Whole Loan documents not exceeding 12 months or certain permitted transitions in occupancy of administrative employees) and ending upon receipt by the lender of reasonably acceptable evidence (including, without limitation, an Acceptable Tenant Estoppel Certificate), that either (i) such Major Tenant is in occupancy of, and open for business during customary hours in its space and paying full rent, or (ii) a Major Tenant Space Re-Let has occurred.

A “Major Tenant” means each of (i) JPMorgan Chase Bank, (ii) ISO and (iii) any other lessee(s) under a lease which (together with any other leases for such tenant or its affiliates) exceeds 135,000 SF and any guarantors of such leases.

The 545 Washington Boulevard Borrowers may avoid a Cash Sweep Event Period based on a DSCR Event by prepaying a portion of the 545 Washington Boulevard Whole Loan, without payment of any prepayment fee or yield maintenance premium, in an amount sufficient to achieve a DSCR Cure or by depositing with the lender a letter of credit meeting the requirements of the 545 Washington Boulevard Whole Loan documents in an amount that, if applied to reduce the outstanding principal balance of the 545 Washington Boulevard Whole Loan, would cause the debt service coverage ratio to be equal to or greater than required to achieve a DSCR Cure.

Release of Property. Not permitted.

Subordinate and Mezzanine Indebtedness. The holder of 100% of the equity interests in the 545 Washington Boulevard Borrowers (the “Mezzanine Borrower”) has a one-time right to obtain (i) a mezzanine loan from a third-party lender secured by a pledge of 100% of such Mezzanine Borrower’s direct or indirect equity interests in the 545 Washington Boulevard Borrowers, or (ii) a preferred equity investment (direct or indirect) in the 545 Washington Boulevard Borrowers (in the case of either (i) or (ii), the “Mezzanine Debt”), provided certain conditions are satisfied, including (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or less than 61.4% (based on an updated appraisal acceptable to the lender), (c) the aggregate debt service coverage ratio of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or greater than 2.50x, (d) the aggregate debt yield of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or greater than 8.6%, (e) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender, (f) if the lender requests, the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt, (g) the Mezzanine Debt is at least co-terminous with the 545 Washington Boulevard Whole Loan and (h) if the Mezzanine Debt

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

has a floating rate, the Mezzanine Borrower must purchase a cap with a strike price such that as of the origination date of the Mezzanine Loan, the debt service coverage ratio is not less than 2.50x.

Ground Lease. The 545 Washington Boulevard Property is comprised of both a fee interest and a leasehold interest under a 99-year ground lease expiring June 30, 2097. The Fee Borrowers own the fee interest, the Leasehold Borrowers own the leasehold interest and both the fee and leasehold interest are collateral for the 545 Washington Boulevard Whole Loan. For purposes of the Preliminary Prospectus, the 545 Washington Boulevard Property has been treated as a fee interest.

Letter of Credit. None. However, a letter of credit may be posted to avoid a Cash Sweep Event Period as described under “Lockbox and Cash Management”.

Right of First Offer/Right of First Refusal. JPMorgan Chase has a right of first refusal to purchase the 545 Washington Boulevard Property pursuant to its lease. Pursuant to a subordination, non-disturbance and attornment agreement entered into at origination, such right does not apply to a foreclosure or deed-in-lieu thereof, but would apply to subsequent transfers.

Terrorism Insurance. The 545 Washington Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 545 Washington Boulevard Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 545 Washington Boulevard Property. The loan documents also require business income/loss insurance covering no less than the 24-month period commencing at the time of loss, together with a 12 month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

Royal Palm Place
194 Southeast 1st Avenue
Boca Raton, FL 33432
West Palm Beach
20 miles
Lake Ida Rd
Delray Beach Tennis Center
Atlantic Crossing
Atlantic Ave
Cornell Art Museum
DOWNTOWN DELRAY BEACH
Marketplace Delray
Delray Square
Hamlet Country Club
DELRAY BEACH
Lowson Blvd
Delray Beach
Linton Blvd
Delray Crossing
Delray Medical Center
PALM BEACH COUNTY
Congress Ave
Lindell Blvd
Bright Line
Federal Hwy
S. Ocean Blvd
Delaire Country Club
Boca Delray Golf and Country Club
TRI RAIL
NW 2nd Ave
Dixie Hwy
Highland Beach
Stonebridge Golf Course
St Andrews Country Club
Clint Moore Rd
Clint Moore Rd
Lyons Rd
Florida's Turnpike
Woodfield Country Club
Jog Rd
Broken Sound Club
Military Trail
BOCA RATON
Boca Teeca Golf Course
Intracoastal Waterway
Yamato Rd
Yamato Rd
Shoppes at Boca Greens
Hamptons at Boca Raton
Boca Raton
Boca Greens Country Club
NW 40th St
Research Park at Florida Atlantic Univ.
Lynn University
Boca Raton Airport
Palm Beach State College
Fifth Avenue Shoppes
Ocean Blvd
Boca Raton Mun. Golf Course
Boca West Country Club
Meridian Blvd
Florida Atlantic University
Shadowood Square
Mission Bay Plaza
Westwinds of Boca
Glades Rd
Town Center at Boca Raton
Glades Rd
Boca Raton Regional Hospital
DOWNTOWN BOCA RATON
Boca Center
Boca Woods Country Club
Boca Lago Country Club
Mizner Park
Garden Shops at Boca Raton
Boca Del Mar
Palmetto Park Rd
SW 6th St
W. Camino Real
Boca Raton Resort and Club
Boca Rio Golf Club
Sandalfoot Cove
Sandalfoot Cove Golf Course
Sandalfoot Square
Boca Pointe CC
Powerline Rd
Camino del Mar CC
SW 18th St
SW 12th Ave
SW 18th St
Royal Palm Country Club
Atlantic Ocean
Adios Golf Club
Deerfield Country Club
Deerfield Island Park
Parkland
Hillsboro Blvd
Deerfield Mall
DEERFIELD BEACH
BROWARD COUNTY
Deerfield Beach
SW 10th St
Sawgrass Expwy
Sawgrass Promenade
Coconut Creek
Wiles Rd
Green Rd
Hillsboro Beach
Tradewinds Park North
Crystal Lake Country Club
NE 3rd Ave
Promenade at Coconut Creek
North Broward Hospital
Lighthouse Point
Sample Rd
Festival Marketplace
POMPANO BEACH
Tradewinds Park South
Margate
Pompano Beach
West Palm Beach
13 miles
Lake Okeechobee
West Palm Beach
Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FT. LAUDERDALE
Weston
Pembroke Pines
Hollywood
North Miami Beach
Hialeah
MIAMI
Miami Beach
Coral Gables
THE EVERGLADES
Everglades Pkwy
Gulf of Mexico
Atlantic Ocean
Homestead
Florida City
Clewiston
La Belle

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Royal Palm Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Boca Raton, FL 33432
Original Balance(1):		$60,000,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$60,000,000		Detailed Property Type(6):	Multifamily/Retail/Office
% of Initial Pool Balance:		7.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1967, 2005/N/A
Sponsors:		James H. Batmasian; Marta T.		Size(6):	462,695 SF
		Batmasian		Cut-off Date Balance per SF(1):	$238
Guarantors(2):		James H. Batmasian; Marta T.		Maturity Date Balance per SF(1):	$238
		Batmasian		Property Manager:	Investments Management I, LLC
Mortgage Rate:		3.8100%			(borrower-related)
Note Date:		10/25/2019		Underwriting and Financial Information
First Payment Date:		12/6/2019		UW NOI:	$9,365,453
Maturity Date:		11/6/2029		UW NOI Debt Yield(1):	8.5%
Original Term to Maturity:		120 months		UW NOI Debt Yield at Maturity(1):	8.5%
Original Amortization Term:		0 months		UW NCF DSCR(1):	2.16x
IO Period:		120 months		Most Recent NOI:	$9,861,145 (6/30/2019 TTM)
Seasoning:		3 months		2nd Most Recent NOI:	$9,562,222 (12/31/2018)
Prepayment Provisions:		LO (37); YM1 (79); O (4)		3rd Most Recent NOI:	$8,740,834 (12/31/2017)
Lockbox/Cash Mgmt Status(3):		Soft/Springing		Most Recent Occupancy:	97.6% (10/15/2019)
Additional Debt Type(1)(4):		Pari Passu		2nd Most Recent Occupancy:	97.5% (12/31/2018)
Additional Debt Balance(1)(4):		$50,000,000		3rd Most Recent Occupancy:	96.3% (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Appraised Value (as of)(7):	$175,000,000 (9/13/2019)
Reserves(5)				Appraised Value per SF:	$378
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio(1):	62.9%
RE Tax:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	62.9%
Insurance:	$0	Springing	N/A
Recurring Replacements:	$0	Springing	N/A
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$110,000,000	100.0%	Loan Payoff:	$58,967,648	53.6%
			Return of Equity:	$50,115,426	45.6%
			Closing Costs:	$916,926	0.8%
Total Sources:	$110,000,000	100.0%	Total Uses:	$110,000,000	100.0%

(1)

The Royal Palm Place Mortgage Loan (as defined below) is part of the Royal Palm Place Whole Loan (as defined below), which is comprised of four pari passu notes with an aggregate principal balance of $110,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Royal Palm Place Whole Loan.

(2)	The Royal Palm Place Mortgage Loan is full recourse to the guarantors.
(3)

The Royal Palm Place Mortgage Loan is structured with a soft lockbox that springs to a hard lockbox for non-residential tenants during the occurrence and continuance of a Cash Management Period (as defined below).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The Royal Palm Place Property (as defined below) consists of 256,453 SF of multifamily space (185 units), 160,058 SF of retail space and 46,184 SF of office space.
(7)	The appraiser concluded to “as-is” values of $80,000,000 for the multifamily component and $95,000,000 for the commercial component for the Royal Palm Place Property.

The Mortgage Loan.  The third largest mortgage loan (the “Royal Palm Place Mortgage Loan”) is part of a whole loan (the “Royal Palm Place Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $110,000,000, all of which are secured by a first priority fee mortgage encumbering a mixed-use property located in Boca Raton, Florida (the “Royal Palm Place Property”).  Notes A-1 and A-4 in the original principal balances of $50,000,000 and $10,000,000, respectively, represent controlling and non-controlling interests in the Royal Palm Place Mortgage Loan and will be included in the MSC 2020-L4 securitization transaction. Notes A-2 and A-3 in the original principal balances of $40,000,000 and $10,000,000, respectively (collectively, the “Royal Palm Place Pari Passu Companion Loan”), represent non-controlling interests in the Royal Palm Place Whole Loan and were contributed to the MSC 2019-L3 securitization transaction. The Royal Palm Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-L4 securitization transaction.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

Royal Palm Place Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	MSC 2020-L4	Yes
A-2	$40,000,000	$40,000,000	MSC 2019-L3	No
A-3	$10,000,000	$10,000,000	MSC 2019-L3	No
A-4	$10,000,000	$10,000,000	MSC 2020-L4	No
Total	$110,000,000	$110,000,000

The Borrower and the Borrower Sponsors.  The borrower is Royal Palm Place Investments, LLC (the “Royal Palm Place Borrower”), a single-purpose Florida limited liability company whose sole member is a single member Delaware limited liability company with two independent directors.  The borrower sponsors and guarantors are James H. Batmasian and Marta T. Batmasian, the co-founders of Investments Limited, a privately-owned real estate investment, development, operations management, and leasing organization. The company’s portfolio consists of over 100 residential properties as well as over 170 commercial properties. Investments Limited is headquartered in Boca Raton, Florida, and currently operates six satellite offices.  The Royal Palm Place Borrower is indirectly owned by James H. Batmasian (50.0%) and Marta T. Batmasian (50.0%).  The Royal Palm Place Whole Loan is full recourse to the borrower sponsors. The non-consolidation opinion of counsel to the borrower delivered at origination provided no opinion regarding the substantive consolidation of the assets and liabilities of the Royal Palm Place Borrower or its managing member with those of any one or more related parties to the extent the existence of the potential obligations of the guarantor under the related full recourse guaranty results in or has a material effect on any such substantive consolidation. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

In 2008, James H. Batmasian was sentenced to eight months of prison, two years of supervised release and ordered to pay a fine of $30,000 after he pled guilty for the willful failure to withhold and pay Federal Insurance Contributions Act (“FICA”) taxes for certain employees in the sum of $11,175 between 2001 and 2003.  James H Batmasian also agreed to pay back the federal government $253,513 in owed FICA taxes in connection with this case.  Separately, Susan Haynie, the former mayor of Boca Raton, Florida who is unrelated to the financing of the Royal Palm Place Whole Loan, was charged in April 2018 and arrested in April 2019 for allegedly failing to disclose certain business and financial relationships with and the receipt of more than $335,000 of income from several third parties and the borrower sponsors while voting in favor of certain projects related to the borrower sponsors on four occasions between 2016 and 2017. According to a media article, these projects include requests to allow signages that deviated from legal standards in terms of size and/or color, usage of three additional city-owned parking spaces, and expansion of uses allowed – all of which were related to retail properties owned by the borrower sponsors. To date, no charges have been filed against the third parties or the borrower sponsors related to this matter.  However, there is no assurance that charges will not be filed against the borrower sponsors in connection with this matter in the future or that this matter will not have a materially adverse impact on the Royal Palm Place Mortgage Loan.  Also, the Royal Palm Place Property previously secured a mortgage loan that went into technical maturity default in September 2019 and was subject to a forbearance agreement in which the previous lender agreed to extend the maturity date until November 5, 2019.  At origination, the proceeds of the Royal Palm Place Whole Loan paid off the monies due under the prior loan in full.   See “Description of the Mortgage Pool—Litigation and Other Considerations“ and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property.  The Royal Palm Place Property is a 462,695 SF mixed-use development located in Boca Raton, Florida, approximately a 15-minute walk from various beaches.  The Royal Palm Place Property contains 256,453 SF of multifamily space (the “Multifamily Component”) and 206,242 SF of retail/office space (the “Commercial Component”) situated on a 13.75-acre site across 15 buildings.  As of October 15, 2019, the total occupancy rate for both components of the Royal Palm Place Property was 97.6%.

The Multifamily Component consists of 185 residential units within a nine-story tower and a three-story building.  The Multifamily Component consists of 256,453 SF (55.4% of NRA) and contributes 51.3% of the underwritten base rent for the Royal Palm Place Property.  The improvements were built in 2005. Project amenities include a pool, hot tub, clubhouse, putting green, fitness center, dry sauna, business center, and covered parking.  Unit amenities include in-unit washer/dryer, balcony patio, garage parking, and a Whirlpool stainless steel appliance package including electric oven/range combination, dishwasher, microwave, and refrigerator/freezer. The unit mix consists of 42 one-bedroom units, 122 two-bedroom units, and 21 three-bedroom units with an average unit size of 1,385 SF.  As of October 15, 2019, the Multifamily Component was 98.4% occupied by unit count.  Historical occupancy for the Multifamily Component ranged between 97.1% and 98.8% since 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the unit mix of the Multifamily Component at the Royal Palm Place Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Concluded Average Market Rent per Unit(2)
1 Bedroom / 1 Bath	32	29	90.6%	956	30,601	$1,938	$1,800 - $2,150
1 Bedroom - Penthouse	10	10	100.0%	1,176	11,762	$2,440	$2,475
2 Bedroom / 2 Bath	104	104	100.0%	1,354	140,798	$2,642	$2,600 - $3,150
2 Bedroom - Penthouse	18	18	100.0%	1,909	34,362	$3,580	$3,150 - $3,900
3 Bed / 2 Bath	17	17	100.0%	1,749	29,741	$3,387	$3,000 - $4,000
3 Bed Penthouse	4	4	100.0%	2,247	8,989	$3,888	$4,200
Total/Wtd. Avg.	185	182	98.4%	1,385	256,253	$2,708	N/A

(1)	Information is based on the underwritten rent roll as of October 15, 2019.
(2)	Based on information obtained from the appraisal.

The Commercial Component consists of 206,242 SF (44.6% of NRA) and contributes to 48.7% of the underwritten base rent.  The Commercial Component is located throughout 13, one- and two-story buildings, in addition to the lower floors of the two multifamily buildings.  Within the Commercial Component, there are 160,058 SF of retail space (inclusive of 1,700 SF of warehouse space leased to a retail tenant) and 46,184 SF of office space.  The retail space is leased to a mixture of restaurants, salons and spas, boutiques, and specialty stores.  Royal Palm Place has become a culinary venue comprised of restaurants serving a variety of international cuisines.  Notable restaurants at the Royal Palm Place Property include Domus Italian Restaurant, The Funky Biscuit, Gary Rack’s Farmhouse Kitchen, and Biergarten. Office tenants are made up of a number of law firms, financial companies, media firms, and healthcare/insurance companies.  As of October 15, 2019, the Commercial Component is 95.8% occupied pursuant to 115 leases.

The Royal Palm Place Property has asphalt paved open parking located throughout the site, as well as a five-story parking garage that is attached to the main apartment building.  There are 823 surface and garage parking spaces or 1.78 per 1,000 SF of NRA onsite, which is shared between the Multifamily Component and the Commercial Component.

Major Tenants.

Buckhead Life Restaurant Group (10,427 SF, 2.3% of total NRA, 3.5% of total underwritten rent).  Buckhead Life Restaurant Group (“BLRG”) was founded by Pano Karatassos and is headquartered in Atlanta, Georgia. Mr. Karatassos opened his first restaurant in Atlanta in 1979 and currently operates nine restaurants in Atlanta, two in Boca Raton and one in Miami Beach, all under the BLRG banner. The company operates Chops Lobster Bar at the Royal Palm Place Property.  BLRG has been a tenant at the Royal Palm Place Property since 2006 when it commenced an initial 10 year lease.  BLRG commenced a five-year renewal term in January 2017 and has two, five-year renewal options available. The current lease has an expiration date of December 31, 2021 with no early termination options.

James King, Inc. (6,000 SF, 1.3% of total NRA, 1.3% of total underwritten rent).  James King, Inc. dba Ichiyami Buffet & Sushi, is a contemporary all-you-can-eat buffet with sushi, a hibachi grill and Pan-Asian selections. The tenant has occupied the space at the Royal Palm Place Property since 2013 when it commenced its original lease for a period of five years. The tenant most recently renewed its lease for a period of five years commencing in 2018, and has two, five-year renewal options available. The current lease has an expiration date of April 30, 2023 with no early termination options.

Grand Interiors International (4,300 SF, 0.9% of total NRA, 0.6% of total underwritten rent).  Grand Interiors International is a boutique showcasing high-end customizable furniture, European bed linens, luxurious bath décor, and exceptional home accessories. Grand Interiors International has been a tenant at the Royal Palm Place Property since 2015 when it commenced a three year lease encumbering 2,800 SF.  The tenant exercised its first of two, two-year renewal options in 2018.  The current lease has an expiration date of March 31, 2020 with no early termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the major tenants at the Royal Palm Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF(3)	Annual UW Rent	% of Total Annual UW Rent (3)	Annual UW Rent PSF(4)	Lease Expiration	Termination Option (Y/N)
Retail Tenants
Buckhead Life Restaurant Group	NR/NR/NR	10,427	2.3%	$403,733	3.5%	$38.72	12/31/2021	N
James King, Inc.	NR/NR/NR	6,000	1.3%	$146,351	1.3%	$24.39	4/30/2023	N
Showtime Boca, Inc. and Marily(5)	NR/NR/NR	4,480	1.0%	$96,000	0.8%	$21.43	8/31/2020	N
Grand Interiors International	NR/NR/NR	4,300	0.9%	$70,403	0.6%	$16.37	3/31/2020	N
Funky Biscuit Enterprises, Inc.	NR/NR/NR	4,100	0.9%	$96,000	0.8%	$23.41	3/31/2020	N
Retail Subtotal/Wtd. Avg.		29,307	6.3%	$812,487	7.0%	$27.72
Other Retail Tenants		123,106	26.6%	$3,933,302	34.1%	$31.95
Vacant		7,645	1.7%	$0	0.0%	$0.00
Retail Total/Wtd. Avg.		160,058	34.6%	$4,745,789	41.1%	$31.14

Office Tenants
Nationwide Interpreter	NR/NR/NR	3,000	0.6%	$45,395	0.4%	$15.13	8/31/2020	N
Elite Home Health Group, Inc.	NR/NR/NR	2,790	0.6%	$52,285	0.5%	$18.74	10/31/2020	N
Retail Property Group, Inc.	NR/NR/NR	2,779	0.6%	$87,033	0.8%	$31.32	12/31/2020	N
Debt Defense Lawyers, P.A.	NR/NR/NR	2,730	0.6%	$59,098	0.5%	$21.65	6/30/2021	N
Delarentis Imports	NR/NR/NR	2,700	0.6%	$43,200	0.4%	$16.00	10/31/2020	N
Office Subtotal/Wtd. Avg.		13,999	3.0%	$287,011	2.5%	$20.50
Other Office Tenants		31,256	6.8%	$591,328	5.1%	$18.92
Vacant Space		929	0.2%	$0	0.0%	$0
Office Total/Wtd. Avg.		46,184	10.0%	$878,338	7.6%	$19.41

Multifamily Total/Wtd. Avg.		256,453	55.4%	$5,926,392	51.3%	$23.11

Total/Wtd. Avg.		462,695	100.0%	$11,550,519	100.0%	$24.96

(1)	Information is based on the underwritten rent roll as of October 15, 2019.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Calculated based on total square footage and total underwritten base rent of both Multifamily and Commercial Components.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(5)	Showtime Boca, Inc. and Marily leased 1,700 SF of warehouse space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Royal Palm Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	5,077	$25.16	1.1%	1.1%	$127,755	1.1%	1.1%
2020	45	75,540	$23.94	16.3%	17.4%	$1,808,227	15.7%	16.8%
2021	26	50,308	$30.88	10.9%	28.3%	$1,553,411	13.4%	30.2%
2022	13	19,461	$30.24	4.2%	32.5%	$588,562	5.1%	35.3%
2023	15	25,262	$30.56	5.5%	38.0%	$771,996	6.7%	42.0%
2024	10	17,800	$32.34	3.8%	41.8%	$575,618	5.0%	47.0%
2025	1	1,120	$33.26	0.2%	42.1%	$37,254	0.3%	47.3%
2026	0	0	$0.00	0.0%	42.1%	$0	0.0%	47.3%
2027	1	3,100	$52.03	0.7%	42.7%	$161,304	1.4%	48.7%
2028	0	0	$0.00	0.0%	42.7%	$0	0.0%	48.7%
2029	0	0	$0.00	0.0%	42.7%	$0	0.0%	48.7%
2030	0	0	$0.00	0.0%	42.7%	$0	0.0%	48.7%
2031 & Beyond	0	0	$0.00	0.0%	42.7%	$0	0.0%	48.7%
Vacant Space	0	8,574	$0.00	1.9%	44.6%	$0	0.0%	48.7%
Subtotal/Wtd. Avg.	115	206,242	$28.45	44.6%		$5,624,127	48.7%
Multifamily Space	N/A	256,453	N/A	55.4%		$5,926,392	51.3%
Total/Wtd. Avg.	115	462,695	N/A	100.0%		$11,550,519	100.0%

(1)	Information is based on the underwritten rent roll as of October 15, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Subtotal/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Royal Palm Place Property is located in the city of Boca Raton, Florida, within Palm Beach County, and forms part of the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (“MSA”). The MSA’s principal cities include Miami, Fort Lauderdale, Pompano Beach, West Palm Beach, and Boca Raton. Boca Raton features a selection of beaches along the Atlantic Ocean including Spanish River Park, Red Reef Park, and South Beach Park.  These are each less than a 15-minute walk from the Royal Palm Place Property between Spanish River Boulevard and Palmetto Park Road.  The Royal Palm Place Property is approximately two miles east of Interstate 95 and is positioned along South Federal Highway, just south of West Palmetto Park Road, which provides direct access to the interstate.

The Royal Palm Place Property neighborhood provides access to Boca Raton’s largest employers, including Sun Capital Partners, Office Depot, ADT, Tyco, Florida Atlantic University, and NCC I.  Major developments within the neighborhood include The Park at Broken Sound, a 850-acre business park with 5.0 million SF of commercial space; Downtown Boca, which provides 17.0 million SF of office space employing over 120,000 people and is one of South Florida’s largest employment centers; Boca Raton Regional Hospital, a 400-bed medical center with over 2,800 employees; Boca Raton Innovation Campus, a 1.7 million SF office park, which is home to corporate tenants, including Verizon and Transunion; the Congress Avenue Corridor, a 4.1-mile stretch of Congress Avenue bounded by Lake Ida to the north and Boca Raton to the south, which includes a mix of office, commercial, retail and residential developments; and Downtown Delray Beach, located approximately 15 minutes from the Royal Palm Place Property, which exhibits a combination of antique shops, clothing boutiques, art galleries, restaurants and nightlife entertainment venues.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Royal Palm Place Property was 6,710, 16,217 and 78,643, respectively.  The 2018 average household income within the same one-, three- and five-mile radius was $120,752, $120,123 and $100,991, respectively.

According to the appraisal, the Royal Palm Place Property is a part of the Boca Raton Apartment submarket, which contains 22,045 units with a vacancy rate of 5.2% and 1,234 units under construction as of the second quarter of 2019.  The Royal Palm Place Property is a part of the Boca Raton East retail submarket, which contains 4,035,848 SF with a vacancy rate of 2.5%, average asking rent of $30.50 per SF and one project with total square footage of 21,726 under construction as of third quarter of 2019.  Based on the lease comparables, the appraiser concluded to $30 per SF triple net for the retail space and a range of $20 to $25 per SF triple net for the office space at the Royal Palm Place Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the rent comparables for the multifamily component of the Royal Palm Place Property:

Multifamily Rental Comparables
Property/Location	Year Built	Number of Units	SF	Average SF/Unit	Occupancy	Average Monthly Rent per Unit	Average Monthly Rent per SF
Royal Palm Place Property(1) 194 Southeast 1st Avenue Boca Raton, FL 33432	1967, 2005	185	256,453	1,385	98.4%	$2,708	$1.95
The Heritage at Boca Raton 300 West Palmetto Park Road Boca Raton, FL 33432	2011	248	283,373	1,143	92.0%	$2,250	$1.97
Camden Boca Raton 131 South Federal Highway Boca Raton, FL 33432	2014	261	263,053	1,008	93.1%	$1,645	$1.63
Mizner Park Apartments 407 Northeast Mizner Blvd Boca Raton, FL 33432	1992	272	294,508	1,083	91.0%	$2,243	$2.07
Palmetto Promenade 333 East Palmetto Park Road Boca Raton, FL 33432	2016	353	366,376	1,038	94.0%	$3,221	$3.10
The Mark at Cityscape 120 East Palmetto Park Road Boca Raton, FL 33432	2015	208	242,107	1,164	93.0%	$3,281	$2.82

Source: Appraisal, unless otherwise indicated.

(1)	Information shown for the Royal Palm Place Property is based on the underwritten rent roll as of October 15, 2019.

The following table presents certain information relating to the rent comparables for the retail space at the Royal Palm Place Property:

Retail Lease Comparable Summary
Property/Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Royal Palm Place Property(1) 194 Southeast 1st Avenue Boca Raton, FL 33432	1967, 2005	N/A	N/A	N/A	$31.14(1)	N/A	NNN
Retail Strip 415 South Federal Boca Raton, FL 33432	1996	MedSpa	1,560	Jul 2019	$42.92	2.0	NNN
South Federal Mixed 150 South Federal Boca Raton, FL 33432	1959	Actual	1,253	Jun 2018	$22.50	2.0	NNN
Storefront Retail 98 South Federal Boca Raton, FL 33432	1966	AAA Sales	1,086	Jul 2019	$20.18	3.0	NNN
Old Town 20 North Federal Boca Raton, FL 33432	1952	Chadwick Hair	879	Feb 2019	$30.00	5.0	NNN
Palmetto Park 201 East Palmetto Boca Raton, FL 33432	1970	Dirty Blond Hair	1,226	Jul 2018	$32.50	3.0	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information shown for the Royal Palm Place Property is based on the underwritten rent roll as of October 15, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the rent comparables for the office space at the Royal Palm Place Property:

Office Lease Comparable Summary(1)
Property/Location	Year Built	Occupancy	Lease Area	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Royal Palm Place Property(1) 194 Southeast 1st Avenue Boca Raton, FL 33432	1967, 2005	N/A	N/A	N/A	$19.41(1)	N/A	NNN
Mizner Park Mixed Use Development 327 Plaza Retail Boca Raton, FL 33432	1990	90%	2,000	Oct 2019	$25.00	3.0	NNN
Barry Plaza 40 Southeast 5th Street Boca Raton, FL 33432	1987	77%	2,255	Sep 2017	$17.00	3.0	NNN
South Federal Mixed Use 150 South Federal, Suite 153 Boca Raton, FL 33432	1960	100%	1,253	Jan 2018	$25.00	3.0	NNN
South Federal Highway Office 197 South Federal Highway, Suite 300 Boca Raton, FL 33432	2003	100%	2,995	Sep 2017	$15.65	3.0	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Average base rent for the office tenants based on the underwritten rent roll as of October 15, 2019.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Royal Palm Place Property:

Cash Flow Analysis
	2016	2017	2018	TTM 6/30/2019	UW(1)	UW PSF
Multifamily Gross Potential Rent	$5,716,077	$5,881,688	$5,835,596	$5,834,395	$5,995,392	$12.96
Retail Base Rent	$4,962,410	$5,152,622	$5,313,692	$5,356,858	$5,624,127	$12.16
Retail Gross Up	$211,542	$208,380	$218,836	$208,459	335,602	$0.73
Total Recoveries	$2,489,116	$2,541,054	$3,065,222	$3,157,249	$2,621,697	$5.67
Other Income(2)	$587,180	$510,395	$462,159	$367,234	$367,234	$0.79
Less Vacancy & Credit Loss	($1,292,357)	($1,110,435)	($1,046,298)	($942,341)	($943,377)	($2.04)
Effective Gross Income	$12,673,968	$13,183,704	$13,849,207	$13,981,854	$14,000,676	$30.26

Real Estate Taxes	$1,703,394	$1,809,495	$1,874,069	$1,874,069	$1,926,744	$4.16
Insurance	$127,318	$102,092	$120,462	$100,108	$141,926	$0.31
Other Expenses	$1,981,815	$2,531,283	$2,292,454	$2,146,532	$2,566,552	$5.55
Total Expenses	$3,812,527	$4,442,870	$4,286,985	$4,120,709	$4,635,222	$10.02

Net Operating Income	$8,861,441	$8,740,834	$9,562,222	$9,861,145	$9,365,453	$20.24
Capital Expenditures	$0	$0	$0	$0	$115,835	$0.25
TI/LC	$94,579	$12,140	$35,028	$36,370	$68,932	$0.15
Net Cash Flow	$8,766,862	$8,728,694	$ 9,527,194	$9,824,775	$9,180,686	$19.84

Occupancy %(3)	97.2%	96.3%	97.5%	97.3%	93.5%
NOI DSCR(4)	2.09x	2.06x	2.25x	2.32x	2.20x
NCF DSCR(4)	2.06x	2.05x	2.24x	2.31x	2.16x
NOI Debt Yield(4)	8.1%	7.9%	8.7%	9.0%	8.5%
NCF Debt Yield(4)	8.0%	7.9%	8.7%	8.9%	8.3%

(1)	UW Retail Base Rent is based on the underwritten rent roll dated October 15, 2019. Retail Base Rent includes rent steps through September 2020 totaling $85,639.
(2)	UW Other Income includes RUBS/Utility Reimbursement ($90,931) and miscellaneous income ($276,303).
(3)	Underwritten to 93.5% economic occupancy. Physical occupancy as of October 15, 2019 is 97.6%.
(4)	Debt service coverage ratios and debt yields are based on the Royal Palm Place Whole Loan

Escrows and Reserves.

Real Estate Taxes – Upon the occurrence and during the continuance of a Cash Management Period (as defined below), the Royal Palm Place Borrower is required to escrow monthly 1/12 of the annual estimated real estate taxes (initially, approximately $154,633 per month).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use - Multifamily, Retail & Office	Loan #3	Cut-off Date Balance:	$60,000,000
194 Southeast 1st Avenue	Royal Palm Place	Cut-off Date LTV:	62.9%
Boca Raton, FL 33432		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.5%

Insurance – Upon the occurrence and during the continuance of a Cash Management Period, the Royal Palm Place Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies.

Recurring Replacements – Upon the occurrence and during the continuance of a Cash Management Period, the Royal Palm Place Borrower is required to deposit on each payment date an amount initially equal to 1/12 of the product obtained by multiplying $0.25 by the aggregate number of rentable SF of space in the Royal Palm Place Property (initially approximately $9,653 per month) into the recurring replacements reserve.

TI/LC Reserve – Upon the occurrence and during the continuance of a Cash Management Period, the Royal Palm Place Borrower is required to deposit on each payment date an amount initially equal to 1/12 of the product obtained by multiplying $0.34 by the aggregate number of rentable SF of space in the Royal Palm Place Property (initially approximately $13,110 per month) into the TI/LC reserve.

Lockbox and Cash Management. The Royal Palm Place Whole Loan is structured with a soft lockbox that springs to a hard lockbox for the Commercial Component upon the occurrence and during the continuance of a Cash Management Period and springing cash management. The lender escrowed tenant direction letters on the origination date and upon the occurrence of a Cash Management Period, the Royal Palm Place Borrower is required to send tenant direction letters to direct non-residential tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the Royal Palm Place Borrower or property manager receives any rents, to deposit or to cause to be deposited such rents into the lockbox account within one business day of receipt.  Upon the first occurrence of a Cash Management Period, the Royal Palm Place Borrower is required to cooperate with a cash management bank chosen by the lender to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing.  So long as a Cash Management Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves,” (ii) to pay debt service on the Royal Palm Place Whole Loan, (iii) to make deposits into the capital expenditure reserve and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Management Period) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Royal Palm Place Whole Loan during the continuance of the Cash Management Period.  If no Cash Management Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the Royal Palm Place Borrower.

A “Cash Management Period” will commence (a) upon the stated maturity date until the Royal Palm Place Whole Loan is repaid in full, (b) upon the occurrence of an event of default under the Royal Palm Place Whole Loan documents, (c) if, as of the last day of each calendar quarter, the debt service coverage ratio (assuming amortization on a 30 year schedule) is less than 1.15x, or (d) if the Royal Palm Place Property is less than 85% occupied.  A Cash Management Period will terminate if (i) the Royal Palm Place Whole Loan and all other obligations under the Royal Palm Place Whole Loan documents have been repaid in full or (ii) the stated maturity date has not occurred and (A) with respect to the matters described in clause (b) above, such event of default has been cured (or has been otherwise waived in writing) and no other event of default is continuing, (B) with respect to the matter described in clause (c) above, the Royal Palm Place Property has achieved a debt service coverage ratio (assuming amortization on a 30 year schedule) of at least 1.20x for two consecutive calendar quarters or, (C) with respect to the matter described in clause (d) above, the Royal Palm Place Property is at least 88% occupied at the end of two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Royal Palm Place Mortgage Loan, the Royal Palm Place Property also secures the Royal Palm Place Pari Passu Companion Loan, which has a Cut-off Date principal balance of $50,000,000. The Royal Palm Place Pari Passu Companion Loan accrues interest at the same rate as the Royal Palm Place Mortgage Loan. The Royal Palm Place Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Royal Palm Place Pari Passu Companion Loan. The holders of the Royal Palm Place Mortgage Loan and the Royal Palm Place Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Royal Palm Place Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Royal Palm Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Royal Palm Place Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Royal Palm Place Property. The Royal Palm Place Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

ATLANTA
Downtown
State Capitol
Spelman Coll.
Morehouse Coll.
Cascade Heights
The Mall West End
West End
Hank Aaron Wall
Georgia State Stadium
Zoo Atlanta
Southside Medical Ctr.
South Atlanta
Boulevard SE
Benjamin E. Mays Dr
Cascade Rd
Trammell Crow Park
Cascade Crossing
The Perimeter
Avon Ave SW
MARTA
Oakland City
Cascade Springs Nature Preserve
Alfred Tup Holmes Golf Course
Campbellton Rd
Atlanta Metropolitan State College
Cellairis Amphitheatre at Lakewood
Jonesboro Rd
New Hope Rd
Kimberly Rd
Fairburn Rd
Lakewood-Ft. McPherson
Lakewood
Headland Dr
Greenbriar Crossing
Greenbriar Mall
Sprout's Distribution Center
Sylvan Rd
Browns Mill Golf Course
Cleveland Ave SW
Butner Rd
FULTON COUNTY
Hogan Rd
East Point
DOWNTOWN EAST POINT
East Point
Dogwood Dr
Tom Lowe Shooting Grounds
Camp Creek Pkwy
Piedmont Driving Club Golf Course
Washington Rd
Atlanta Southside Sports Complex
Camp Creek Marketplace
Hapeville
College Park Municipal Golf Course
Porsche Cars North America
Lakeside Country Club
College Park
Porsche Experience Center ATL
GA Intl. Convention Center
Hartsfield-Jackson Atlanta Intl. Airport
Airport
Crown Rd
Old Fairburn Rd.
Welcome All Rd
College Park
Will Lee Rd
Kellogg
Ryder
Manheim Atlanta
Atlanta State Farmers Market
Forest Park
GE Energy Parts
South Fulton Pkwy
Staffmark
Roosevelt Hwy
Old National Discount Mall
CLAYTON COUNTY
AVR Atlanta Airport Marriott Gateway
2020 Convention Center Concourse
Atlanta, GA 30337
Stonewall Tell Rd
Feldwood Rd
Hopper Shopping Center
Flat Shoals Rd
Flat Shoals Rd
Fayetteville Rd
Union City
Atlanta Metro Studios
Shannon Square
Shannon Crossing
Old National Hwy
Jonesboro Rd
SOUTHPARK INDUSTRIAL PARK
Fairburn
Spence Rd
Forrest Ave
FAYETTE COUNTY
20
285
70
75
85
19
41
29
42
154
166
6
54
14
138
92
Alpharetta
Woodstock
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
Redan
East Point

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – AVR Atlanta Airport Marriott Gateway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Atlanta, GA 30337
Original Balance(1):	$56,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$56,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.7%			Title Vesting(2):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2010/2018-2019
Sponsor:	Allan V. Rose			Size:	403 Rooms
Guarantor(2):	Allan V. Rose			Cut-off Date Balance per Room(1):	$263,027
Mortgage Rate:	3.8850%			Maturity Date Balance per Room(1):	$263,027
Note Date:	12/19/2019			Property Manager:	Marriott Hotel Services, Inc.
First Payment Date:	2/1/2020
Maturity Date:	1/1/2030			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$13,181,016
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	12.4%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	12.4%
Seasoning:	1 month			UW NCF DSCR(1):	2.80x
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			Most Recent NOI:	$13,168,803 (10/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI(6):	$10,569,884 (12/31/2018)
Additional Debt Type(1)(4):	Pari Passu			3rd Most Recent NOI(6):	$13,186,737 (12/31/2017)
Additional Debt Balance(1)(4):	$50,000,000			Most Recent Occupancy:	81.0% (10/31/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(6):	73.7% (12/31/2018)
Reserves(5)				3rd Most Recent Occupancy(6):	83.0% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$167,500,000 (10/1/2019)
RE Tax:	$0	Springing	N/A	Appraised Value per Room:	$415,633
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	63.3%
FF&E:	$1,000,000	Springing	N/A	Maturity Date LTV Ratio(1):	63.3%
PDDO Agreement:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$106,000,000	100.0%	Loan Payoff:	$86,927,248	82.0%
			Reserves:	$1,000,000	0.9%
			Closing Costs:	$591,258	0.6%
			Return of Equity(7):	$17,481,495	16.5%
Total Sources:	$106,000,000	100.0%	Total Uses:	$106,000,000	100.0%

(1)	The AVR Atlanta Airport Marriott Gateway Mortgage Loan (as defined below) is part of the AVR Atlanta Airport Marriott Gateway Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $106,000,000. For a description of the note structure, see “Parcel Design, Development and Occupancy Agreement” below. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the AVR Atlanta Airport Marriott Gateway Whole Loan.

(2)

The AVR Atlanta Airport Marriott Gateway Borrower Guarantor (as defined below) has the sole and exclusive right to operate the AVR Atlanta Airport Marriott Gateway Property (as defined below) pursuant to an occupancy agreement with the borrower that expires in August 2057. The borrower under the AVR Atlanta Airport Marriott Gateway Whole Loan is College Park Business and Industrial Development Authority (“BIDA”), the owner of the fee interest in the AVR Atlanta Airport Marriott Gateway Property. See “The Borrower and the Borrower Sponsor” and “Parcel Design, Development and Occupancy Agreement” below.

(3)	Defeasance of the AVR Atlanta Airport Marriott Gateway Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the AVR Atlanta Airport Marriott Gateway Whole Loan to be securitized and (b) February 1, 2024. The assumed defeasance lockout period of 25 payments is based on the expected closing date of this transaction in February 2020.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor (as defined below) invested approximately $12.4 million ($30,849 per room) to renovate the AVR Atlanta Airport Marriott Gateway Property from May 2018 to December 2019, with the majority of the renovations to the rooms and meeting space taking place from May 2018 through December 2018. The decrease in 2nd Most Recent NOI and 2nd Most Recent Occupancy from 3rd Most Recent NOI and 3rd Most Recent Occupancy is primarily due to rooms and meeting space being taken offline during the renovation.

(7)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor purchased the AVR Atlanta Airport Marriott Gateway Property for $113.0 million in 2014 and invested approximately $12.4 million into the AVR Atlanta Airport Marriott Gateway Property since acquisition, resulting in a cost basis of approximately $125.4 million.

The Mortgage Loan. The fourth largest mortgage loan (the “AVR Atlanta Airport Marriott Gateway Mortgage Loan”) is part of a whole loan (the “AVR Atlanta Airport Marriott Gateway Whole Loan”) evidenced by five pari passu notes with an aggregate original principal balance of $106,000,000, which is secured by a fee mortgage encumbering a 403-room, full service hotel located in Atlanta, Georgia (the “AVR Atlanta Airport Marriott Gateway Property”). The controlling Note R-1 and non-controlling Note R-2, with an aggregate original principal balance of $56.0 million, represent the AVR Atlanta Airport Marriott Gateway Mortgage Loan and will be included in the MSC 2020-L4 securitization transaction. A summary of the remaining promissory notes (the “AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans”) is shown in the table below. For a description of the note structure, see “Parcel Design, Development and Occupancy Agreement” below. The AVR Atlanta Airport Marriott Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-L4 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

AVR Atlanta Airport Marriott Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
R-1	$30,000,000	$30,000,000	MSC 2020-L4	Yes
R-2	$26,000,000	$26,000,000	MSC 2020-L4	No
R-3	$20,000,000	$20,000,000	CCRE	No
R-4	$20,000,000	$20,000,000	CCRE	No
R-5	$10,000,000	$10,000,000	CCRE	No
Total	$106,000,000	$106,000,000

The Borrower and the Borrower Sponsor. The borrower is BIDA (the “AVR Atlanta Marriott Gateway Borrower”). The borrower guarantor is AVR Gateway M LLC (the “AVR Atlanta Airport Marriott Gateway Borrower Guarantor”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor is owned and controlled by the AVR Atlanta Airport Marriott Gateway Borrower Sponsor (as defined below). Legal counsel to the AVR Atlanta Airport Marriott Gateway Borrower Guarantor delivered a non-consolidation opinion in connection with the origination of the AVR Atlanta Airport Marriott Gateway Whole Loan. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor has the sole and exclusive right to operate the AVR Atlanta Airport Marriott Gateway Property pursuant to a Parcel Design, Development and Operating Agreement that expires in August 2057 (the “PDDO Agreement”) between the AVR Atlanta Airport Marriott Gateway Borrower Guarantor and BIDA. BIDA is the owner of the fee interest in the AVR Atlanta Airport Marriott Gateway Property, which is part of a “public-private partnership” between the City of College Park, acting through BIDA and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor. Pursuant to the PDDO Agreement, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has rights in the AVR Atlanta Airport Marriott Gateway Property that are similar to leasehold interest rights. See “Parcel Design, Development and Operating Agreement” below. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor guarantees the obligations of the AVR Atlanta Marriott Borrower under the AVR Atlanta Marriott Whole Loan, as more fully described below under “Parcel Design, Development and Occupancy Agreement.”

Allan V. Rose is the borrower sponsor and the guarantor of certain nonrecourse carve-outs under the AVR Atlanta Airport Marriott Gateway Whole Loan (the “AVR Atlanta Airport Marriott Gateway Borrower Sponsor”).

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million SF of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR currently owns a portfolio of 23 hospitality properties totaling over 5,000 rooms, including the adjacent Atlanta Airport SpringHill Gateway and Renaissance Atlanta Airport Gateway.

The Property. The AVR Atlanta Airport Marriott Gateway Property is a seven-story, 403-room full service hotel and a 3-story parking garage located in Atlanta, Georgia. The AVR Atlanta Airport Marriott Gateway Property is situated on a 4.66-acre site and includes 334 garage parking spaces. The AVR Atlanta Airport Marriott Gateway Borrower Sponsor acquired the property in 2014 for $113.0 million. Additionally, the AVR Atlanta Airport Marriott Gateway Borrower Sponsor invested approximately $12.4 million ($30,849 per room) to renovate the AVR Atlanta Airport Marriott Gateway Property from May 2018 to December 2019. The renovation included soft goods renovations to all guest rooms, a soft goods renovation and new furniture for the meeting space, and a soft goods renovation to the lobby, including a carpet replacement and upgraded seating. The AVR Atlanta Airport Marriott Gateway Property is located in the Gateway Center, which is a 28.82-acre master planned parcel owned by BIDA adjacent to the Hartsfield-Jackson Atlanta International Airport. Additionally, the AVR Atlanta Airport Marriott Gateway Property has an ATL SkyTrain station connected to its lobby via an exterior walkway. The ATL SkyTrain connects the AVR Atlanta Airport Marriott Gateway Property to the Hartsfield-Jackson Atlanta International Airport and the rental car center.

The AVR Atlanta Airport Marriott Gateway Property features 403 guestrooms comprised of 177 standard kings, 208 doubles and 18 suites. All of the guestrooms at the AVR Atlanta Airport Marriott Gateway Property feature a work desk and chair, one or two night stands, a dresser, flat screen televisions, sofa chair, mini refrigerator, iron and ironing board, a safe, and a coffee maker. The suites have a separate living area with a sofa. The AVR Atlanta Airport Marriott Gateway Property offers complimentary wireless internet access in all guestrooms, with higher speeds available for purchase. Amenities at the AVR Atlanta Airport Marriott Gateway Property include two restaurants, lobby lounge, coffee shop, indoor pool, fitness center, business center, sundry shop and approximately 21,984 SF of dedicated meeting space.

The AVR Atlanta Airport Marriott Gateway Property operates under a management agreement with Marriott Hotel Services, Inc, a subsidiary of Marriott International, that expires on December 28, 2040 with one 10-year renewal option remaining (the “Marriott Management Agreement”).

According to the AVR Atlanta Airport Marriott Gateway Borrower Sponsor, the AVR Atlanta Airport Marriott Gateway Property’s top five corporate accounts for 2019 are Delta Air Lines, Inc., General Dynamics Corp., Scheduling Institute, Deloitte and Chick-Fil-A.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

The following table presents certain information relating to the primary competitive properties to the AVR Atlanta Airport Marriott Gateway Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			AVR Atlanta Airport Marriott Gateway			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	78.5%	$111.59	$87.63	85.7%	$161.15	$138.08	109.1%	144.4%	157.6%
12/31/2017	84.0%	$115.09	$96.71	83.0%	$166.79	$138.42	98.8%	144.9%	143.1%
12/31/2018	82.2%	$119.26	$98.00	73.7%	$166.58	$122.81	89.7%	139.7%	125.3%
10/31/2019 TTM	81.4%	$124.62	$101.41	81.0%	$171.44	$138.91	99.6%	137.6%	137.0%

Source: Third party market research report

(1)	The competitive set includes Crowne Plaza Atlanta Airport, Westin Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Hyatt Place Atlanta Airport North and Hotel Indigo Atlanta Airport – College Park.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to 2018 Occupancy, ADR and RevPAR at the AVR Atlanta Airport Marriott Gateway Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The AVR Atlanta Airport Marriott Gateway Property is located in Atlanta, Georgia, adjacent to the Hartsfield-Jackson Atlanta International Airport. The AVR Atlanta Airport Marriott Gateway Property is located in the Gateway Center, which is comprised of the Georgia International Convention Center (“GICC”), three full service hotels (including AVR Renaissance Gateway and AVR Atlanta Airport SpringHill Gateway (both owned by an affiliate of the AVR Atlanta Airport Marriott Gateway Borrower Guarantor)), a Class-A office building, the BMW Training Center and the Gateway Center Arena, as well as dining options. The Gateway Center is the first stop on the Hartsfield-Jackson Atlanta International Airport’s SkyTrain system, which connects the airport and the Metropolitan Atlanta Rapid Transit Authority to the Gateway Center and the newly developed rental car center. Additionally, the AVR Atlanta Airport Marriott Gateway Property is located 9.3 miles south of downtown Atlanta and is within one mile of Interstate 85, Interstate 285 and Route 29.

The main demand driver for the AVR Atlanta Airport Marriott Gateway Property is the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta. The Hartsfield-Jackson Atlanta International Airport has averaged approximately 104.2 million passengers annually since 2015 with an average growth rate of 2.8%. The Hartsfield-Jackson Atlanta International Airport is currently undergoing a $6 billion expansion that is expected to be completed in phases over the next 20 years and will include renovations of the domestic terminal and concourses, a new hotel, and a new parking deck adjacent to the GICC, which will have parking for at least 5,200 vehicles.

Additional local demand generators include GICC, which opened in 2009 and is the second largest convention center in the state of Georgia. GICC is directly connected to the Hartsfield-Jackson Atlanta International Airport and has 440,400 SF of exhibit halls, 270,288 SF of ballrooms, 8,320 SF of meeting rooms and 2,600 SF of boardrooms that can be rented. Additionally, Delta Air Lines has its headquarters on the north side of the Hartsfield-Jackson Atlanta International Airport off Delta Boulevard and BMW has a 53,000 SF training facility adjacent to the GICC, which was developed for $17.0 million and opened in July 2019. Finally, the Gateway Center Arena, which opened in November 2019, is a 100,000 SF, 5,000 seat arena that will host the Atlanta Hawks’ G-League team, the WNBA’s Atlanta Dream and the College Park Skyhawks, along with concerts and other events

The appraisal determined 2018 market demand segmentation of 50% commercial, 29% meeting and group and 21% leisure. The AVR Atlanta Airport Marriott Gateway Property had 2018 demand segmentation of 45% commercial, 35% meeting and group and 20% leisure.

As determined by the appraisal, the primary competitive set for the hotel consists of six hotels, which range in size from 204 to 507 rooms and collectively contain an aggregate of 2,048 rooms. There are currently two hotels under construction totaling 841 rooms. These hotels include a 300-room Sheraton Atlanta Airport expected to open in January 2022 and a 541-room Hilton Airport expected to open in January 2022. Additionally, a 222-room AC Hotel Atlanta Airport Gateway opened in January 2020. All three hotels were determined to be directly competitive with the AVR Atlanta Airport Marriott Gateway Property.

According to a third party market research report, the AVR Atlanta Airport Marriott Gateway Property’s occupancy, ADR, and RevPAR were 81.0%, $171.44 and $138.91, respectively, during the trailing 12-months ending on October 31, 2019, resulting in penetration rates of 99.6%, 137.6% and 137.0%, respectively, against its competitive set.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

The following table presents certain information relating to the primary competitive properties to the AVR Atlanta Airport Marriott Gateway Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR

Atlanta Airport Marriott Gateway (Subject)	403	2010	21,984	45%	35%	20%	73.7%	$166.58	$122.81
Renaissance Atlanta Airport Gateway Hotel(2)	204	2017	5,961	50%	25%	25%	85% - 90%	$170 - $175	$150 - $155
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	55%	25%	20%	75% - 80%	$135 - $140	$100 - $105
Westin Atlanta Airport	500	1982	18,341	50%	30%	20%	85% - 90%	$115 - $120	$100 - $105
Kimpton Overland Hotel	214	2017	6,100	50%	15%	35%	65% - 70%	$175 - $180	$120 - $125
Hilton Atlanta Airport	507	1989	23,052	50%	35%	15%	80% - 85%	$145 - $150	$115 - $120
Renaissance Concourse Atlanta Airport Hotel	387	1992	29,474	50%	25%	25%	70% - 75%	$110 - $115	$80 - $85

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AVR Atlanta Airport Marriott Gateway Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Owned by an affiliate of the AVR Atlanta Airport Marriott Gateway Borrower Sponsor.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AVR Atlanta Airport Marriott Gateway Property:

Cash Flow Analysis
	2016	2017	2018(1)	10/31/2019 TTM	UW	UW per Room
Occupancy	85.7%	83.0%	73.7%	81.0%	83.0%
ADR	$161.15	$166.79	$166.58	$171.44	$166.79
RevPAR	$138.08	$138.42	$122.81	$138.91	$138.42

Room Revenue	$20,366,270	$20,360,790	$18,064,064	$20,432,887	$20,360,790	$50,523
Food & Beverage(2)	$15,798,472	$15,599,352	$13,145,045	$15,640,096	$15,599,352	$38,708
Other Departmental Revenue	$1,225,744	$1,432,108	$1,431,873	$1,755,234	$1,432,108	$3,554
Total Revenue	$37,390,486	$37,392,250	$32,640,982	$37,828,217	$37,392,250	$92,785

Rooms Expense	$4,508,418	$4,351,031	$4,287,549	$4,576,137	$4,351,031	$10,797
Other Departmental Expense	$8,307,214	$8,307,886	$7,489,134	$8,512,555	$8,307,886	$20,615
Real Estate Taxes(3)	$1,064,954	$1,086,221	$1,107,919	$1,122,886	$1,316,588	$3,267
Insurance	$153,814	$137,554	$117,167	$145,068	$145,068	$360
Other Expenses	$10,549,075	$10,322,820	$9,069,328	$10,302,768	$10,090,660	$25,039
Total Expenses	$24,583,475	$24,205,513	$22,071,098	$24,659,414	$24,211,234	$60,078

Net Operating Income	$12,807,010	$13,186,737	$10,569,884	$13,168,803	$13,181,016	$32,707
FF&E	$0	$0	$0	$0	$1,495,690	$3,711
Net Cash Flow	$12,807,010	$13,186,737	$10,569,884	$13,168,803	$11,685,326	$28,996

NOI DSCR	3.07x	3.16x	2.53x	3.15x	3.16x
NCF DSCR	3.07x	3.16x	2.53x	3.15x	2.80x
NOI Debt Yield	12.1%	12.4%	10.0%	12.4%	12.4%
NCF Debt Yield	12.1%	12.4%	10.0%	12.4%	11.0%

(1)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor invested approximately $12.4 million ($30,849 per room) to renovate the property from May 2018 to December 2019, with the majority of the renovations to the rooms and meeting space taking place from May 2018 through December 2018. The decrease in 2018 Net Operating Income compared to 2016 and 2017 Net Operating Income is primarily due to rooms and meeting space being taken offline during the renovation.

(2)	A portion of the Food & Beverage revenue (25.1%) is related to sales at the Champions and The Greatroom restaurants. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor indicated it plans to renovate the Champions restaurant in the first quarter of 2021, which may affect the performance of the Champions restaurant during that time.

(3)	The AVR Atlanta Airport Marriott Gateway Property is subject to a PILOT Agreement. Real estate taxes are based on the 10-year average of PILOT payments due. See “The PILOT Agreement.”

Escrows and Reserves. At origination of the AVR Atlanta Airport Marriott Gateway Mortgage Loan, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor deposited $1,000,000 into the FF&E reserve for the renovation of the existing Champions sports bar.

Real Estate Taxes – The requirement to make monthly deposits of 1/12 of the estimated annual taxes is waived provided that (i) certain Marriott tax escrow waiver conditions set forth in the related mortgage loan documents are satisfied (including that Marriott has paid taxes prior to delinquency and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has delivered receipts evidencing the payment of such taxes promptly upon the receipt of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

same from Marriott), or (ii) the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default or Cash Trap Period (as defined below) continuing. Monthly deposits into the tax reserve are currently waived.

Insurance – The requirement to make monthly deposits of 1/12 of the annual estimated insurance premiums is waived provided that (i) certain Marriott insurance escrow waiver conditions set forth in the related mortgage loan documents are satisfied (including that Marriott is maintaining insurance coverages required by the AVR Atlanta Airport Marriott Gateway Whole Loan documents and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence of payment for insurance policies), or (ii) the AVR Atlanta Airport Marriott Gateway Borrower Guarantor maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing. Monthly deposits into the insurance reserve are currently waived.

FF&E Reserve – The requirement to make monthly deposits of 1/12 of 4% of gross income for the prior calendar year is waived provided that the Marriott Management Agreement is in full force and effect and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all FF&E funds have been deposited into the FF&E reserve as provided in the Marriott Management Agreement. Monthly deposits into the FF&E reserve are currently waived.

PDDO Agreement Reserve – The requirement to make monthly deposits of 1/12 of the estimated annual PDDO Agreement Payments (as defined in the AVR Atlanta Airport Marriott Gateway Whole Loan agreement and described under “The PILOT Agreement” below) is waived provided that the Marriott Management Agreement or a future acceptable replacement management agreement is in full force and effect and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all PDDO Agreement Payments have been made. Monthly deposits into the PDDO Agreement reserve are currently waived.

Lockbox and Cash Management. The AVR Atlanta Airport Marriott Gateway Property is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period (as defined below).

A “Cash Trap Period” will commence upon (i) the occurrence of any event of default until cured; (ii) any bankruptcy action of the AVR Atlanta Airport Marriott Gateway Borrower, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor, the carve-out guarantor or the property manager until, in the case of the property manager only, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor replaces the property manager with a qualified manager under an acceptable replacement management agreement; (iii) the failure of the AVR Atlanta Airport Marriott Gateway Borrower Guarantor after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or (iv) the earlier of (a) 12 months prior to the expiration of the Marriott Management Agreement or (b) such time the AVR Atlanta Airport Marriott Gateway Borrower Guarantor receives notice from the manager of termination of the Marriott Management Agreement until the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has either (a)(x) entered into a replacement franchise agreement with a qualified franchisor, or (y) delivered evidence reasonably satisfactory to the lender that the manager has renewed or extended the management agreement for a term satisfactory to the lender of not less than three years past the maturity date; and (b) if the replacement franchise agreement or renewed or extended existing management agreement requires the borrower to enter into a PIP, the total costs of the PIP have been deposited into a reserve with the lender.

Parcel Design, Development and Occupancy Agreement. The AVR Atlanta Airport Marriott Gateway Property is part of a master planned, mixed-use project owned by BIDA. As long as BIDA owns the fee interest in the AVR Atlanta Airport Marriott Gateway Property, it is tax exempt from both real and personal property taxes. As a result, in 2008, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor entered into the PDDO Agreement with BIDA and the AVR Atlanta Airport Marriott Gateway Property became subject to the PDDO Agreement.

Pursuant to the terms of the PDDO Agreement, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has the exclusive right to develop and operate the AVR Atlanta Airport Marriott Gateway Property and has an option to purchase the fee interest in the AVR Atlanta Airport Marriott Gateway Property any time after 2038 at a purchase price equal to the sum of (i) all outstanding financings related to the AVR Atlanta Airport Marriott Gateway Property and (ii) 10% of the then-current market value of the land (not including the value of the improvements or personal property). The AVR Atlanta Airport Marriott Gateway Borrower Guarantor is not permitted to transfer its interest in the PDDO Agreement without the prior written consent of BIDA, which consent is not to be unreasonably withheld.  The transfer restriction does not apply to the exercise of remedies by the lender.

The AVR Atlanta Airport Marriott Gateway Whole Loan is structured with BIDA being the borrower entity (with limited obligations relating to the AVR Atlanta Airport Marriott Gateway Property).  As collateral for the AVR Atlanta Airport Marriott Gateway Whole Loan, BIDA has granted to the lender a first priority lien in its fee interest in the AVR Atlanta Airport Marriott Gateway Property and has issued five bonds in the aggregate principal amount of the AVR Atlanta Airport Marriott Gateway Whole Loan, which bonds are payable to the lender. The five bonds are referred to herein as “Note R-1, Note R-2, Note R-3, Note R-4 and Note R-5” and such bonds comprise the AVR Atlanta Airport Marriott Gateway Whole Loan. Any references herein to one or all of the pari passu notes refer to the bonds payable to the lender. In addition, the bonds referred to as Note R-3, Note R-4 and Note R-5 are also referred to as the “AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans” herein. Additionally, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has guaranteed BIDA’s payment and performance under the AVR Atlanta Airport Marriott Gateway Whole Loan, and, as collateral for its guaranty, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has pledged its security interest in and assigned to the lender all of its rights and interests in the PDDO Agreement.

The PILOT Agreement. There is a payment in lieu of taxes (“PILOT”) agreement in place between BIDA and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor until August 2, 2057. Pursuant to the PILOT agreement, in lieu of paying taxes that otherwise would be due with respect to the AVR Atlanta Airport Marriott Gateway Property, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor is obligated to make rental payments to BIDA, comprised of (i) the monthly debt service payments under the AVR Atlanta Airport Marriott Gateway Whole Loan, (ii) a fixed annual “Administrative Fee” in the amount of $316,318, (iii) PILOT payments in accordance with a schedule outlined in the PILOT agreement, (iv) SkyTrain fees, and (v) a “Financing Fee,” which initially equates to approximately 1/8 of 1.0% of the outstanding principal balance of the AVR Atlanta Airport Marriott Gateway Whole Loan. Such payment obligations are referred to herein as the “PDDO Agreement Payments” and are specifically described in the PDDO Agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$56,000,000
2020 Convention Center Concourse	AVR Atlanta Airport Marriott Gateway	Cut-off Date LTV:	63.3%
Atlanta, GA 30337		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	12.4%

Additional Secured Indebtedness (not including trade debts). In addition to the AVR Atlanta Airport Marriott Gateway Mortgage Loan, the AVR Atlanta Airport Marriott Gateway Property also secures the AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $106,000,000. The AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans accrue interest at the same rate as the AVR Atlanta Airport Marriott Gateway Mortgage Loan. The AVR Atlanta Airport Marriott Gateway Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans. The holders of the AVR Atlanta Airport Marriott Gateway Mortgage Loan and the AVR Atlanta Airport Marriott Gateway Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the AVR Atlanta Airport Marriott Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The AVR Atlanta Airport Marriott Gateway Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AVR Atlanta Airport Marriott Gateway Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

NEW JERSEY
YONKERS
WESTCHESTER COUNTY
Mount Vernon
Pelham Manor
Palisades Interstate Park
Riverdale Park
Riverdale
Hudson River
Spuyten Duyvil
H. HUDSON BRIDGE
Van Cortlandt Park
Mosholu Golf Course
Montefiore Medical Center
Jerome Park Reservoir
Lehman College
Manhattan College
College of Mount St. Vincent
Empire City at Yonkers Raceway
Hillview Reservoir
Seton Falls Park
Split Rock Golf Course
Bay Plaza Shopping Center
BRONX
Bronx Botanical Gardens
Fordham University
Bronx Zoo
Morris Park
Jacobi Medical Center
Albert Einstein College of Medicine
Mercy College-Bronx Campus
Hutchinson Metro Center
Pelham Bay Park
Aileen B. Ryan Recreational Complex
Long Island Sound
MANHATTAN
Inwood
Inwood Hill Park
Robert Kraft Field
GEO. WASH. BRIDGE
CUNY Bronx Community College
Yeshiva Univ.
Morris Heights
New York Presbyterian Hosp.
Claremont Park
Crotona Park
Yankee Stadium
Bronx Supreme Court
Washington Heights
Harlem Hospital
Harlem
Upper East Side
Ward Island
TRIBORO BRIDGE
QUEENS
Hunts Point
Sound View Park
East River
Cross Bronx Expwy
Bruckner Expwy
New England Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Major Deegan Expwy
Harlem River Dr.
FDR Dr.
Triboro Br.
NY State Thruway
Saw Mill River Pkwy
H. Hudson Pkwy
Palisades Interstate Pkwy
Pelham Pkwy
Fordham Rd.
Tremont Ave.
Gun Hill Rd.
Webster Ave.
Grand Concourse
Jerome Ave.
Morris Ave.
Melrose Ave.
3rd Ave.
Soundview Ave.
Randall Ave.
Zerega Ave.
Eastchester Rd.
Williamsbridge Rd.
Baychester Ave.
E. 233rd St.
E. 222nd St.
E. 223rd St.
Nereid Ave.
Morris Park Ave.
E. 149th St.
E. 116th St.
W. 145th
NEW YORK
NEW JERSEY
PATERSON
NEWARK
NEW YORK CITY
BRONX
MANHATTAN
QUEENS
BROOKLYN
STATEN IS.
YONKERS

FTERE Bronx Portfolio 2

1	3425 Knox Place	Bronx, NY
2	1055 Grand Concourse	Bronx, NY
3	2081-2085 Valentine Avenue	Bronx, NY
4	2264 Creston Avenue	Bronx, NY
5	104 West 190th Street	Bronx, NY
6	1354 Commonwealth Avenue	Bronx, NY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – FTERE Bronx Portfolio 2

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Bronx, NY
Original Balance:	$43,800,000			General Property Type:	Multifamily
Cut-off Date Balance:	$43,800,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Finkelstein Timberger East Real Estate			Size:	300 Units
Guarantor:	Richard Timberger			Cut-off Date Balance per Unit:	$146,000
Mortgage Rate:	3.7400%			Maturity Date Balance per Unit:	$146,000
Note Date:	1/24/2020			Property Manager:	Finkelstein Timberger LLC
First Payment Date:	3/1/2020				(borrower related)
Maturity Date:	2/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$3,328,712
IO Period:	120 months			UW NOI Debt Yield:	7.6%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	7.6%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF DSCR:	1.95x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$3,373,292 (12/31/2019)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$3,209,529 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,270,967 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	98.7% (1/1/2020)
Reserves(1)				2nd Most Recent Occupancy:	99.7% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.8% (12/31/2018)
RE Tax:	$61,490	$61,490	N/A	Appraised Value (as of):	$65,300,000 (Various)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$217,667
Recurring Replacements:	$0	$6,978	N/A	Cut-off Date LTV Ratio:	67.1%
Deferred Maintenance:	$211,600	$0	N/A	Maturity Date LTV Ratio:	67.1%
J-51 Exemption Reserve:	$3,065,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,800,000	99.2%	Loan Payoff:	$39,981,893	90.5%
Borrower Equity:	$367,497	0.8%	Reserves:	$3,338,090	7.6%
			Closing Costs:	$847,514	1.9%
Total Sources:	$44,167,497	100.0%	Total Uses:	$44,167,497	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “FTERE Bronx Portfolio 2 Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $43,800,000. The FTERE Bronx Portfolio 2 Mortgage Loan is secured by a first priority fee mortgage encumbering six multifamily properties located in the Bronx, New York (collectively the “FTERE Bronx Portfolio 2” or “FTERE Bronx Portfolio 2 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are 2485-87 LLC D, Chase C LLC D, 1354 Commonwealth LLC D, 2085 Valentine LLC D, Reedy Associates LLC D, and Max Connor LLC D (collectively, the “FTERE Bronx Portfolio 2 Borrowers”), each a Delaware limited liability company, each structured to be bankruptcy-remote with one independent director. Richard Timberger is the non-recourse carveout guarantor and Finkelstein Timberger East Real Estate is the borrower sponsor with respect to the FTERE Bronx Portfolio 2 Mortgage Loan. Finkelstein Timberger East Real Estate is a real estate company that owns and manages residential apartment buildings located throughout various parts of Bronx County, New York. Finkelstein Timberger East Real Estate is run by Steven Finkelstein, Richard Timberger and Tony East.

The Properties. The FTERE Bronx Portfolio 2 is comprised of six rent stabilized multifamily properties totaling 300 units located in the Bronx, New York. The FTERE Bronx Portfolio 2 Properties were constructed between 1916 and 1941. As of January 1, 2020, the multifamily space at the FTERE Bronx Portfolio 2 was 98.7% occupied. In addition, certain of the FTERE Bronx Portfolio 2 Properties have commercial space, which was 100.0% occupied as of January 1, 2020. Occupancy at the FTERE Bronx Portfolio 2 has been in excess of 99.0% since 2014. According to the borrower sponsor, since acquiring the FTERE Bronx Portfolio 2, the borrower sponsor has invested approximately $4.4 million ($14,627 per unit) in capital improvements across the FTERE Bronx Portfolio 2 Properties in the aggregate. All of the FTERE Bronx Portfolio 2 Properties benefit from either a J-51 tax exemption and/or abatement program. In addition, all of the FTERE Bronx Portfolio 2 Properties are awaiting approval of an application for a J-51 tax abatement or exemption program or an application to increase rent under a major capital improvement program (“MCI”) program. Under the J-51 program, the tax exemption benefit temporarily exempts a property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The abatement portion of the program reduces the existing taxes by a percentage of the certified reasonable costs of the work performed as

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

determined by the Department of Finance. The MCI program allows landlords to increase rents (subject to certain limits) paid by rent stabilized tenants to recoup renovation and rehabilitation costs. For the FTERE Bronx Portfolio 2 Properties at which benefits have not been approved, there is an approximately $3.1 million holdback in place. See “Escrows and Reserves” below. The FTERE Bronx Portfolio 2 Properties have an aggregate of 30 units with tenants who pay a portion of their rent with a Section 8 voucher.

The following table presents detailed information with respect to each of the FTERE Bronx Portfolio 2 Properties:

FTERE Bronx Portfolio 2 Properties Summary
Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
3425 Knox Place(2)	98.3%	59	19.7%	$13,800,000	$9,250,000	21.1%	$699,278	21.0%
1055 Grand Concourse(3)	100.0%	54	18.0%	$13,400,000	$9,000,000	20.5%	$668,826	20.1%
2081-2085 Valentine Avenue(4)	97.4%	77	25.7%	$12,600,000	$8,450,000	19.3%	$697,574	21.0%
2264 Creston Avenue(5)	98.3%	59	19.7%	$11,500,000	$7,700,000	17.6%	$575,853	17.3%
104 West 190th Street(6)	100.0%	22	7.3%	$7,700,000	$5,150,000	11.8%	$386,977	11.6%
1354 Commonwealth Avenue(7)	100.0%	29	9.7%	$6,300,000	$4,250,000	9.7%	$300,205	9.0%
Total	98.7%	300	100.0%	$65,300,000	$43,800,000	100.0%	$3,328,712	100.0%

(1)	Based on the borrower rent roll dated January 1, 2020.
(2)	The appraised value for the 3425 Knox Place property includes $2,900,000 attributable to the net present value of two in place J-51 tax abatements and one in place J-51 tax exemption, and $20,000 attributable to an MCI program rent increase that the FTERE Bronx Portfolio 2 Borrowers have informed the lender that they intend to apply for. As of the origination date, the 3425 Knox Place property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2021 and 2023 and a 34-year J-51 tax exemption expiring in 2045. The FTERE Bronx Portfolio 2 Borrowers intend to apply for an additional MCI program rent increase at the 3425 Knox Place property. Real estate taxes were underwritten based on the J-51 tax exemption at the 3425 Knox Place property. The abated taxes are $64,267 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $175,222. Real estate taxes were not underwritten based on any of the J-51 tax abatements as they all will burn off within the next few years.
(3)	The appraised value for the 1055 Grand Concourse property includes $2,200,000 attributable to the net present value of three in place J-51 tax abatements, a pending J-51 tax abatement ($30,000 of appraised value) and one in place J-51 tax exemption, and $200,000 attributable to an MCI program rent increase that the FTERE Bronx Portfolio 2 Borrowers have informed the lender that they intend to apply for. As of the origination date, the 1055 Grand Concourse property benefits from three, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2024, 2026 and 2030 and a 34-year J-51 tax exemption expiring in 2048. The FTERE Bronx Portfolio 2 Borrowers filed for an additional J-51 tax abatement and intend to file for an MCI program rent increase at the 1055 Grand Concourse property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the intended to be applied for J-51 tax abatement, the in place J-51 tax exemption and two of the in place J-51 tax abatements at the 1055 Grand Concourse property. The abated taxes are $58,969 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $161,493.
(4)	The appraised value for the 2081-2085 Valentine Avenue property includes $900,000 attributable to the net present value of three in place J-51 tax abatements and one J-51 tax exemption ($840,000 of appraised value) that the FTERE Bronx Portfolio 2 Borrowers have informed the lender that they intend to apply for, and $20,000 attributable to a pending MCI program rent increase. As of the origination date, the 2081-2085 Valentine Avenue property benefits from three, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2024, 2025 and 2029. The FTERE Bronx Portfolio 2 Borrowers intend to file for an additional J-51 tax exemption and have filed for an MCI program rent increase at the 2081-2085 Valentine Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the intended to be applied for J-51 tax exemption and one of the in place J-51 tax abatements at the 2081-2085 Valentine Avenue property. The abated taxes are $211,148 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $249,693.
(5)	The appraised value for the 2264 Creston Avenue property includes $1,800,000 attributable to the net present value of two in place J-51 tax abatements, a J-51 tax abatement ($30,000 of appraised value) and one J-51 tax exemption ($1,750,000 of appraised value), and $200,000 attributable to an MCI program rent increase, all of which the FTERE Bronx Portfolio 2 Borrowers have informed the lender that they intend to apply for. As of the origination date, the 2264 Creston Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2024 and 2031. The FTERE Bronx Portfolio 2 Borrowers intend to file for an additional J-51 tax abatement, a J-51 tax exemption and an MCI program rent increase at the 2264 Creston Avenue property. Real estate taxes were underwritten based on the intended to be applied for J-51 tax exemption, the intended to be applied for J-51 tax abatement and were not underwritten based on any of the existing J-51 tax abatements as they all will burn off within the next few years. The abated taxes are $95,546 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $170,271.
(6)	The appraised value for the 104 West 190th Street property includes $1,400,000 attributable to the net present value of two in place J-51 tax abatements, and two J-51 tax abatements ($30,000 of appraised value) and one J-51 tax exemption ($1,350,000 of appraised value), and $200,000 attributable to a pending MCI program rent increase, all of which the FTERE Bronx Portfolio 2 Borrowers have informed the lender that they intend to apply for. As of the origination date, the 104 West 190th Street property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2023 and 2024. The FTERE Bronx Portfolio 2 Borrowers intend to file for two additional J-51 tax abatements, a J-51 tax exemption and an MCI program rent increase at the 104 West 190th Street property. Real estate taxes were underwritten based on the intended to be applied for J-51 exemption, the two intended to be applied for J-51 tax abatements and the two in place J-51 tax abatements at the 104 West 190th Street property. The abated taxes are $40,945 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $103,916.
(7)	The appraised value for the 1354 Commonwealth Avenue property includes $500,000 attributable to the net present value of three in place J-51 tax abatements, two pending J-51 tax abatements ($110,000 of appraised value) and one pending J-51 tax exemption ($370,000 of appraised value), and $700,000 attributable to a pending MCI program rent increase. As of the origination date, the 1354 Commonwealth Avenue property benefits from three, 20-year tax abatements under New York State’s J-51 tax abatement program, expiring in 2020 and 2023. The FTERE Bronx Portfolio 2 Borrowers filed for two additional J-51 tax abatements, a J-51 tax exemption and an MCI program rent increase at the 1354 Commonwealth Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the applied for J-51 tax exemption, the two applied for J-51 tax abatements and were not underwritten based on any of the J-51 abatements as they all will burn off within the next few years. The abated taxes are $48,447 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $76,986.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

The following table presents detailed information with respect to each of the FTERE Bronx Portfolio 2 Properties:

FTERE Bronx Portfolio 2 Properties Summary
Building	Units(1)	Property Subtype	NRA (SF)	Section 8 Tenants	Avg. Unit Size (SF)	Historical Capex	Historical Capex per Unit	# of Commercial Tenants	Annual Commercial Tenant Rent
3425 Knox Place	59	Mid rise	55,950	10	948	$470,000	$7,966.10	0	$0
1055 Grand Concourse	54	Mid rise	41,600	3	770	$1,977,000	$36,611.11	0	$0
2081-2085 Valentine Avenue	77	Mid rise	58,100	6	755	$667,000	$8,662.34	3	$94,200
2264 Creston Avenue	59	Mid rise	49,000	1	831	$565,000	$9,576.27	0	$0
104 West 190th Street	22	Mid rise	18,450	6	839	$164,000	$7,454.55	2	$109,200
1354 Commonwealth Avenue	29	Mid rise	19,277	4	665	$545,000	$18,793.10	0	$0
Total	300		242,377	30		$4,388,000	$14,626.67	5	$203,400

(1)	Based on the borrower rent roll dated January 1, 2020.

The Market. The FTERE Bronx Portfolio 2 Properties are located in the Bronx, New York within the Bronx County submarket of the New York City residential market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the New York City residential market was approximately 4.0%, with average asking rents of $3,740 per unit and inventory of approximately 221,105 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Bronx County submarket was approximately 3.8%, with average asking rents of $1,401 per unit and inventory of approximately 13,168 units. Primary access to the FTERE Bronx Portfolio 2 Properties is provided by a number of major thoroughfares, bus lines through the MTA and numerous subway lines that connect the FTERE Bronx Portfolio 2 Properties to Manhattan. The FTERE Bronx Portfolio 2 neighborhood is located in a mixed-use area that supports residential, office, commercial, and retail uses.

The following table presents certain information relating to the appraiser’s market rent conclusion for the FTERE Bronx Portfolio 2 Properties:

Market Rent Summary
Building	Units(1)	Avg. Size (SF)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
3425 Knox Place	59	948	$1,499	$1.58	$1,932	$2.04
1055 Grand Concourse	54	770	$1,522	$1.98	$1,719	$2.23
2081-2085 Valentine Avenue	77	755	$1,233	$1.63	$1,326	$1.76
2264 Creston Avenue	59	831	$1,313	$1.58	$1,703	$2.05
104 West 190th Street	22	839	$1,711	$2.04	$2,007	$2.39
1354 Commonwealth Avenue	29	665	$1,323	$1.99	$1,610	$2.42

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable rental properties to the 3425 Knox Place, the 1055 Grand Concourse, the 2081-2085 Valentine Avenue, the 2264 Creston Avenue and the 104 West 190th Street properties:

Comparable Rental Properties
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
3425 Knox Place	1927	6	59	Studio 1BR 2BR 3BR	650 850 1,000 1,250	$1,174 $1,296 $1,637 $1,773	$21.68 $18.29 $19.64 $17.02
1055 Grand Concourse	1918	5	54	1BR 2BR 3BR	650 800 900	$1,304 $1,575 $1,745	$24.08 $23.63 $23.26
2081-2085 Valentine Avenue	1929	6	77	Studio 1BR 2BR	500 700 900	$988 $1,155 $1,441	$23.71 $19.80 $19.22
2264 Creston Avenue	1941	6	59	Studio 1BR 2BR	600 800 1,000	$1,258 $1,229 $1,627	$25.15 $18.44 $19.52
104 West 190th Street	1916	5	22	1BR 2BR 3BR 4BR	600 750 900 1,050	$1,245 $1,590 $1,821 $1,991	$24.89 $25.44 $24.28 $22.75
2839 Bainbridge Avenue Bronx, NY	1922	5	30	1BR	600	$2,084	$41.68
2605 Marion Avenue Bronx, NY	1925	5	25	1BR 2BR	650 800	$1,675 $1,925	$30.92 $28.88
7 East Gun Hill Road Bronx, NY	1923	5	38	1BR 2BR 3BR	500 800 1,100	$1,526 $2,012 $2,473	$36.62 $30.18 $26.98
308 East 209th Street Bronx, NY	1929	6	25	Studio 1BR	354 560	$1,077 $1,236	$36.51 $26.49
3339 Hull Avenue Bronx, NY	1940	6	50	Studio 1BR 2BR 3BR	400 675 950 1,500	$1,354 $1,666 $1,839 $3,218	$40.62 $29.62 $23.23 $25.74

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 1, 2020.

The following table presents certain information relating to comparable rental properties to the 1354 Commonwealth Avenue property:

Comparable Rental Properties
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
1354 Commonwealth Avenue Bronx, NY	1925	5	29	1BR 2BR 3BR	590 787 984	$1,186 $1,578 $1,623	$24.12 $24.06 $19.79
1400 Noble Avenue Bronx, NY	1928	6	59	1BR	600	$1,425	$28.50
1551 Unionport Road/1996 McGraw Avenue Bronx, NY	1939	8	87	1BR 2BR	649 833	$1,413 $1,615	$26.13 $23.27
2010 Powell Avenue Bronx, NY	1929	6	91	1BR 2BR	600 768	$1,542 $1,850	$30.84 $28.91
1100 Elder Avenue Bronx, NY	1928	6	61	1BR	750	$1,750	$28.00
820-880 Colgate Avenue Bronx, NY	1969	19	484	1BR 2BR 3BR	733 933 1,200	$1,602 $1,990 $2,260	$26.23 $25.59 $22.60

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the FTERE Bronx Portfolio 2:

Cash Flow Analysis(1)
	2016	2017	2018	2019	UW	UW Per Unit
Gross Potential Rent	$4,768,897	$4,855,250	$4,938,224	$5,134,102	$5,037,809	$16,792.70
Other Income(2)	$0	$0	$0	$0	$249,177	$830.59
Vacancy	$0	$0	$0	$0	($112,417)	($374.72)
Effective Gross Income	$4,768,897	$4,855,250	$4,938,224	$5,134,102	$5,174,569	$17,248.56

Real Estate Taxes	$361,177	$413,762	$465,502	$524,676	$519,322	$1,731.07
Insurance	$165,225	$187,939	$240,646	$242,421	$241,900	$806.33
Other Expenses	$942,123	$982,582	$1,022,547	$993,713	$1,084,635	$3,615.45
Total Expenses	$1,468,525	$1,584,283	$1,728,695	$1,760,810	$1,845,857	$6,152.86

Net Operating Income	$3,300,372	$3,270,967	$3,209,529	$3,373,292	$3,328,712	$11,095.71
Capital Expenditures	$0	$0	$0	$0	$83,731	$279.10
Net Cash Flow	$3,300,372	$3,270,967	$3,209,529	$3,373,292	$3,244,981	$10,816.60

Occupancy %	99.7%	99.3%	99.8%	98.7%	98.0%
NOI DSCR	1.99x	1.97x	1.93x	2.03x	2.00x
NCF DSCR	1.99x	1.97x	1.93x	2.03x	1.95x
NOI Debt Yield	7.5%	7.5%	7.3%	7.7%	7.6%
NCF Debt Yield	7.5%	7.5%	7.3%	7.7%	7.4%

(1)	As of the borrower rent roll dated January 1, 2020, the multifamily space at the FTERE Bronx Portfolio 2 Properties is 98.7% occupied.

(2)	Other Income is comprised entirely of (i) rent from retail tenants ($212,700) and (ii) any applied for MCI rent increases that are expected to be approved prior to securitization closing ($36,477). We cannot assure you that such increases will be approved either prior to securitization closing or at all.

Escrows and Reserves.

Taxes – The FTERE Bronx Portfolio 2 Mortgage Loan documents provide for an upfront reserve of approximately $61,490 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially, approximately $61,490).

Insurance – The FTERE Bronx Portfolio 2 Mortgage Loan documents provide for monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly reserves are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for each of the FTERE Bronx Portfolio 2 Properties is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the FTERE Bronx Portfolio 2 Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy.

Recurring Replacements Reserve – The FTERE Bronx Portfolio 2 Mortgage Loan documents provide for monthly deposits of approximately $6,978 for approved capital expenditures.

Deferred Maintenance Reserve – The FTERE Bronx Portfolio 2 Mortgage Loan documents provide for an upfront reserve of $211,600, for various required repairs (including, but not limited, to re-piping one building for gas service, boiler replacement, façade repairs, inspection and repair of fire safety devices, and retaining wall evaluation and/or repair) and for closing out open violations. The estimated cost of such required repairs is $252,498, of which 115% is $290,373. The FTERE Bronx Portfolio 2 Borrowers are not required to escrow the remaining balance of $78,773 so long as they use their best efforts to complete the repairs within six months of the loan origination date, provided they may be afforded additional time at the lender’s discretion if they are unable to complete the work within such time frame despite diligent efforts.

J-51 Exemption Reserve - The FTERE Bronx Portfolio 2 Mortgage Loan documents provide for an upfront reserve of $3,065,000 with respect to the applied for or intended to be applied for J-51 tax exemption, J-51 tax abatement, and material capital improvement rent increases, as applicable for each FTERE Bronx Portfolio 2 Mortgaged Property. The funds allocable to each such FTERE Bronx Portfolio 2 Property are required to be released to the related FTERE Bronx Portfolio 2 Borrowers upon satisfaction of the J-51 Exemption Funds Release Conditions (as defined below) with respect to the applicable FTERE Bronx Portfolio 2 Property. Any funds in such reserve not disbursed to the FTERE Bronx Portfolio 2 Borrowers on or prior to July 26, 2021, may at the lender’s discretion be retained and applied by the lender to the prepayment of the FTERE Bronx Portfolio 2 Mortgage Loan. Such prepayment is subject to payment of a prepayment premium equal to 3% of the amount prepaid. In the event any of any funds have not been released on or before July 26, 2021, the FTERE Bronx Portfolio 2 Borrowers will have one six-month extension to satisfy the J-51 Exemption Funds Release Conditions, so long as, prior to July 26, 2021, the FTERE Bronx Portfolio 2 Borrowers provide the lender with a credit enhancement in the form of cash or a letter of credit for the $3,065,000 holdback.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

“J-51 Exemption Funds Release Conditions” mean, collectively, (a) the New York City Department of Finance has approved (1) the FTERE Bronx Portfolio 2 Borrowers’ J-51 Exemption application for the 104 West 190th Street, 1354 Commonwealth Avenue, 2081-2085 Valentine Avenue and 2264 Creston Avenue properties, and (2) the FTERE Bronx Portfolio 2 Borrowers’ J-51 Abatement application for the 104 West 190th Street, 1055 Grand Concourse, 1354 Commonwealth Avenue, and 2264 Creston Avenue properties, (b) the lender’s receipt of reasonably satisfactory evidence that the State of New York Division of Housing and Community Renewal has approved the FTERE Bronx Portfolio 2 Borrowers’ application for a major capital improvement program rent increase for all the FTERE Bronx Portfolio 2 Mortgaged Properties, and (c) the lender has determined in its sole reasonable discretion that the underwritten net operating income (calculated as provided in the loan documents) divided by the outstanding principal balance of the FTERE Bronx Portfolio 2 Mortgage Loan after giving effect to the disbursement is equal to or greater than 7.40%.

The allocated appraised value of anticipated J-51 and MCI program increases and allocated amounts of the J-51 Exemption Reserve are set forth in the table below.

Property	Anticipated J-51 Exemption Valuation Increase(1)	Anticipated J-51 Abatement Valuation Increase(1)	Anticipated MCI Valuation Increase(1)	J-51 Exemption Reserve Allocation
3425 Knox Place	N/A	N/A	$20,000	$10,000
1055 Grand Concourse	N/A	$30,000	$200,000	$146,000
2081-2085 Valentine Avenue	$840,000	N/A	$20,000	$463,000
2264 Creston Avenue	$1,750,000	$30,000	$200,000	$1,086,000
104 West 190th Street	$1,350,000	$30,000	$200,000	$873,000
1354 Commonwealth Avenue	$370,000	$110,000	$700,000	$487,000

(1)	Certain of the related J-51 abatements and exemptions and MCI rent increases have been applied for but had not been received as of the origination date, and others had not been applied for as of the origination date. See the footnotes to FTERE Bronx Portfolio 2 Properties Summary above.

Lockbox and Cash Management. The FTERE Bronx Portfolio 2 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the FTERE Bronx Portfolio 2 Borrowers are required to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants of the FTERE Bronx Portfolio 2 Properties to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from residential tenants of the FTERE Bronx Portfolio 2 Properties into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the FTERE Bronx Portfolio 2 Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the FTERE Bronx Portfolio 2 Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the FTERE Bronx Portfolio 2 Mortgage Loan, (iii) to make the monthly deposits into the recurring replacements reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the FTERE Bronx Portfolio 2 Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the FTERE Bronx Portfolio 2 Borrowers. Notwithstanding the foregoing, any amounts on deposit in the excess cash flow subaccount as a result of a Cash Sweep Event Period triggered by clause (ii) of the definition of Cash Sweep Event Period, are required to be held as additional collateral for the FTERE Bronx Portfolio 2 Mortgage Loan until the FTERE Bronx Portfolio 2 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account the funds held in the excess cash flow subaccount) is not more than 67.6%.

“Cash Sweep Event Period” means a period:

(i)	Commencing upon an event of default under the FTERE Bronx Portfolio 2 Mortgage Loan documents and ending upon the cure, if applicable, of such event of default, or
(ii)	Commencing upon, if the J-51 Exemption Funds Release Conditions have not been satisfied, July 26, 2021 and ending on the date that the loan-to-value ratio (based upon $43,800,000 as the loan amount) is 68.5%. Notwithstanding the foregoing, the FTERE Bronx Portfolio 2 Borrowers will have the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with this clause (ii) by depositing with the lender a cash deposit or a letter of credit in the amount of $3,065,000. Such cash deposit or letter of credit will continue to be held as additional collateral for the loan until the FTERE Bronx Portfolio 2 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account such cash deposit or letter of credit) is not more than 68.5%.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in August 2029, the FTERE Bronx Portfolio 2 Borrowers have the right to obtain a release of any of one or more individual FTERE Bronx Portfolio 2 Properties, provided no event of default is continuing and subject to the conditions set forth in the FTERE Bronx Portfolio 2 Mortgage Loan documents, including, among others, (1) the partial defeasance of the FTERE Bronx Portfolio 2 Mortgage Loan in a principal amount equal to 110% of the allocated loan amount for the individual FTERE Bronx Portfolio 2 Property being released, provided, however, that upon the written request of the FTERE Bronx Portfolio 2 Borrowers and subject to the lender’s receipt of an updated appraisal, the applicable release amount may be 100% of such allocated loan amount so long as (x) the loan-to-value ratio with respect to all remaining FTERE Bronx Portfolio 2 Properties is not greater than 55.0% and (y) the debt yield with respect to all remaining FTERE Bronx Portfolio 2 Properties is not less than 8.5%, (2) after giving effect to the partial defeasance, the debt yield of the remaining

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$43,800,000
Various	FTERE Bronx Portfolio 2	Cut-off Date LTV:	67.1%
Bronx, NY		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	7.6%

FTERE Bronx Portfolio 2 Properties is greater than the greater of the debt yield immediately prior to the partial defeasance and 7.40%, and (3) customary REMIC requirements are satisfied.

Letter of Credit. The FTERE Bronx Portfolio 2 Borrowers have the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with clause (ii) of the definition of Cash Sweep Event Period by depositing with the lender a letter of credit in the amount of $3,065,000, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The FTERE Bronx Portfolio 2 Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the FTERE Bronx Portfolio 2 Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

25
Elsie Rooftop
2,246 SF 6/2031
24
Parkwood Pictures Ent.
13,095 SF 1/2022
23
Quartet Financial
5,403 SF 3/2020
Quartet Financial
1,322 SF 3/2020
Oberon Management
5,457 SF 4/2022
FDI Logbox
1,974 SF 3/2022
22
Workville
14,374 SF 4/2023
21
Workville
14,000 SF 1/2026
20
Outerstuff Ltd.
16,809 SF 4/2022
19
Outerstuff Ltd.
16,150 SF 4/2022
18
Outerstuff Ltd.
17,500 SF 4/2022
17
Securitas
17,500 SF 3/2021
16
Jack Rogers
7,770 SF 4/2020
Jade Apparel
2,350 SF 6/2021
Seneca Construction
3,829 SF 12/2022
Mon Cheri Baby
1,066 SF 3/2020
Vacant
1,856 SF
15
JEM Accessories
1,455 SF 1/2021
C&B Fashion
1,665 SF 8/2020
Centana
2,311 SF 11/2020
Vertical Design
5,270 SF 2/2022
Titan
Consulting Group
2,396 SF 12/2022
JS 1412 Corp
1,241 SF 7/2022
Seven Islands
1,049 SF MTM
Vacant
1,134 SF
14
B Tween LLC
5,577 SF 2/2028
AKI Technologies
6,100 SF 11/2022
Aquarius Showroom
3,516 SF 3/2020
Mark Edwards
2,782 SF 4/2022
12
Group JS International
9,376 SF 7/2020
Page Brook 3
1,875 SF MTM
Group JS International
4,000 SF 7/2020
11
N.I. Teijin Shoji USA
12,422 SF 5/2022
Raymond
Schwartzberg
2,845 SF 1/2020
Corber
Textile Group
1,159 SF 4/2020
Premium
Lounge USA
1,432 SF MTM
New York
Popular
1,342 SF 11/2020
Vacant
1,150 SF
10
Escada (Sublease to Kahn Lucas Lancaster)
17,665 SF 9/2020
9
Escada (Sublease to Kasper Group)
17,665 SF 9/2020
8
Kasper Group
17,748 SF 8/2025
7
Sterling National Bank
8,872 SF 4/2025
One Step Up
12,126 SF 12/2024
6
Kasper Group
21,000 SF 8/2025
5
Kasper Group
21,000 SF 8/2025
4
Management Office
7,385 SF
Sport Elle
6,114 SF 12/2021
HSL Architects
594 SF 5/2020
GEO Norway
1,657 SF 2/2022
DEOW
500 SF 11/2022
Ile Clothing
2,169 SF 10/2023
XPC
2,050 SF 8/2020
Cornerstone
Land Abstra
1,615 SF 11/2022
Fab Trends
6,454 SF 11/2022
3
One Step Up
20,339 SF 12/2024
2
One Step Up
20,340 SF 12/2024
1
Vacant
4,000 SF
StubHub
1,908 SF 12/2025
Apple
Nail Salon
801 SF 2/2022
Roman
Shoe Repair
304 SF 4/2021
Cook Eatery
2,910 SF 1/2032
Vacant
1,560 SF
123 West 37th Rest. Corp
2,311 SF 5/2021
BA
123 West 39th
602 SF 5/2021
Apple
Nail Salon
280 SF 2/2030
Building
Storage
549 SF
Cook Eatery
1,845 SF 2/2030
Outerstuff
Ltd.
542 SF 2/2030
Roman
Shoe Repair
106 SF 2/2030
StubHub
5,587 SF 2/2030
Vacant
Building
MTM
2020 – 2021
2022 – 2023
2024 – 2025
2026+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Midtown
Theatre District
Midtown West
Midtown East
1412 Broadway
1412 Broadway
New York, NY 10018
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
E. 45th St.
E. 44th St.
E. 43rd St.
42ND ST.
E. 41st St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32rd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Broadway
50TH ST.
49TH ST.
ROCKEFELLER CTR.
TIMES SQUARE
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
TIMES SQ.
42ND ST./ BRYANT PARK
5TH AVE.
34TH ST./ PENN STATION
HERALD SQUARE
PENN STATION
Gershwin Theatre
Paramount Plaza
The Michelangelo
Time-Life Building
One Worldwide Plaza
Amsterdam Court
Ambassador Theatre
Exxon Building
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
McGraw-Hill Building
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
The Brooks Atkinson Theatre
Paramount Hotel
The Lunt-Fontanne Theatre
Sanctuary Hotel
Palace Theatre
The Marquis Theatre
Marriott Marquis
Lyceum Theatre
Americas Tower
Comfort Inn Times Square West
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Sofitel
Iroquois
Harvard Club
New York
Gotham Hotel
Brooks Bros.
InterContinental New York Times Sq.
Paramount Communications
Royalton Hotel
Cornell Club
The Westin
Hotel Carter
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
Cinemax
W.R. Grace Building
SUNY College of Optometry
500 Fifth Avenue
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
Bryant Park
New York Public Library
Port Authority Bus Terminal
New York Times Building
Comfort Inn Times Square South
Bryant Park Hotel
HSBC Tower
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
DoubleTree by Hilton Times Sq. South
The Langham
TRYP by Wyndham Times Sq. South
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
CUNY Graduate Center
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
General Post Office
Madison Square Garden
Penn Station
Hotel Pennsylvania
Manhattan Mall
Hotel Stanford
The Hotel @ Fifth Ave.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
MANHATTAN
Williamsburg
Chelsea
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
East River
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – 1412 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	New York, NY 10018
Original Balance(1):	$40,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1926/2007-2012
Sponsors:	Isaac Chetrit; Eli Chetrit; Raizada			Size:	421,396 SF
	Vaid; Jacob Aini			Cut-off Date Balance per SF(1):	$498
Guarantors:	Isaac Chetrit; Eli Chetrit; Raizada			Maturity Date Balance per SF(1):	$498
	Vaid; Jacob Aini			Property Manager:	1412 Management LLC
Mortgage Rate:	3.6100%				(borrower-related)
Note Date:	11/25/2019
First Payment Date:	1/1/2020
Maturity Date:	12/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,795,032
Seasoning:	2 months			UW NOI Debt Yield(1):	7.5%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity(1):	7.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.92x
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI:	$16,486,637 (9/30/2019 TTM)
Additional Debt Balance(1)(2):	$170,000,000			2nd Most Recent NOI:	$16,643,199 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,043,950 (12/31/2017)
Reserves(3)				Most Recent Occupancy:	95.2% (11/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.6% (12/31/2018)
RE Tax:	$395,861	$395,861	N/A	3rd Most Recent Occupancy:	95.0% (12/31/2017)
Insurance:	$28,560	$28,560	N/A	Appraised Value (as of):	$360,000,000 (10/1/2019)
Recurring Replacements:	$0	$6,991	$251,670	Appraised Value per SF:	$854
TI/LC:	$2,000,000	Springing	$2,000,000	Cut-off Date LTV Ratio(1):	58.3%
Free Rent:	$1,743,133	$0	N/A	Maturity Date LTV Ratio(1):	58.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$210,000,000	100.0%	Loan Payoff:	$145,311,576	69.2%
			Return of Equity:	$53,746,154	25.6%
			Closing Costs:	$6,774,716	3.2%
			Reserves:	$4,167,553	2.0%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The 1412 Broadway Mortgage Loan (as defined below) is a part of the 1412 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 1412 Broadway Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “1412 Broadway Mortgage Loan”) is part of a whole loan (the “1412 Broadway Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $210,000,000, all of which are secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “1412 Broadway Property”). The non-controlling Note A-3, in the original principal amount of $40,000,000, represents the 1412 Broadway Mortgage Loan and will be included in the MSC 2020-L4 securitization trust. The controlling Note A-1, in the original principal amount of $100,000,000, and the non-controlling Note A-2, in the original principal amount of $70,000,000 (the “1412 Broadway Non-Serviced Pari Passu Companion Loans”), have been or are expected to be contributed to one or more securitization transactions. The 1412 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK24 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

1412 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK24	Yes
A-2	$70,000,000	$70,000,000	BANK 2020-BNK25(1)	No
A-3	$40,000,000	$40,000,000	MSC 2020-L4	No
Total	$210,000,000	$210,000,000

(1)	Expected to be contributed upon the closing date of such securitization.

The Borrowers and the Borrower Sponsors. The borrowers are Chetrit 1412 LLC (50%), 1412-1416 RSVP DE LLC (25%) and 1412 BH DE LLC (25%), as tenants-in-common (collectively, the “1412 Broadway Borrower”), each of which has one independent director. Isaac Chetrit, Eli Chetrit, Raizada Vaid and Jacob Aini are the borrower sponsors and the non-recourse carveout guarantors. The entities comprising the 1412 Broadway Borrower are owned by various members of the Chetrit, Aini and Vaid families. Jacob Aini has been in the real estate business for over 25 years. He has owned seven retail locations in New York and owns over 40 real estate assets comprised of partnerships and sole proprietorships. Isaac Chetrit and Eli Chetrit have acquired and currently manage a portfolio consisting of approximately one million SF of office space in Manhattan and 300,000 SF of retail and commercial space located in Brooklyn and Queens. Raizada Vaid is a businessman with numerous holdings and franchises and is the Chief Executive Officer of Fantasia World Inc., a costume jewelry company. In 2004, Mr. Vaid expanded his wholesale jewelry business to include retail stores.

The Property. The 1412 Broadway Property is a Class B, 24-story office property totaling 421,396 SF including ground floor and roof retail space, on an approximately 0.41-acre site located in the Garment District of Manhattan in New York City. The 1412 Broadway Property was built in 1926 and renovated from 2007-2012. The capital expenditure totaled approximately $14 million and included selective replacement of windows on the upper floors, installation of a new curtain wall and cooling tower, elevator modernization, and lobby, common corridor and Cycle 7 façade upgrades. Floor plans above the second floor are nearly identical and the majority of the spaces are multi-tenanted. The lobby of the 1412 Broadway Property is accessible via Broadway; and a freight entrance is located on 39th Street. The grade level retail spaces have frontage along both Broadway and West 39th Street. The 1412 Broadway Property was 95.2% leased as of November 1, 2019 to 53 tenants. Other than the three largest tenants, no tenant contributes more than 8.1% of the underwritten base rent. Three tenants, Workville, Elsie Rooftop and ILE Clothing, comprising 7.8% of NRA and 9.8% of underwritten rent, are affiliates of the 1412 Broadway Borrower.

Major Tenants.

Kasper Group (77,413 SF, 18.4% of NRA, 19.5% of underwritten rent). Kasper Group is an apparel company offering work attire and special occasion attire for women. 59,748 SF are leased under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025, with no renewal options remaining. Kasper Group is currently subleasing the remaining 17,665 SF (4.2% of NRA and 3.4% of underwritten rent) of the 77,413 SF from Escada at $41.68 PSF, which sublease has a lease expiration of September 1, 2020. The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.

One Step Up (52,805 SF, 12.5% of NRA, 10.4% of underwritten rent). One Step Up is a wholesale apparel company that designs, manufactures and distributes outerwear for women and children. The company supplies to retail stores in the United States, and also distributes globally to Canada, Mexico, Brazil, Europe, Asia and Australia. One Step Up has a lease expiration date of December 1, 2024 and has no renewal options remaining.

Outerstuff Ltd. (51,001 SF, 12.1% of NRA, 11.5% of underwritten rent). Outerstuff Ltd. is a manufacturer and provider of licensed youth sports apparel for brands such as the NFL, MLB, NBA, NHL, MLS, US Olympic Committee, and more than 200 colleges and universities. Outerstuff Ltd. leases 50,459 SF of office space and 542 SF of basement space. Outerstuff Ltd. has a lease expiration date of April 1, 2022 for the office space and February 1, 2030 for the basement space, and has one, five-year renewal option remaining. Outerstuff Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 SF), provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.

Workville (28,374 SF, 6.7% of NRA, 8.1% of underwritten rent). Workville is a co-working space, offering private offices and open workspaces at the 1412 Broadway Property. Workville leases 14,000 SF on the 21st floor and 14,374 SF on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively, and has no renewal options remaining. Workville is an affiliate of the 1412 Broadway Borrower.

Kahn Lucas Lancaster (17,665 SF, 4.2% of NRA, 3.3% of underwritten rent). Kahn Lucas Lancaster is an apparel company with headquarters in New York, New York. Kahn Lucas Lancaster was established in 1889 and founded girls fashion lines, Emily West, Youngland, Bloome and Sweet Heart Rose. Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF, with a sublease expiration date of September 1, 2020. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the major tenants at the 1412 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)
Kasper Group(2)	NR/NR/NR	77,413	18.4%	$4,120,949	19.5%	$53.23	Various	N
One Step Up	NR/NR/NR	52,805	12.5%	$2,205,991	10.4%	$41.78	12/1/2024	N
Outerstuff Ltd.(3)	NR/NR/NR	51,001	12.1%	$2,426,574	11.5%	$47.58	Various	Y
Workville(4)	NR/NR/NR	28,374	6.7%	$1,718,353	8.1%	$60.56	Various	N
Kahn Lucas Lancaster(5)	NR/NR/NR	17,665	4.2%	$706,200	3.3%	$39.98	9/1/2020	N
Subtotal/Wtd. Avg.		227,258	53.9%	$11,178,067	52.8%	$49.19

Other Tenants		173,802	41.2%	$10,001,925	47.2%	$57.55
Vacant Space		20,336	4.8%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		421,396	100.0%	$21,179,992	100.0%	$52.81
(1)	Information is based on the underwritten rent roll as of November 1, 2019.
(2)	Kasper Group leases 59,748 SF under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025. Kasper Group is currently subleasing the remaining 17,665 SF (4.2% of NRA and 3.5% of underwritten rent) of the 77,413 SF from Escada at a rental rate of $41.68 PSF, with a sublease expiration of September 1, 2020. The $53.23 Annual UW Rent PSF is the blended rate (i.e. it reflects the direct lease rate of $56.65 PSF for the direct leased space and the sublease rate of $41.68 PSF for the subleased space). The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.
(3)	Outerstuff Ltd. leases 50,459 SF of office space, which has a lease expiration date of April 1, 2022 and 542 SF of basement space, which has a lease expiration of February 1, 2030. Outerstuff Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 SF), provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.
(4)	Workville leases 14,000 SF on the 21st floor and 14,374 SF on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively. Workville is an affiliate of the 1412 Broadway Borrower.
(5)	Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).
(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 1412 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	4,356	$45.71	1.0%	1.0%	$199,107	0.9%	0.9%
2020	11	69,113	$49.05	16.4%	17.4%	$3,390,206	16.0%	16.9%
2021	6	30,636	$57.72	7.3%	24.7%	$1,768,401	8.3%	25.3%
2022	16	116,052	$49.64	27.5%	52.2%	$5,761,295	27.2%	52.5%
2023	2	16,543	$54.94	3.9%	56.2%	$908,945	4.3%	56.8%
2024	1	52,805	$41.78	12.5%	68.7%	$2,205,991	10.4%	67.2%
2025	3	70,528	$66.94	16.7%	85.4%	$4,720,926	22.3%	89.5%
2026	1	14,000	$64.39	3.3%	88.8%	$901,460	4.3%	93.8%
2027	0	0	$0.00	0.0%	88.8%	$0	0.0%	93.8%
2028	1	5,577	$56.65	1.3%	90.1%	$315,937	1.5%	95.2%
2029	0	0	$0.00	0.0%	90.1%	$0	0.0%	95.2%
2030	6	8,909	$0.00	2.1%	92.2%	$0	0.0%	95.2%
2031 & Beyond	3	12,541	$80.35	3.0%	95.2%	$1,007,724	4.8%	100.0%
Vacant Space	0	20,336	$0.00	4.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	53	421,396	$52.81	100.0%		$21,179,992	100.0%
(1)	Information is based on the underwritten rent roll as of November 1, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The Market. The 1412 Broadway Property is located in New York, New York, approximately three blocks from the Times Square subway station, which has 11 subway lines, and also approximately one block from the Bryant Park subway station, which has an additional five subway lines. Furthermore, the 1412 Broadway Property is located in close proximity to Penn Station, Port Authority Bus Terminal, and Grand Central Terminal, providing access for both commuters and local residents. The 1412 Broadway Property is located in the Times Square South office submarket of the Midtown office market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Times Square South office submarket was approximately 5.1%, with average asking rents of $57.70 PSF and inventory of approximately 35.5 million SF. According to the appraisal, as of the second quarter of 2019, the Midtown office market has average asking rents of $82.27 PSF and inventory of approximately 283 million SF. According to the appraisal, the 2018 population within a half-, one- and one and a half-mile radius of the 1412 Broadway Property was 22,460, 199,380 and 380,361, respectively. The 2018 average household income within the same half-, one- and one and a half-mile radius was $165,220, $169,183 and $180,374, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1412 Broadway Property:

Market Rent Summary
	Office 2-9 Space	Office 10-19 Space	Office 20-24 Space	Broadway Retail Space	Side Street/Roof Space
Market Rent (PSF)	$54.00	$56.00	$58.00	$375.00	$125.00
Lease Term (Months)	120	120	120	120	120
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents comparable office leases with respect to the 1412 Broadway Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Size (SF)
1430 Broadway New York, NY	1955	364,000	Life Adjustment	4,236	8/1/2019	85	$53.25	Modified Gross
1407 Broadway New York, NY	1950	1,118,834	Amore Pacific	24,714	6/1/2019	125	$56.85	Modified Gross
1359 Broadway New York, NY	1924	-	NYS Energy	4,618	8/1/2019	114	$60.00	Modified Gross
1370 Broadway New York, NY	1922	244,883	Collection ’18	16,790	7/1/2019	91	$64.50	Modified Gross
498 Seventh Avenue New York, NY	1920	960,000	Tetra Tech	59,798	4/1/2019	154	$64.50	Modified Gross
25 West 39th Street New York, NY	1907	185,384	The Wing	12,252	3/1/2019	130	$58.00	Modified Gross
1400 Broadway New York, NY	1930	929,405	Signature Bank	20,961	11/1/2018	180	$62.00	Modified Gross
500 Seventh Avenue New York, NY	1922	609,000	WeWork	255,610	3/1/2018	178	$68.00	Modified Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 1412 Broadway Property:

Cash Flow Analysis
	2016	2017	2018	9/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$19,153,488	$20,076,624	$22,093,323	$21,904,363	$24,753,232	$58.74
Total Recoveries	$1,655,765	$1,772,790	$2,381,564	$2,586,311	$2,870,065	$6.81
Other Income	$38,983	$12,489	$26,335	$29,605	$35,719	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,977,354)	($7.07)
Effective Gross Income	$20,848,236	$21,861,903	$24,501,222	$24,520,279	$24,681,662	$58.57

Real Estate Taxes	$4,024,080	$4,357,119	$4,639,521	$4,734,101	$4,822,876	$11.44
Insurance	$281,526	$281,531	$281,532	$282,405	$365,064	$0.87
Other Expenses(2)	$2,906,016	$3,179,304	$2,936,969	$3,017,136	$3,698,690	$8.78
Total Expenses	$7,211,622	$7,817,954	$7,858,022	$8,033,642	$8,886,630	$21.09

Net Operating Income	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$15,795,032	$37.48
Capital Expenditures	$0	$0	$0	$0	$84,279	$0.20
TI/LC	$0	$0	$0	$0	$946,027	$2.24
Net Cash Flow	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$14,764,726	$35.04

Occupancy %	NAV	95.0%	97.6%	95.2%(3)	89.5%
NOI DSCR(4)	1.77x	1.83x	2.17x	2.14x	2.05x
NCF DSCR(4)	1.77x	1.83x	2.17x	2.14x	1.92x
NOI Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.5%
NCF Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated November 1, 2019 and includes (i) rent steps through December 1, 2020 totaling $647,877 and (ii) straight line rent taken over the life of the lease from the StubHub lease which is guaranteed by eBay, Inc. ($43,358). The increase in UW Total Recoveries from 9/30/2019 TTM is due to the inclusion of utility reimbursements.
(2)	The increase in UW Other Expenses from 9/30/2019 TTM is due to the inclusion of a 3% management fee, equal to $740,450. The 1412 Broadway Property is managed by an affiliate of the 1412 Broadway Borrower and historical operating statements did not include a management fee.
(3)	9/30/2019 TTM Occupancy % is as of November 1, 2019.
(4)	Debt service coverage ratios and debt yields are based on the 1412 Broadway Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $395,861 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $395,861).

Insurance – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $28,560 for insurance premiums, and ongoing monthly reserve deposits for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the insurance coverage for the 1412 Broadway Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 1412 Broadway Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy (initially $28,560).

Recurring Replacements – The 1412 Broadway Whole Loan documents provide for monthly deposits of approximately $6,991 into a replacement reserve; provided that such monthly deposits are not required on any monthly payment date on which the amount then held in such reserve is equal to or greater than $251,670.

TI/LC Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of $2,000,000 for future tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $2,000,000, monthly deposits of approximately $52,431 are required to be made into such reserve until the amount in such reserve equals $2,000,000.

Free Rent Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $1,743,133 for outstanding free rent under the Kasper Group lease.

Lockbox and Cash Management. The 1412 Broadway Whole Loan documents require a hard lockbox and in place cash management. The 1412 Broadway Whole Loan documents require the 1412 Broadway Borrower to establish a lockbox account and to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the 1412 Broadway Borrower or property manager receives any rents, to deposit or cause to be deposited such rents into the lockbox account within three business days of receipt. All funds in the lockbox account are required to be deposited on each business day into a lender controlled cash management account. So long as no event of default is continuing under the 1412 Broadway Whole Loan, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 1412 Broadway Whole Loan, (iii) to make deposits into the recurring replacements

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$40,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

reserve and TI/LC reserve, as described above under “Escrows and Reserves”, (iv) if a Cash Sweep Event Period (as defined below) is continuing, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account, to be held by the lender as additional security for the 1412 Broadway Whole Loan during the continuance of the Cash Sweep Event Period, or if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the 1412 Broadway Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 1412 Broadway Whole Loan and ending upon the cure (if applicable) of such event of default; or

(b)	commencing upon the debt yield of the 1412 Broadway Whole Loan being less than 6.25% at the end of any calendar quarter and ending upon the date the debt yield has been equal to or greater than 6.50% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the 1412 Broadway Mortgage Loan, the 1412 Broadway Property also secures the 1412 Broadway Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $170,000,000. The 1412 Broadway Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 1412 Broadway Mortgage Loan. The 1412 Broadway Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 1412 Broadway Non-Serviced Pari Passu Companion Loans. The holders of the 1412 Broadway Mortgage Loan and the 1412 Broadway Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 1412 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 1412 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1412 Broadway Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1412 Broadway Property, and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

55
HUDSON YARDS

**TOTAL BUILDING RSF:
1,431,212**

THIRD POINT
LEVELS 49-51: 89,043 RSF
STONEPEAK PARTNERS LP
LEVEL 48: 29,683 RSF
COOLEY
LEVELS 42-46: 146,227 RSF
SILVER LAKE
LEVELS 40-41: 58,089 RSF
MILBANK, TWEED, HADLEY & MCCLOY
LEVELS 30-39: 286,733 RSF
ENGINEER'S GATE
LEVEL 29: 28,034 RSF
HEALTHCOR MANAGEMENT
LEVEL P28: 17,760 RSF
AROSA CAPITAL MANAGEMENT
LEVEL P28: 10,680 RSF
COGNIZANT
LEVELS 26-27: 56,869 RSF
CONFIDENTIAL TENANT
LEVELS 24-25: 56,858 RSF
CENTIVA, NUT TREE, MITSUI OFFICE (UNDER CONTRACT)
LEVEL 22: 25,744 RSF
VISTA EQUITY PARTNERS
LEVEL 23: 28,429 RSF
BOIES SCHILLER & FLEXNER
LEVELS 18-21: 110,732 RSF
MARKETAXESS
LEVELS 15-17: 83,298 RSF
POINT 72
LEVELS 3-14: 332,283 RSF
MECHANICAL
MT. SINAI
LEVEL P1, P2: 18,679 RSF
MANAGEMENT OFFICE
LEVEL P2: 6,971 RSF
MAISON KAYSER
LEVEL P1: 2,663 RSF
33RD STREET
HUDSON BOULEVARD

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

55 Hudson Yards
550 West 34th Street
New York, NY 10001
Theater District
West Side
Chelsea
Hudson River
Hudson River Park
Lincoln Tunnel
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Pier 78
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
Riverbank West
Upright Citizens Brigade Theatre
Travel Inn Hotel
Westside Theatre
Inter Continental Times Sq.
One River Place
Silver Towers
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Playwrights Horizons
Pod Times Square Hotel
Port Authority Bus Terminal
DoubleTree NY Times Sq. West
Staybridge Suites
Hampton Inn Times Sq. South
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
Jacob Javits Convention Center
DiMenna Center for Classical Music
Casamia 36 Hotel
Courtyard Marriott
Hilton Garden Inn
Homewood Suites
TheatreLab
Bella Abzug Park
Hudson River Hotel
TRYP Times Sq. South
Even Hotel
Hudson Mercantile
3 Hudson Boulevard (Under Constr.)
The Spiral (Under Constr.)
Manhattan Center
The New Yorker
34TH ST/ HUDSON YARDS
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
35 Hudson Yards
30 Hudson Yards
James A. Farley General Post Office
Western Yard (Under Development)
HUDSON YARDS
Vessel
The Shops & Restaurants at Hudson Yards
NJ TRANSIT
AMTRAK
Port Authority-West 30th Street Midtown Heliport
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
Hudson Yards
Abington House
Morgan General Mail Facility
Terminal Warehouse Building
Starrett-Lehigh Building
Hotel Americano
Target Corporate Office
Gagosian
Gladstone Gallery
HG Contemporary Gallery
CHELSEA GALLERIES
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
12th Ave.
11th Ave.
10th Ave.
Dyer Ave.
9th Ave.
AMTRAK
9A
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Hoboken
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 55 Hudson Yards

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A-(sf)/BBB-sf/BBB(sf)			Location:	New York, NY 10001
Original Balance(1):	$36,900,000			General Property Type:	Office
Cut-off Date Balance(1):	$36,900,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	2018/N/A
Sponsors:	Mitsui Fudosan America, Inc.; The			Size:	1,431,212 SF
Related Companies, L.P.; OP Olympic				Cut-off Date Balance per SF(1):	$660
Capital Corp (US), Inc.				Maturity Date Balance per SF(1):	$660
Guarantor(2):	One Hudson Yards Owner LLC			Property Manager:	Related Hudson Yards Manager
Mortgage Rate:	2.9500%				LLC (borrower-related)
Note Date:	11/21/2019
First Payment Date:	1/6/2020
Maturity Date:	12/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months
Prepayment Provisions(3):	LO (26); DEF/YM1 (87); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$103,900,331
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NOI Debt Yield(1):	11.0%
Additional Debt Balance(1)(4):	$908,100,000/$300,000,000			UW NOI Debt Yield at Maturity(1):	11.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	3.54x
Reserves(5)				Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	N/A
RE Taxes:	$0	Springing	N/A	3rd Most Recent NOI(6):	N/A
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	97.3% (11/19/2019)
Replacement Reserve:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Rollover Reserve:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Tenant Specific TI/LC Reserve:	$34,260,641	$0	N/A	Appraised Value (as of):	$2,400,000,000 (10/15/2019)
Free Rent Reserve:	$11,482,346	$0	N/A	Appraised Value per SF:	$1,677
Milbank Lease Landlord Delay Dispute Reserve:	$11,000,000	$0	N/A	Cut-off Date LTV Ratio(1):	39.4%
MarketAxess Lease Takeover Reserve:	$4,474,631	$0	N/A	Maturity Date LTV Ratio(1):	39.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,245,000,000	100.0%	Return of Equity(7):	$1,137,015,035	91.30%
			Upfront Reserves:	$61,217,618	4.90%
			Closing Costs:	$46,767,347	3.80%
Total Sources:	$1,245,000,000	100.0%	Total Uses:	$1,245,000,000	100.0%

(1)	The 55 Hudson Yards Mortgage Loan (as defined below) is part of the 55 Hudson Yards Whole Loan (as defined below) with an original aggregate principal balance of $1,245,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 55 Hudson Yards Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 55 Hudson Yards Whole Loan are $870, $870, 8.3%, 8.3%, 2.69x, 51.9% and 51.9%, respectively.
(2)	One Hudson Yards Owner LLC is the single purpose entity borrower. The 55 Hudson Yards Whole Loan is recourse to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 55 Hudson Yards Whole Loan.
(3)	Defeasance or prepayment of the 55 Hudson Yards Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 55 Hudson Yards Whole Loan to be securitized and (b) November 21, 2022. The assumed lockout period of 26 payments is based on the closing date of this transaction in February 2020.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Prior historical operating statements and occupancy are not applicable, as the 55 Hudson Yards Property (as defined below) was constructed in 2018 and tenants began taking occupancy in 2019.
(7)	Prior to the origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Property was unencumbered by debt. The Borrower Sponsors’ (as defined below) cost basis to date is approximately $1.31 billion.

The Mortgage Loan. The seventh largest mortgage loan (the “55 Hudson Yards Mortgage Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) that is evidenced by 33 pari passu senior promissory notes in the aggregate original principal amount of $945,000,000 (collectively, the “55 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Companion Loan”). The 55 Hudson Yards Whole Loan was co-originated on November 21, 2019 by Wells Fargo Bank, National Association (“WFB”); DBR Investments Co. Limited (“DBRI”); and Morgan Stanley Bank, N.A. (“MSBNA”). The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “55 Hudson Yards Property”). The 55 Hudson Yards Mortgage Loan is evidenced by the non-controlling Notes A-3-C3, A-3-C4 and A-3-C7 in the aggregate original

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

principal amount of $36,900,000. As shown in the “55 Hudson Yards Whole Loan Summary” table below, 21 promissory notes in the original aggregate principal amount of $810,500,000 were contributed to the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Senior Loan pari passu notes other than those evidencing the 55 Hudson Yards Mortgage Loan are referred to herein as the “55 Hudson Yards Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 55 Hudson Yards Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The proceeds of the 55 Hudson Yards Whole Loan were primarily used to fund upfront reserves, pay closing costs and return equity to the Borrower Sponsors.

55 Hudson Yards Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
55 Hudson Yards Senior Loan
A-1-S1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S3	$170,100,000	$170,100,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C3	$28,350,000	$28,350,000	WFB	No
A-1-C4	$28,350,000	$28,350,000	WFB	No
A-1-C5	$75,000,000	$75,000,000	BANK 2019-BNK24	No
A-1-C6	$75,000,000	$75,000,000	WFB	No
A-1-C7	$54,000,000	$54,000,000	BANK 2020-BNK25(2)	No
A-1-C8	$22,800,000	$22,800,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C3	$9,450,000	$9,450,000	DBRI	No
A-2-C4	$9,450,000	$9,450,000	DBRI	No
A-2-C5	$25,000,000	$25,000,000	DBRI	No
A-2-C6	$25,000,000	$25,000,000	DBRI	No
A-2-C7	$18,000,000	$18,000,000	DBRI	No
A-2-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C3	$9,450,000	$9,450,000	MSC 2020-L4	No
A-3-C4	$9,450,000	$9,450,000	MSC 2020-L4	No
A-3-C5	$25,000,000	$25,000,000	BANK 2019-BNK24	No
A-3-C6	$25,000,000	$25,000,000	BANK 2020-BNK25(2)	No
A-3-C7	$18,000,000	$18,000,000	MSC 2020-L4	No
A-3-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
Total (Senior Loan)	$945,000,000	$945,000,000

55 Hudson Yards Subordinate Companion Loan
B-1	$180,000,000	$180,000,000	Hudson Yards 2019-55HY	Yes(1)(3)
B-2	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(3)
B-3	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(3)
Total (Subordinate Companion Loan)	$300,000,000	$300,000,000
Total (Whole Loan)	$1,245,000,000	$1,245,000,000

(1)	No single promissory note comprising a part of the whole loan is the related control note; however, the Hudson Yards 2019-55HY securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	Expected to be contributed on the closing date of such securitization.

(3)	The 55 Hudson Yards Subordinate Companion Loan is subordinate to the 55 Hudson Yards Senior Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The Borrower and the Borrower Sponsors. The borrower is One Hudson Yards Owner LLC (the “55 Hudson Yards Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The 55 Hudson Yards Whole Loan is recourse solely to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the 55 Hudson Yards Whole Loan.

The 55 Hudson Yards Borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is indirectly owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is indirectly wholly-owned by The Related Companies L.P. (“Related”) and Oxford Member is wholly-owned by OP Olympic Capital Corp (US) Inc. (“Oxford”, and together with Mitsui and Related, the “Borrower Sponsors”).

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of OMERS, one of Canada’s largest pension plans. OMERS was established in 1962 as a pension plan for employees of municipal governments, schoolboards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately half a million active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million SF in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America. Mitsui’s U.S. portfolio currently includes office buildings totaling 5.6 million SF; 4.7 million SF of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

The Property. The 55 Hudson Yards Property is a 1,431,212 SF, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City. Constructed in 2018, the 55 Hudson Yards Property is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance). The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes. According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper within phase 1 of the Hudson Yards plan and is known for its distinct construction compared to the remainder of the development. The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

The 55 Hudson Yards Property was 97.3% leased to 20 tenants as of November 19, 2019. Three tenants (Milbank, Cooley and Boies Schiller) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication.

Major Tenants.

Point72 (332,283 SF, 23.2% NRA, 21.9% underwritten base rent, April 30, 2034 expiration). Point72 Asset Management (“Point72”) is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 9 global offices. The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue. Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. The rent commencement dates are as follows: April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein). Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon at least 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum). Point72 has either (i) two renewal options of five-years each or (ii) one 10-year renewal option, each with at least 15 months’ prior notice and at the fair market rental rate, following its April 2034 lease expiration. Point72 has signed a sublease for the entire 3rd floor (31,246 SF) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF.

Milbank, Tweed Hadley & McCloy (287,333 SF, 20.1% NRA, 17.9% underwritten base rent, March 31, 2034 expiration). Milbank, Tweed Hadley & McCloy (“Milbank”) is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys. Milbank currently occupies space on floors 30-39 along with 600 SF of storage space at the 55 Hudson Yards Property. Milbank has the one-time right to contract by up to one floor upon the 10th anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date. Milbank has either (i) two renewal options of five-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

Cooley (146,227 SF, 10.2% NRA, 11.2% underwritten base rent, September 30, 2039 expiration). Cooley LLP (“Cooley”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2018. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law. Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property. Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, tenant has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the SF leased on the lowest floor of the leased premises (if tenant leases less than all of the SF on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space. In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date. Cooley has either (i) two renewal options of five-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 PSF.

Boies Schiller & Flexner (110,732 SF, 7.7% NRA, 6.8% underwritten base rent, June 30, 2035 expiration). Founded by David Boies and Jonathan D. Schiller in 1997, Boies, Schiller & Flexner (“Boies Schiller”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 10 offices with a total of 320 attorneys. Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. Effective as of the 10th anniversary of the rent commencement date (which was July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period. Boies Schiller has either (i) two renewal options of five-years each or (ii) one 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration. Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 PSF.

Third Point (89,043 SF, 6.2% NRA, 8.6% underwritten base rent, July 31, 2029 expiration). Third Point Management (“Third Point”) is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor. Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property. Third Point has either (i) a renewal option of five-years or (ii) a renewal option of 10-years, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

The following table presents certain information relating to the tenancy at the 55 Hudson Yards Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Major Tenants
Point72(2)(3)	NR/NR/NR	332,283	23.2%	$29,364,626	21.9%	$88.37	4/30/2034	Y(4)	2-5 yr or 1-10 yr
Milbank	NR/NR/NR	287,333	20.1%	$24,040,889	17.9%	$83.67	3/31/2034	Y(5)	2-5 yr or 1-10 yr
Cooley(6)	NR/NR/NR	146,227	10.2%	$15,061,381	11.2%	$103.00	9/30/2039	Y(7)	2-5 yr or 1-10 yr
Boies Schiller(8)(9)	NR/NR/NR	110,732	7.7%	$9,135,390	6.8%	$82.50	6/30/2035	Y(10)	2-5 yr or 1-10 yr
Third Point	NR/NR/NR	89,043	6.2%	$11,575,590	8.6%	$130.00	7/31/2029	N	1-5 yr or 1-10 yr
Subtotal/Wtd. Avg.		965,618	67.5%	$89,177,876	66.4%	$92.35			Termination Option (Y/N)

Other Tenants		426,582	29.8%	$45,026,413	33.6%	$105.55
Vacant Space		39,012	2.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,431,212	100.0%	$134,204,289	100.0%	$96.40(11)

(1)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through December 2020 totaling $57,080. The lender’s underwriting gives separate credit for straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term. The total implied underwritten rental rate for Milbank, Cooley and Boies Schiller, inclusive of the straight line credit, is approximately $87.94, $106.87 and $85.59 PSF, respectively. See “Underwritten Net Cash Flow” below.

(2)	Point72 has signed a sublease for the entire 3rd floor (31.246 SF) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a five-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF. Underwriting reflects the prime lease rent.

(3)	Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(4)	Point72 has a one-time termination or contraction option that is further described in the “Major Tenants” section above.

(5)	Milbank has a one-time contraction option that is further described in the “Major Tenants” section above.

(6)	Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 PSF. Underwriting reflects the prime lease rent.

(7)	Cooley has a one-time termination or contraction option that is further described in the “Major Tenants” section above.

(8)	Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 PSF. Underwriting reflects the prime lease rent.

(9)	Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(10)	Boies Schiller has a one-time contraction option that is further described in the “Major Tenants” section above.

(11)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the 55 Hudson Yards Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	2	84,892	$114.02	5.9%	5.9%	$9,679,268	7.2%	7.2%
2025	2	18,765	$109.00	1.3%	7.2%	$2,045,385	1.5%	8.7%
2026	0	0	$0.00	0.0%	7.2%	$0	0.0%	8.7%
2027	0	0	$0.00	0.0%	7.2%	$0	0.0%	8.7%
2028	0	0	$0.00	0.0%	7.2%	$0	0.0%	8.7%
2029	6	149,603	$125.92	10.5%	17.7%	$18,838,620	14.0%	22.8%
2030 & Beyond	21	1,138,940	$91.00	79.6%	97.3%	$103,641,016	77.2%	100.0%
Vacant	0	39,012	$0.00	2.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	31	1,431,212	$96.40	100.0%		$134,204,289	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States. Once fully developed, Hudson Yards is expected to include more than 18.0 million SF of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel. The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south. In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 SF retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee. The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market. As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million SF with a 1.4% vacancy rate (and a 12.2% availability rate) and average asking rents of $108.47 PSF, gross. The appraiser concluded to market rents ranging from $95.00 to $130.00 PSF, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 55 Hudson Yards Property:

Market Rent Summary
	Office – Floor 2-9	Office – Floor 10-16	Office – Floor 17-23	Office – Floor 24-30	Office – Floor 31-37	Office – Floor 38-44	Office – Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The following table presents information relating to comparable office property sales for the 55 Hudson Yards Property:

Comparable Property Sale Summary
Property Name	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
55 Hudson Yards Property	N/A	2018/N/A	1,431,212(1)	97.3%(1)
711 Fifth Avenue	Sep. 2019	1927/N/A	354,361	76%	$955,000,000	$2,695
330 Madison Avenue	Jul. 2019	1963/N/A	855,000	95%	$900,000,000	$1,053
30 Hudson Yards(2)	Apr. 2019	2019/N/A	1,463,234	100%	$2,155,000,000	$1,473
640 Fifth Avenue	Apr. 2019	1948/2014	315,886	100%	$975,000,000	$3,087
237 Park Avenue	Jan. 2019	1915/2015	1,260,160	98%	$1,200,000,000	$952
3 Columbus Circle	Nov. 2018	1927/2011	753,405	100%	$1,035,000,000	$1,374
1515 Broadway	Nov. 2017	1972/2010	1,897,131	99%	$1,950,000,000	$1,028
10 Hudson Yards(2)	Aug. 2016	2015/N/A	1,861,084	100%	$2,150,000,000	$1,155

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

(2)	Owned by affiliates of the 55 Hudson Yards Borrower.

The following table presents certain information relating to comparable office leases for the 55 Hudson Yards Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards Property New York, NY	2018/N/A	1,431,212(1)	N/A
30 Hudson Yards(2) New York, NY	2019/N/A	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 /16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street New York, NY	1927/2021(3)	633,530	0.2 Miles	First Republic Bank	Sep. 2019 /16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue New York, NY	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 /10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards(2) New York, NY	2022(3)/N/A	2,900,000	0.1 Miles	Facebook	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West New York, NY	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School Skadden, Arps, Slate, Meagher & Florn LLP	Jul. 2019 /16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs Mar. 2019 / 21.0 Yrs	248,673 176,007 64,120 600,867	$119.00 $93.80 $108.00 $76.11	MG MG MG MG
66 Hudson Boulevard New York, NY	2022(3)/N/A	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 /20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards(2) New York, NY	2015/N/A	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 /3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue New York, NY	2020(3)/N/A	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 /15.8 Yrs	95,367	$166.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

(2)	Owned by affiliates of the 55 Hudson Yards Borrower.

(3)	Denotes expected completion or renovation dates (as applicable) per the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 55 Hudson Yards Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$134,147,209	$93.73
Contractual Rent Steps(2)	$57,080	$0.04
Rent Average Benefit(3)	$2,242,507	$1.57
Grossed Up Vacant Space	$5,108,740	$3.57
Total Recoveries	$12,516,263	$8.75
Other Income	$147,949	$0.10
Less Vacancy & Credit Loss(4)	($5,108,740)	($3.57)
Effective Gross Income	$149,111,008	$104.19

Real Estate Taxes (PILOT)(5)	$19,160,307	$13.39
Insurance	$807,380	$0.56
Other Operating Expenses	$25,242,990	$17.64
Total Expenses	$45,210,677	$31.59

Net Operating Income	$103,900,331	$72.60
Capital Expenditures	$286,242	$0.20
TI/LC	$3,578,030	$2.50
Net Cash Flow	$100,036,059	$69.90

Occupancy%(4)	97.3%
NOI DSCR(6)	3.68x
NCF DSCR(6)	3.54x
NOI Debt Yield(6)	11.0%
NCF Debt Yield(6)	10.6%

(1)	Prior historical operating statements are not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.

(2)	Represents contractual rent steps through December 2020.

(3)	Represents straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term (see “Tenant Summary” above for further information).

(4)	The underwritten economic vacancy is 3.4%. The 55 Hudson Yards Property was 97.3% leased as of November 19, 2019.

(5)	Represents the average of the projected PILOT payments over the loan term (see “PILOT/IDA Leases” for further details on the PILOT agreement).

(6)	The debt service coverage ratios and debt yields are based on the 55 Hudson Yards Senior Loan, and exclude the 55 Hudson Yards Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 55 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any prior springing conditions, the reserve will not be required if the 55 Hudson Yards Borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of approximately $23,854.

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly general rollover reserves of approximately $119,268.

Tenant Specific TI/LC Reserve – The 55 Hudson Yards Whole Loan documents require an upfront deposit of $34,260,641 for approved leasing expenses outstanding at the time of origination of the 55 Hudson Yards Whole Loan.

Free Rent Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,482,346 for the free rent and gap rent outstanding for seven tenants at the time of origination of the 55 Hudson Yards Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

Milbank Lease Landlord Delay Dispute Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,000,000 relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises.

MarketAxess Lease Takeover Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $4,474,631 relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the 55 Hudson Yards Borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

Lockbox and Cash Management. The 55 Hudson Yards Whole Loan documents require that the 55 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 55 Hudson Yards Whole Loan documents also require that all rents received by the 55 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 55 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, so long as no event of default exists under the 55 Hudson Yards Whole Loan, if amounts on deposit in the Rollover Reserve are not sufficient to pay approved leasing expenses, then upon request of the 55 Hudson Yards Borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above:

(a)	the NCF DY for the 55 Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or

(b)	the 55 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Additional Secured Indebtedness (not including trade debts). The 55 Hudson Yards Property also secures the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $908,100,000 and the 55 Hudson Yards Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $300,000,000. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan are coterminous with the 55 Hudson Yards Mortgage Loan. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 55 Hudson Yards Mortgage Loan, and the 55 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 2.9500%. The 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 55 Hudson Yards Subordinate Companion Loan. The holders of the 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 55 Hudson Yards Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 55 Hudson Yards Whole Loan”.

The following table presents certain information relating to the 55 Hudson Yards Subordinate Companion Loan:

B-Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
55 Hudson Yards Subordinate Companion Loan	$300,000,000	2.9500%	120	0	120	2.69x	8.3%	51.9%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

PILOT/IDA Leases. The 55 Hudson Yards Borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the 55 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$36,900,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

would real estate tax payments (i.e., ahead of any mortgage or other lien), the 55 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

●	29.7% tax abatement through 2023;

●	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

●	2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

●	2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The 55 Hudson Yards Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 55 Hudson Yards Borrower, in an amount equal to the full replacement cost of the 55 Hudson Yards Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 55 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

The 55 Hudson Yards Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required;  (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is licensed in the State of New York or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

Haggerty Corridor Corporate Park
1 Lewis Technology Centre — Novi, MI
2 Cabot Technology Centre — Novi, MI
3 Country Club Office Centre — Farmington Hills, MI
4 LaSalle Technology South — Novi, MI
West Bloomfield Township
Walled Lake
Walled Lake
OAKLAND COUNTY
Novi
Farmington Hills
Farmington
Novi Lakeshore Park
Robert H. Long Park
Maples GC
Shawood Lake
Copper Creek GC
Farmington Hills GC
Woodland Hills Park
Heritage Park
Independence Green GC
Orchard Hills West Park
Ella Mae Power Park
W. Maple Rd
Pontiac Trail
14 mile Rd
13 Mile Rd
12 Mile Rd
10 Mile Rd
9 Mile Rd
Grand River Ave
Novi Rd
Haggerty Hwy
Haggerty Rd
Halsted Rd
Drake Rd
Meadowbrook Rd
Ladd Rd
E. Lake Dr
S. Lake Dr
American Plastic Toy Inc.
Walled Lake Shopping Center
Novi Square Shopping Ctr.
Bloomfield Avenue Shoppes
Shopping Center Market Place
Country Ridge Commons
Magna
Harman International
Ryder
Hanon Systems Corp. Office
Henry Ford Medical Center
Michigan St. Univ. Tollgate Education Conference Ctr.
Halsted Village Shopping Ctr.
Twelve Mile Crossing at Fountain Walk
West Oaks I and II
Twelve Oaks Mall
ITC Transmission
Nissan Technical Center
Mercedes-Benz Financial Services
Arboretum Office Park
Bosch Group
The Meridian
Meadowbrook Corporate Park
Novi Town Center
Flint Street Business Park
Main Street Novi Shopping Center
Woodbury Commerce Park
Muirwood Square
Meadowbrook Art Center
Nabisco Warehouse
Novi City Center
High Point Shopping Center
Detroit 22 miles
Detroit Metro Wayne County Airport - 21 miles
96
696
275
5
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
DETROIT
Lake St. Clair
Plymouth
Canton
Dearborn
Westland
WINDSOR
CANADA
Taylor
ONTARIO
MACOMB COUNTY
OAKLAND COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Haggerty Corridor Corporate Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Various, MI
Original Balance:		$33,600,000		General Property Type:	Office
Cut-off Date Balance:		$33,600,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	Various/Various
Sponsors(1):		Various		Size:	290,386 SF
Guarantors(1):		Various		Cut-off Date Balance per SF:	$116
Mortgage Rate:		3.6880%		Maturity Date Balance per SF:	$97
Note Date:		1/21/2020		Property Manager:	Northern Equities Management
First Payment Date:		3/6/2020			Corporation
Maturity Date:		2/6/2030
Original Term to Maturity:		120 months
Original Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		24 months		UW NOI:	$3,839,248
Seasoning:		0 months		UW NOI Debt Yield:	11.4%
Prepayment Provisions:		LO (24); DEF (90); O (6)		UW NOI Debt Yield at Maturity:	13.7%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF DSCR:	2.78x (IO) 1.88x (P&I)
Additional Debt Type:		N/A		Most Recent NOI:	$4,266,139 (9/30/2019 TTM)
Additional Debt Balance:		N/A		2nd Most Recent NOI:	$3,993,953 (12/31/2018)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent NOI:	$3,572,095 (12/31/2017)
Reserves(2)				Most Recent Occupancy:	92.5% (1/16/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2018)
RE Tax:	$202,020	$36,012	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$36,276	$3,628	N/A	Appraised Value (as of):	$53,400,000 (11/1/2019)
Recurring Replacements:	$0	$4,840	$250,000	Appraised Value per SF:	$184
TI/LC:	$0	$24,199	$875,000	Cut-off Date LTV Ratio:	62.9%
Couzens Lansky TI Reserve:	$78,750	$0	N/A	Maturity Date LTV Ratio:	52.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,600,000	73.6%	Purchase Price:	$44,810,000	98.1%
Sponsor Equity:	$12,078,386	26.4%	Closing Costs:	$551,340	1.2%
			Reserves:	$317,046	0.7%
Total Sources:	$45,678,386	100.0%	Total Uses:	$45,678,386	100.0%

(1)	The borrower sponsors and non-recourse carveout guarantors of the Haggerty Corridor Corporate Park Mortgage Loan (as defined below) are David Kornbluth, Mark Goodman, Mark Siegel, Kenneth Marblestone, Steven Soclof; Sherman Capital LLC, Cristal Family, LLC, KB LeCap Ltd. and Fortbridge Realty, LLC.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Haggerty Corridor Corporate Park Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,600,000 and secured by a first priority fee mortgage on four suburban office properties totaling 290,386 SF located in Novi and Farmington Hills, Michigan (collectively, the “Haggerty Corridor Corporate Park Properties”). The proceeds of the Haggerty Corridor Corporate Park Mortgage Loan were used to purchase the Haggerty Corridor Corporate Park Properties, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsors. The borrowers are CME Novi CT, LLC, CME Novi CCOC, LLC, CME Novi LT, LLC and CME Novi LSST, LLC (collectively, the “Haggerty Corridor Corporate Park Borrowers”), each a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director. The borrower sponsors and non-recourse carveout guarantors of the Haggerty Corridor Corporate Park Mortgage Loan are David Kornbluth, Steven Soclof, Sherman Capital LLC, Cristal Family, LLC, KB LeCap Ltd., Fortbridge Realty, LLC, Mark Goodman, Mark Siegel and Kenneth Marblestone.

Mr. Kornbluth is the founder and President of Channing Realty Advisors, a real estate investment platform designed to acquire income-producing, multi-tenant real estate assets. Channing Realty Advisors focuses on acquisition of office, industrial, multifamily and retail properties in mid-west markets. Prior to founding Channing Realty Advisors, Mr. Kornbluth worked at RIK Enterprises, where he managed a portfolio of direct investments in a variety of asset classes. He currently has ownership interests in three office properties, one retail property and four multifamily properties. Channing Realty Advisors is headquartered in Cleveland, Ohio.

The Properties. The Haggerty Corridor Corporate Park Properties are a 290,386 SF suburban office portfolio consisting of three buildings located at 28700 and 28850 Cabot Drive, 39575 and 39625 Lewis Drive and 28845 Cabot Drive in Novi, Michigan and one office building located at 39395 West Twelve Mile Road in Farmington Hills, Michigan. The Haggerty Corridor Corporate Park Properties are located within the larger Haggerty Corridor

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

Corporate Park, approximately 28 miles northwest of the Detroit central business district. The Haggerty Corridor Corporate Park contains approximately 2.1 million SF of office and office/flex space, with an overall vacancy rate of approximately 1.0% as of 2019. Occupancy in the Haggerty Corridor Corporate Park has averaged 96.2% since 2011. The Haggerty Corridor Corporate Park Properties NRA is composed of approximately 84.8% tech center space and 15.2% general office space.

The Haggerty Corridor Corporate Park Properties are 92.5% leased as of January 16, 2020 to 22 tenants. The Haggerty Corridor Corporate Park Properties have maintained an average occupancy of 98.5% since 2012.

The following table presents detailed information with respect to each of the Haggerty Corridor Corporate Park Properties:

Haggerty Corridor Corporate Park Properties Summary
Property Name / Location	Property Subtype	Year Built/ Renovated	SF	Occupancy %	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value
Lewis Technology Centre Novi, MI	Suburban	2003 / 2017	109,267	100.0%	$12,700,000	37.8%	$19,100,000
Cabot Technology Centre Novi, MI	Suburban	2000 / 2018	84,808	82.2%	$9,500,000	28.3%	$15,100,000
Country Club Office Centre Farmington Hills, MI	Suburban	1997 / 2015	44,033	85.0%	$5,800,000	17.3%	$10,300,000
LaSalle Technology South Novi, MI	Suburban	2006 / 2018	52,278	100.0%	$5,600,000	16.7%	$8,900,000
Total			290,386	92.5%	$33,600,000	100.0%	$53,400,000

Major Tenants.

Harman Becker Automotive Systems (30,948 SF, 10.7% of NRA, 9.9% of underwritten base rent). Harman Becker Automotive Systems (“Becker”) is a part of the car division of the American manufacturing company, Harman International Industries, a subsidiary of South Korean company Samsung Electronics. Becker was founded in 1949 and is headquartered in Stamford, Connecticut. Becker designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including car systems, audio and visual products. Becker has 97 locations in 28 countries and approximately 24,000 employees. Becker moved into the Haggerty Corridor Corporate Park Properties in 2008 and expanded in 2017. Becker leases 27,377 SF at the LaSalle Technology South property under a lease that expires in June 2029 and 3,571 SF at the Cabot Technology Center property under a lease that expires in December 2020. Becker has two five-year renewal options for its 27,377 SF lease and one four-year renewal option for its 3,571 SF lease. Becker has the one time right to terminate its lease that expires in June 2029 effective January 2026 with 12 months’ notice and payment of a termination fee equal to $171,904.

DENSO (30,300 SF, 10.4% of NRA, 10.0% of underwritten base rent). DENSO is a supplier of advanced automotive technology, systems and components for major automakers. DENSO focuses on the globalization of its management, human resources, research and development. DENSO is headquartered in Aichi, Japan and has more than 170,000 employees. DENSO has 211 consolidated subsidiaries across Europe, Asia and North America. DENSO has occupied space at the Lewis Technology Centre property since 2004 and leases its space through April 2021. DENSO has one five-year lease renewal option remaining. DENSO does not have any termination options.

Osram Opto Semiconductors (24,901 SF, 8.6% of NRA, 9.3% of underwritten base rent). Osram Opto Semiconductors (“Osram”) is a subsidiary of OSRAM Licht AG and is the world’s second largest manufacturer of optoelectronic semiconductors. OSRAM Licht AG is a multinational lighting manufacturer established in 1919 and headquartered in Munich, Germany. The firm has 85 locations in 56 countries and more than 25,000 employees. Osram has been a tenant at the LaSalle Technology South property since 2016. Osram’s lease expires in November 2027 and has two eight-year renewal options. Osram does not have any termination options.

CRT Medical Systems (23,078 SF, 7.9% of NRA, 8.1% of underwritten base rent). CRT Medical Systems, founded in 1980 is a medical billing company based in Novi, Michigan. CRT Medical Systems participates in the process of revenue cycle management. CRT Medical Systems has been at the Lewis Technology Centre property since 2003. The CRT Medical Systems lease was renewed in September 2014, expires in February 2023 and has one eight-year renewal option. CRT Medical Systems does not have any termination options. CRT Medical Systems subleases 5,767 SF to Anand NVH, which sublease is co-terminous with the CRT Medical Systems lease. The terms of the prime lease were underwritten by the lender.

Couzens Lansky (22,500 SF, 7.7% of NRA, 12.4% of underwritten base rent). Couzens Lansky is a law firm focusing on the needs of individual, corporate and business clients in areas such as business and corporate law and planning, taxation, trust, probate, litigation and dispute resolution and real estate law. The firm is based at the Haggerty Corridor Corporate Park Properties and has 60 employees. Couzens Lansky has been a tenant at the Country Club Office Centre property since 1998. Couzens Lansky’s lease expires in February 2026 and has no lease renewal options remaining. Couzens Lansky has an ongoing right to contract by 4,999 SF with 12 months’ notice and payment of a termination fee equal to the lesser of (i) 50% of the demising expenses or (ii) $75,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenants at the Haggerty Corridor Corporate Park Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Options
Becker(3)(4)	Various(5)	Aa3/AA-/AA-	30,948	10.7%	$409,469	9.9%	$13.23	Various	Various	Y
DENSO	Lewis Technology Centre	NR/AA-/NR	30,300	10.4%	$412,080	10.0%	$13.60	4/30/2021	1 x 5 Yrs	N
Osram	LaSalle Technology Centre	NR/NR/NR	24,901	8.6%	$385,968	9.3%	$15.50	11/30/2027	2 x 8 Yrs	N
CRT Medical Systems(6)	Lewis Technology Centre	NR/NR/NR	23,078	7.9%	$336,936	8.1%	$14.60	2/28/2023	1 x 8 Yrs	N
Couzens Lansky(7)	Country Club Office Centre	NR/NR/NR	22,500	7.7%	$511,875	12.4%	$22.75	2/28/2026	N/A	Y
Subtotal/Wtd. Avg.			131,727	45.4%	$2,056,328	49.7%	$15.61

Other Tenants			137,008	47.1%	$2,083,374	50.3%	$15.21
Vacant Space			21,651	7.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			290,386	100.0%	$4,139,702	100.0%	$15.40

(1)	Information is based on the underwritten rent roll dated January 16, 2020.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Becker occupies 27,377 SF under a lease that expires in June 2029 and 3,571 SF under a lease that expires in December 2020. Becker has two five-year renewal options for its 27,377 SF lease and one four-year renewal option for its 3,571 SF lease.

(4)	Becker has the one time right to terminate its lease that expires in June 2029 effective January 2026 with 12 months’ notice and payment of a termination fee equal to $171,904.

(5)	Becker leases 27,377 SF at the LaSalle Technology South property under a lease that expires in June 2029 and 3,571 SF at the Cabot Technology Center property under a lease that expires in December 2020.

(6)	CRT Medical Systems subleases 5,767 SF to Anand NVH, which subleased expiration is co-terminus with the CRT Medical Systems lease. The terms of the prime lease were underwritten by the lender.

(7)	Couzens Lansky has an ongoing right to contract by 4,999 SF with 12 months’ notice and amount equal to the lesser of (i) 50% of the demising expenses or (ii) $75,000.

The following table presents certain information relating to the lease rollover schedule at the Haggerty Corridor Corporate Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	4	26,316	$15.39	9.1%	9.1%	$405,036	9.8%	9.8%
2021	5	61,960	$14.10	21.3%	30.4%	$873,858	21.1%	30.9%
2022	3	16,934	$16.05	5.8%	36.2%	$271,728	6.6%	37.5%
2023	3	35,063	$15.07	12.1%	48.3%	$528,360	12.8%	50.2%
2024	2	13,767	$15.97	4.7%	53.0%	$219,852	5.3%	55.5%
2025	1	17,921	$14.60	6.2%	59.2%	$261,648	6.3%	61.9%
2026	3	44,496	$18.82	15.3%	74.5%	$837,351	20.2%	82.1%
2027	1	24,901	$15.50	8.6%	83.1%	$385,968	9.3%	91.4%
2028	0	0	$0.00	0.0%	83.1%	$0	0.0%	91.4%
2029	1	27,377	$13.00	9.4%	92.5%	$355,901	8.6%	100.0%
2030	0	0	$0.00	0.0%	92.5%	$0	0.0%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	92.5%	$0	0.0%	100.0%
Vacant	0	21,651	$0.00	7.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	23	290,386	$15.40	100.0%		$4,139,702	100.0%

(1)	Information is based on the underwritten rent roll dated January 16, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

The Market. The Haggerty Corridor Corporate Park Properties are located in the Detroit office and industrial market. The Detroit-Warren-Dearborn metropolitan statistical area (“MSA”) had a 2018 population of approximately 4.3 million. The top employers in the MSA include Beaumont Health System, Chrysler Group, General Motors, Saint John Providence Health System, U.S. Postal Service, Henry Ford Health System, Trinity Health, Magna International of America and Comerica Bank. According to the appraisal, the Haggerty Corridor Corporate Park Properties are located in the Greater Detroit market. As of the third quarter of 2019, average office asking rent was $20.05 PSF, vacancy was 8.8%, and inventory totaled 219.4 million SF within the Greater Detroit market. The Haggerty Corridor Corporate Park Properties are located in the Farmington Hills and Novi submarket of the Greater Detroit market. For the third quarter of 2019, the Farmington Hills and Novi office submarket had total inventory of approximately 6.3 million SF with a vacancy rate of 6.8% and average asking rent of $22.40 PSF. As of the fourth quarter of 2019, average flex / research and development asking rent was $6.36 PSF, vacancy was 3.4%, and inventory totaled 661.2 million SF within the Greater Detroit market. For the third quarter 2019, the Farmington Hills and Novi flex / research and development submarket had total inventory of approximately 30.9 million SF with a vacancy rate of 4.9% and average asking rent of $8.80 PSF.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Haggerty Corridor Corporate Park Properties were 5,422, 58,958 and 178,652, respectively. The 2018 median household income within the same radii was $89,621, $83,459 and $83,771, respectively.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Tech Center	General Office	Large Gen Office
Property SF	246,353	21,533	22,500
Market Rent (PSF)	$15.00	$16.00	$22.75
Lease Term (Years)	5	5	7
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
Tenant Improvements (New Tenant) (PSF)	$5.00	$5.00	$10.00
Tenant Improvements (Renewal) (PSF)	$2.00	$2.00	$5.00

Source: Appraisal

The following table presents certain information relating to comparable tech center leases for the Haggerty Corridor Corporate Park Properties:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Fountainview Office Center 29110 Inkster Road, Suite 150 Southfield, Michigan	2015 / N/A	39,820	100.0%	6.3 miles	Safir Law, PLC	Mar. 2019 / 6.5	4,790	$17.50	MG
BCS Automobile Building 33737 West 17 Mile Road Farmington Hills, Michigan	1981 / 2018	94,733	100.0%	3.1 miles	BCS Automotive	Oct. 2018 / 14.8	94,733	$16.92	NNN
Twelve Oaks Professional 41935 West 12 Mile Road Novi, Michigan	1979 / 2017	93,194	100.0%	1.2 miles	Yanfeng Automotive	Aug. 2017 / 10.4	93,194	$15.50	NNN
Flex Industrial 28875 Cabot Drive, Suite 102 Novi, Michigan	2002 / 2015	50,500	100.0%	0.1 miles	Unipres North America, Inc.	Feb. 2020 / 10.0	21,915	$15.50	NNN
Meadowbridge Park Flex 41180 Bridge Street Novi, Michigan	1989 / 2017	18,523	100.0%	1.6 miles	Casco Products Corporation	May 2019 / 10.0	18,523	$18.95	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to comparable general office leases for the Haggerty Corridor Corporate Park Properties:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Farmington Hills Officecenter I 27555 Executive Drive Farmington Hills, Michigan	2002 / N/A	182,280	86.0%	1.5 miles	Confidential	Jun. 2019 / 6.5	6,350	$22.00	MG
Southfield T-12 Building 2901 Telegraph Road, Suite 607 Southfield, Michigan	1973 / 2017	152,858	78.6%	7.9 miles	Comerica Securities	Nov. 2017 / 10.0	5,436	$21.59	MG
Village Park 31800 Northwestern Highway Suite 350 Farmington Hills, Michigan	1983 / 2014	46,800	92.0%	5.3 miles	DaviCare	Jul. 2017 / 3.0	7,558	$16.75	NN
The Standard 27777 Inkster Road, Suite CH Farmington Hills, Michigan	1987 / 2018	248,459	100.0%	6.2 miles	Centria Health	Sep. 2019 / 14.3	99,231	$16.25	Absolute Net
Lake Trust CU Offices 15800 North Haggerty Road Plymouth, Michigan	1998 / N/A	54,474	100.0%	7.3 miles	Adient, Inc.	Oct. 2016 / 3.0	54,474	$16.25	NN
Crescent Center 24445 Northwestern Highway, Suite 100 Southfield, Michigan	1968 / 2016	69,566	77.5%	10.8 miles	Michigan Easter Seals	Mar. 2017 / 4.0	10,184	$13.03	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Haggerty Corridor Corporate Park Properties:

Cash Flow Analysis
	2016	2017	2018	9/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,670,093	$3,993,781	$4,259,930	$4,354,049	$4,471,062	$15.40
Reimbursements	$1,461,270	$1,545,722	$1,791,260	$1,885,111	$1,721,469	$5.93
Vacancy and Concessions	$0	$0	$0	$0	($331,360)	($1.14)
Effective Gross Income	$5,131,363	$5,539,503	$6,051,190	$6,239,160	$5,861,171	$20.18

Taxes	$398,498	$405,227	$411,870	$411,768	$419,559	$1.44
Insurance	$31,196	$29,200	$29,150	$27,917	$43,531	$0.15
Other Operating Expenses	$1,380,543	$1,532,981	$1,616,217	$1,533,336	$1,558,833	$5.37
Total Operating Expenses	$1,810,237	$1,967,408	$2,057,237	$1,973,021	$2,021,923	$6.96

Net Operating Income(2)	$3,321,126	$3,572,095	$3,993,953	$4,266,139	$3,839,248	$13.22
TI/LC	$0	$0	$0	$0	$290,416	$1.00
Capital Expenditures	$0	$0	$0	$0	$58,077	$0.20
Net Cash Flow	$3,321,126	$3,572,095	$3,993,953	$4,266,139	$3,490,755	$12.02

Occupancy %(3)	98.0%	100.0%	100.0%	92.5%	94.6%
NOI DSCR	1.79x	1.93x	2.16x	2.30x	2.07x
NCF DSCR	1.79x	1.93x	2.16x	2.30x	1.88x
NOI Debt Yield	9.9%	10.6%	11.9%	12.7%	11.4%
NCF Debt Yield	9.9%	10.6%	11.9%	12.7%	10.4%

(1)	UW Gross Potential Rent is based on the January 16, 2020 rent roll, with rent steps taken through November 2020 of $62,118.

(2)	Historical Net Operating Income growth can be attributed to new leases and lease renewals at higher rental rates. UW Net Operating Income is lower than 9/30/2019 TTM Net Operating Income primarily because two tenants that are dark but currently paying rent of approximately $317,286 were underwritten as vacant.

(3)	Occupancy is shown as of December 31 of the corresponding year. 9/30/2019 TTM Occupancy is as of January 16, 2020. UW Occupancy represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes and Insurance. The Haggerty Corridor Corporate Park Borrowers deposited $202,020 for property taxes and $36,276 for insurance premiums at origination. The Haggerty Corridor Corporate Park Borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently $36,012) and 1/12 of the estimated annual insurance premiums (currently $3,628).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

Recurring Replacements Reserve. The Haggerty Corridor Corporate Park Borrowers are required to reserve $4,840 monthly for replacements subject to a cap of $250,000.

TI/LC Reserve. Ongoing deposits into the TI/LC Reserve are required in the amount of $24,199 per month subject to a cap of $875,000.

Couzens Lansky TI Reserve. The Haggerty Corridor Corporate Park Borrowers reserved at closing $78,750 for outstanding tenant improvements.

Lockbox and Cash Management. The Haggerty Corridor Corporate Park Mortgage Loan is structured with a springing lockbox and springing cash management. The Haggerty Corridor Corporate Park Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the Haggerty Corridor Corporate Park Borrowers deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Haggerty Corridor Corporate Park Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haggerty Corridor Corporate Park Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Haggerty Corridor Corporate Park Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Haggerty Corridor Corporate Park Borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.30x (based on amortizing debt service payments) and (iii) the occurrence and continuance of a Major Tenant Trigger Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the amortizing debt service coverage ratio based on the trailing 12-month period is at least 1.35x for two consecutive calendar quarters and with regard to clause (iii), when the related Major Tenant Trigger Event Period is cured, as further described below.

A “Major Tenant Trigger Event Period” commences if DENSO or a replacement tenant (a “Major Tenant”) (i) defaults under its lease, (ii) gives notice to vacate or vacates any or all of its leased space at the Haggerty Corridor Corporate Park Properties, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) terminates its lease or (v) fails to exercise its option to extend the term of its lease for space at the Haggerty Corridor Corporate Park Properties or otherwise extend the term of its lease on terms satisfactory to the lender at least six months prior to lease expiration.

Such Major Tenant Trigger Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default, with regard to clauses (ii) and (iv), upon the Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters, with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing and with regard to clause (v), the applicable Major Tenant has executed a lease extension for at least (x) 90% of the Major Tenant leased space or (y) such percentage of the Major Tenant space such that the debt service coverage ratio is equal to or greater than 1.50x for two consecutive quarters, for a term of not less than five years, base rent equal to or greater than $13.25 PSF and otherwise on terms satisfactory to the lender (and (i) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business and all tenant improvements costs and leasing commissions have been paid and (ii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender, and Replacement Tenant Conditions (as defined below) have been met). Further, with regard to clauses (i) through (v) above, the lender must also have received a certain related estoppel certificate. In addition, a Major Tenant Trigger Event Period will terminate in the event that the Replacement Tenant Conditions are met.

“Replacement Tenant Conditions” means that: (i) a full execution, delivery and commencement of a replacement lease for at least (x) 90% of the Major Tenant leased space or (y) such percentage of the Major Tenant space such that the debt service coverage ratio is equal to or greater than 1.50x for two consecutive quarters, for a term of not less than five years, base rent equal to or greater than $13.25 PSF and otherwise on terms satisfactory to the lender, has occurred, (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business and all tenant improvements costs and leasing commissions have been paid and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Upon the expiration of the lockout period, the lender will permit the release of an individual property (the “Release Property”) as collateral for the Haggerty Corridor Corporate Park Mortgage Loan (a “Release”), provided that the following conditions, among others, are satisfied: (a) the lender receives not less than 45 days’ prior written notice of the Release, (b) no default, event of default, or other Sweep Event Period then exists; (c) the Haggerty Corridor Corporate Park Borrowers partially defease the Haggerty Corridor Corporate Park Mortgage Loan in an amount equal to the greatest of (i) 125% of the allocated loan amount, (ii) an amount which would result in the debt service coverage ratio on the remaining balance of the Haggerty Corridor Corporate Park Mortgage Loan for the Haggerty Corridor Corporate Park Properties remaining after giving effect to the Release being not less than 1.75x, as reasonably determined by the lender, (iii) an amount which would result in the loan-to-value on the then remaining balance of the Haggerty Corridor Corporate Park Mortgage Loan for the Haggerty Corridor Corporate Park Properties remaining after giving effect to the Release being not greater than 65.0%, as reasonably determined by the lender and (iv) an amount which would result in the debt yield on the then remaining balance of the Haggerty Corridor Corporate Park Mortgage Loan for the Haggerty Corridor Corporate Park Properties remaining after giving effect to the Release being not less than 11.0%, as reasonably determined by the lender; (d) title to the Release Property will be transferred to a person or entity other than Haggerty Corridor Corporate Park Borrowers; and (e) payment of the lender’s expenses in connection with the Release. Additionally, minimum occupancy of the remaining Haggerty Corridor Corporate Park must be at least 90% and payment of an amount required by applicable REMIC provisions is required.

Ground Lease. None.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$33,600,000
Various	Haggerty Corridor Corporate Park	Cut-off Date LTV:	62.9%
Various, MI		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.4%

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Haggerty Corridor Corporate Park Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Haggerty Corridor Corporate Park Properties and business interruption insurance for 12 months with a 180 day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

YONKERS
NEW JERSEY
WESTCHESTER COUNTY
North Riverdale
Van Cortlandt Park
Van Cortlandt Golf Course
Palisades Interstate Park
Hudson River
Riverdale Park
Riverdale
Manhattan College
Major Deegan Expwy
WOODLAND CEMETERY
Mosholu Golf Course
Montefiore Medical Center
Spuyten Duyvil
DeWitt Clinton H.S.
Bronx H.S. of Science
Jerome Park Reservoir
Williamsbridge Oval
Williamsbridge
E. 222nd St.
E. Gun Hill Rd.
HENRY HUDSON BRIDGE
Inwood Hill Park
Lehman College
BRONX
James J. Peters VA Medical Ctr.
Bronx Botanical Gardens
MANHATTAN
Inwood
Fordham University
Fordham Rd.
Jack Coffey Field
Pelham Pkwy.
CUNY Bronx Community College
Grand Concourse
St. Barnabas Hospital
Bronx Zoo
Morris Park
Morris Heights
Harlem River Dr.
Cross Bronx Expwy
Crotona Park
The Fountain at Metropolitan Oval
George Wash. Bridge
High Bridge Park
Bronx River Pkwy
Webster Ave.
Boston Rd.
Tremont Ave.
Morris Park Ave.
AMTRAK
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN IS.
PATERSON

Bronx Multifamily Portfolio IV	
1 323-325 East Mosholu Parkway North	Bronx, NY
2 2550-2552 University Avenue	Bronx, NY
3 2952-2954 Marion Avenue	Bronx, NY
4 3205 Grand Concourse	Bronx, NY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Bronx Multifamily Portfolio IV

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Bronx, NY
Original Balance:	$33,300,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,300,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Ryan Morgan			Size:	208 Units
Guarantor:	Ryan Morgan			Cut-off Date Balance per Unit:	$160,096
Mortgage Rate:	3.9200%			Maturity Date Balance per Unit:	$160,096
Note Date:	12/19/2019			Property Manager:	60 East 196th St 1 LLC
First Payment Date:	2/1/2020				(borrower-related)
Maturity Date:	1/1/2030			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,441,447
Original Amortization Term:	0 months			UW NOI Debt Yield:	7.3%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	7.3%
Seasoning:	1 month			UW NCF DSCR:	1.81x
Prepayment Provisions:	LO (25); DEF (88); O (7)			Most Recent NOI:	$2,390,182 (9/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$2,280,969 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,170,348 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	100.0% (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	98.0% (12/31/2018)
Reserves(1)				3rd Most Recent Occupancy:	100.0% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$55,300,000 (9/19/2019)
RE Tax:	$28,834	$28,834	N/A	Appraised Value per Unit:	$265,865
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	60.2%
Recurring Replacements:	$0	$4,333	N/A	Maturity Date LTV Ratio:	60.2%
Deferred Maintenance:	$33,293	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,300,000	100.0%	Loan Payoff:	$30,583,531	91.8%
			Return of Equity:	$1,911,171	5.7%
			Closing Costs:	$743,172	2.2%
			Reserves:	$62,126	0.2%
Total Sources:	$33,300,000	100.0%	Total Uses:	$33,300,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Bronx Multifamily Portfolio IV Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $33,300,000. The Bronx Multifamily Portfolio IV Mortgage Loan is secured by a first priority fee mortgage encumbering four multifamily properties located in The Bronx, New York (collectively, the “Bronx Multifamily Portfolio IV” or “Bronx Multifamily Portfolio IV Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are 323 East Mosholu LLC D, 2550 LLC D, 2952 Marion Ave LLC D, 3205 GC LLC D (collectively, the “Bronx Multifamily Portfolio IV Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director. Ryan Morgan is the non-recourse carveout guarantor and the borrower sponsor with respect to the Bronx Multifamily Portfolio IV Mortgage Loan. Ryan Morgan is one of the principals of The Morgan Group. The Morgan Group is a real estate company that has a current portfolio consisting of over 4,500 units in 75 buildings, and with an average occupancy of over 99%.

The Properties. The Bronx Multifamily Portfolio IV is comprised of four rent stabilized multifamily properties totaling 208 units located in the Bronx, New York. The Bronx Multifamily Portfolio IV Properties were constructed between 1922 and 1953. As of December 31, 2019, the multifamily space at the Bronx Multifamily Portfolio IV was 100.0% occupied. In addition, one of the Bronx Multifamily Portfolio IV Properties has commercial space, which was 100.0% occupied as of December 31, 2019. Occupancy at the Bronx Multifamily Portfolio IV has been in excess of 98.0% since 2014. Since acquiring the Bronx Multifamily Portfolio IV, the borrower sponsor has invested approximately $5.8 million ($27,728 per unit) in capital improvements across the Bronx Multifamily Portfolio IV Properties in the aggregate. Three of the Bronx Multifamily Portfolio IV Properties benefit from either a J-51 exemption and/or abatement program. In addition, two of the Bronx Multifamily Portfolio IV Properties are awaiting approval of an application to increase rent under a major capital improvement (“MCI”) program. Under the J-51 program, the tax exemption benefit temporarily exempts a property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The abatement portion of the program reduces the existing taxes by a percentage of the certified reasonable costs of the work performed as determined by the Department of Finance. The MCI program allows landlords to increase rents (subject to certain limits) paid by rent stabilized tenants to recoup renovation and rehabilitation costs. Fifty-seven units at the Bronx Multifamily Portfolio IV Properties are leased to tenants who pay a portion of their rent using Section 8 vouchers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

The following table presents detailed information with respect to each of the properties included in the Bronx Multifamily Portfolio IV:

Bronx Multifamily Portfolio IV Properties Summary
Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
323-325 East Mosholu North Parkway	100.0%	63	30.3%	$18,200,000	$10,120,000	30.4%	$755,900	31.0%
2550-2552 University Avenue	100.0%	54	26.0%	$13,900,000	$9,310,000	28.0%	$658,884	27.0%
2952-2954 Marion Avenue	100.0%	54	26.0%	$15,500,000	$8,710,000	26.2%	$655,888	26.9%
3205 Grand Concourse	100.0%	37	17.8%	$7,700,000	$5,160,000	15.5%	$370,775	15.2%
Total/Wtd. Avg.	100.0%	208	100.0%	$55,300,000	$33,300,000	100.0%	$2,441,447	100.0%

(1)	Based on the borrower rent roll dated December 31, 2019.

The Properties.

323-325 East Mosholu North Parkway

The 323-325 East Mosholu North Parkway property is a five story, rent-stabilized, 63-unit mid rise apartment complex located in The Bronx, New York. The 323-325 East Mosholu North Parkway property was built in 1923. The unit mix comprises studio, one-, two-, and three-bedroom floorplans, an NRA of 52,800 SF and an average unit size of 838 SF. As of December 31, 2019, the 323-325 East Mosholu North Parkway property was 100.0% occupied, with average in place rent of $1,464/unit. Twenty-three units are leased to tenants who pay a portion of their rent with a Section 8 voucher. The borrower sponsor has invested approximately $2.2 million ($35,626 per unit) in capital improvements on the 323-325 East Mosholu North Parkway property. The 323-325 East Mosholu North Parkway property contains no commercial tenants. The appraised value includes $3,800,000 attributable to the net present value of a J-51 tax abatement and exemption for the 323-325 East Mosholu North Parkway property and $3,100,000 attributable to a pending MCI program. As of the origination date, the 323-325 East Mosholu North Parkway property benefits from one, 20-year tax abatement under New York State’s J-51 tax abatement program expiring in 2028 and a 34-year J-51 exemption expiring 2052. The borrower filed for an MCI program rent increase at the 323-325 East Mosholu North Parkway property. As of the origination date, approval documentation had not been received for this additional rent increase. Real estate taxes were underwritten based on the J-51 exemption and the J-51 abatements at the 323-325 East Mosholu North Parkway property. The abated taxes are $58,018 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $253,554.

2550-2552 University Avenue

The 2550-2552 University Avenue property is a five story, rent-stabilized, 54-unit mid rise apartment complex located in The Bronx, New York. The 2550-2552 University Avenue property was built in 1922. The unit mix comprises studio, one-, two-, and three-bedroom floorplans, an NRA of 40,650 SF and an average unit size of 753 SF. As of December 31, 2019, the 2550-2552 University Avenue property was 100.0% occupied, with average in place rent of $1,479/unit. Fourteen units are leased to tenants who pay a portion of their rent with a Section 8 voucher. The borrower sponsor has invested approximately $1.7 million ($32,221 per unit) in capital improvements on the 2550-2552 University Avenue property. The 2550-2552 University Avenue property contains no commercial tenants. The appraised value includes $2,700,000 attributable to the net present value of a J-51 tax abatement and exemption for the 2550-2552 University Avenue property. As of the origination date, the 2550-2552 University Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2025 and 2029 and a 34-year J-51 exemption expiring 2051. Real estate taxes were underwritten based on the J-51 exemption and the J-51 abatement at the 2550-2552 University Avenue property. The abated taxes are $50,308 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $170,909.

2952-2954 Marion Avenue

The 2952-2954 Marion Avenue property is a five story, rent-stabilized, 54-unit mid rise apartment complex located in The Bronx, New York. The 2952-2954 Marion Avenue property was built in 1924. The unit mix comprises one-, two-, and three-bedroom floorplans, an NRA of 56,100 SF and an average unit size of 1,039 SF. As of December 31, 2019, the 2952-2954 Marion Avenue property was 100.0% occupied, with average in place rent of $1,431/unit. Twenty units are leased to tenants who pay a portion of their rent with a Section 8 voucher. The borrower sponsor has invested approximately $1.8 million ($33,018 per unit) in capital improvements on the 2952-2954 Marion Avenue property. The 2952-2954 Marion Avenue property contains no commercial tenants. The appraised value includes $3,000,000 attributable to the net present value of a J-51 tax abatement and exemption for the 2952-2954 Marion Avenue property and $2,500,000 attributable to a pending MCI program. As of the origination date, the 2952-2954 Marion Avenue property benefits from one, 20-year tax abatement under New York State’s J-51 tax abatement program expiring in 2029 and a 34-year J-51 exemption expiring in 2052. The borrower filed for an additional MCI program rent increase at the 2952-2954 Marion Avenue property. As of the origination date, approval documentation had not been received for this additional rent increase. Real estate taxes were underwritten based on the J-51 exemption and the J-51 abatement at the 2952-2954 Marion Avenue property. The abated taxes are $21,098 per annum, compared to estimated unabated taxes for the 2019/2020 tax year of $180,534.

3205 Grand Concourse

The 3205 Grand Concourse property is a six story, rent-stabilized, 37-unit mid rise apartment complex located in The Bronx, New York. The 3205 Grand Concourse property was built in 1953. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 32,500 SF and an average unit size of 878 SF. As of December 31, 2019, the 3205 Grand Concourse property was 100.0% occupied, with average in place rent of $1,423/unit. The 3205 Grand Concourse property contains one commercial tenant, which accounts for $26,400 of annual rent. As of the origination date, the 3205 Grand Concourse property does not benefit from any J-51 tax abatements or exemptions or MCI program rent increases.

The Market. The Bronx Multifamily Portfolio IV is located in The Bronx, New York within the Bronx County submarket of the New York City residential market. According to the appraisal, as of the most recent quarter of 2019, the vacancy rate in the New York City residential market was approximately 4.5%, with average asking rents of $3,783 per unit and inventory of approximately 219,294 units. According to the appraisal, as of the first quarter of 2019, the vacancy rate in the Bronx County submarket was approximately 3.8%, with average asking rents of $1,384 per unit and inventory of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

approximately 13,168 units. Primary access to the Bronx Multifamily Portfolio IV Properties is provided by a number of major thoroughfares, bus lines through the MTA and numerous subway lines that connect the Bronx Multifamily Portfolio IV Properties to Manhattan. The Bronx Multifamily Portfolio IV Properties are located in a mixed-use area that supports residential, office, commercial, and retail uses.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bronx Multifamily Portfolio IV Properties:

Market Rent Summary
Building	Units	Avg. Size	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
323-325 East Mosholu North Parkway	63	838	$1,464	$1.75	$2,069	$2.47
2550-2552 University Avenue	54	753	$1,479	$1.96	$1,856	$2.46
2952-2954 Marion Avenue	54	1,039	$1,431	$1.38	$2,013	$1.94
3205 Grand Concourse	37	878	$1,423	$1.62	$1,981	$2.26

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated December 31, 2019.

The following table presents certain information relating to comparable rental properties to the Bronx Multifamily Portfolio IV Properties:

Comparable Rental Properties (Bronx Multifamily Portfolio IV)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
323-325 East Mosholu North Parkway Bronx, NY	1923	5	63	Studio 1BR 2BR 3BR	550 700 850 1,000	$1,170 $1,370 $1,454 $1,644	$25.53 $23.49 $20.52 $19.73
2550-2552 University Avenue Bronx, NY	1922	5	54	Studio 1BR 2BR 3BR	500 650 800 950	$1,092 $1,294 $1,578 $1,806	$26.21 $23.89 $23.66 $22.81
2952-2954 Marion Avenue Bronx, NY	1924	5	54	1BR 2BR 3BR	850 1,050 1,250	$1,193 $1,486 $1,650	$16.84 $16.98 $15.84
3205 Grand Concourse Bronx, NY	1953	6	37	Studio 1BR 2BR 3BR	750 850 950 1,100	$1,126 $1,322 $1,629 $1,958	$18.02 $18.66 $20.57 $21.36
2839 Bainbridge Avenue Bronx, NY	1922	5	30	1BR	600	$2,084	$41.68
2605 Marion Avenue Bronx, NY	1925	5	25	1BR 2BR	650 800	$1,675 $1,925	$30.92 $28.88
7 East Gun Hill Road Bronx, NY	1923	5	38	1BR 2BR 3BR	500 800 1,100	$1,526 $2,012 $2,473	$36.62 $30.18 $26.98
308 East 209th Street Bronx, NY	1929	6	25	Studio 1BR	354 560	$1,077 $1,236	$36.51 $26.49
3339 Hull Ave Bronx, NY	1940	6	50	Studio 1BR 2BR 3BR	400 675 950 1,500	$1,354 $1,666 $1,839 $3,218	$40.62 $29.62 $23.23 $25.74

Source: Appraisal, unless otherwise indicated

(1)	Based on the borrower rent roll dated December 31, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Bronx Multifamily Portfolio IV:

Cash Flow Analysis
	2016	2017	2018	9/30/2019 TTM	UW	UW Per Unit
Gross Potential Rent	$3,253,621	$3,383,136	$3,518,084	$3,583,088	$3,621,792	$17,412.46
Other Income(1)	$0	$0	$0	$0	$26,400	$126.92
Vacancy	$0	$0	$0	$0	($73,756)	($354.60)
Effective Gross Income	$3,253,621	$3,383,136	$3,518,084	$3,583,088	$3,574,436	$17,184.79

Real Estate Taxes(2)	$361,985	$386,690	$376,194	$349,148	$234,656	$1,128.15
Insurance	$80,472	$145,754	$186,929	$182,235	$186,950	$898.80
Other Expenses	$657,692	$680,344	$673,992	$661,523	$711,383	$3,420.11
Total Expenses	$1,100,149	$1,212,788	$1,237,115	$1,192,906	$1,132,989	$5,447.06

Net Operating Income	$2,153,472	$2,170,348	$2,280,969	$2,390,182	$2,441,447	$11,737.73
Capital Expenditures	$0	$0	$0	$0	$52,000	$250.00
Net Cash Flow	$2,153,472	$2,170,348	$2,280,969	$2,390,182	$2,389,447	$11,487.73

Occupancy %	100.0%	100.0%	98.0%	100.0%(3)	98.0%
NOI DSCR	1.63x	1.64x	1.72x	1.81x	1.84x
NCF DSCR	1.63x	1.64x	1.72x	1.81x	1.81x
NOI Debt Yield	6.5%	6.5%	6.8%	7.2%	7.3%
NCF Debt Yield	6.5%	6.5%	6.8%	7.2%	7.2%

(1)	Other Income is comprised entirely of rent from the one retail tenant.

(2)	Real Estate Taxes decreased from 9/30/2019 TTM to UW due to a new J-51 tax exemption being put in place at the 323-325 East Mosholu North Parkway property in 2019.

(3)	As of the borrower rent roll dated December 31, 2019, the multifamily space at the Bronx Multifamily Portfolio IV is 100.0% occupied.

Escrows and Reserves.

Taxes – The Bronx Multifamily Portfolio IV Mortgage Loan documents provide for an upfront reserve of approximately $28,834 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates are required to be payable during the next twelve months (initially, $28,834).

Insurance – The Bronx Multifamily Portfolio IV Mortgage Loan documents provide for monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates are required to be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly reserves are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for each of the Bronx Multifamily Portfolio IV Properties is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Bronx Multifamily Portfolio IV Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements Reserve – The Bronx Multifamily Portfolio IV Mortgage Loan documents provide for monthly deposits of approximately $4,333 for approved capital expenditures.

Deferred Maintenance Reserve – The Bronx Multifamily Portfolio IV Mortgage Loan documents provide for an upfront reserve of approximately $33,293, representing 115% of the estimated cost for various required repairs and for closing out open violations.

Lockbox and Cash Management. The Bronx Multifamily Portfolio IV Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an event of default, the Bronx Multifamily Portfolio IV Borrowers are required to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants of the Bronx Multifamily Portfolio IV Properties to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from residential tenants of the Bronx Multifamily Portfolio IV Properties into such lockbox account within one business day of receipt. Upon the first occurrence of an event of default, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account are required to be deposited, so long as the event of default has not been cured to the satisfaction of the lender. During the continuance of an event of default, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Bronx Multifamily Portfolio IV Mortgage Loan, (iii) to make the monthly deposit into the recurring replacements reserve as described above under “Escrows and Reserves”, and (iv) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Bronx Multifamily Portfolio IV Mortgage Loan during the continuance of such event of default; provided, however, that at lender’s option, upon an event of default the lender may instead apply any and all funds in the lockbox account and cash management account to pay the debts and obligations of the Bronx Multifamily Portfolio IV Borrowers under the Bronx Multifamily Portfolio IV Mortgage Loan documents in such order, proportion and priority as the lender determines in its sole discretion. If the event of default is cured to the satisfaction of the lender, all funds in the excess cash flow subaccount are required to be disbursed to the Bronx Multifamily Portfolio IV Borrowers.

Additional Secured Indebtedness (not including trade debts). None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$33,300,000
Various	Bronx Multifamily Portfolio IV	Cut-off Date LTV:	60.2%
Bronx, NY		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	7.3%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in July 2029, the Bronx Multifamily Portfolio IV Borrowers have the right to obtain a release of any one or more individual Bronx Multifamily Portfolio IV Properties, provided no event of default is continuing and subject to the conditions set forth in the Bronx Multifamily Portfolio IV Mortgage Loan documents, including, among others, (1) partial defeasance of the Bronx Multifamily Portfolio IV Mortgage Loan in a principal amount equal to 110% of the allocated loan amount for the individual Bronx Multifamily Portfolio IV Property being released, provided, however, that upon the written request of the Bronx Multifamily Portfolio IV Borrowers and subject to the lender’s receipt of an updated appraisal, the applicable release amount may be 100% of such allocated loan amount so long as (i) the loan-to-value ratio with respect to all remaining Bronx Multifamily Portfolio IV Properties is not greater than 55.0% and (ii) the debt yield with respect to all remaining Bronx Multifamily Portfolio IV Properties is not less than 8.5%, (2) after giving effect to the partial defeasance the debt yield of the remaining Bronx Multifamily Portfolio IV Properties is greater than the greater of the debt yield immediately prior to the partial defeasance and 7.00%, and (3) customary REMIC requirements are satisfied.

Letter of Credit. None.

Right of First Refusal/Right of First Offer. None.

Ground Lease. None.

Terrorism Insurance. The Bronx Multifamily Portfolio IV Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Bronx Multifamily Portfolio IV Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

JBC LAUNDRY
DENTIST
BOUTIQUE
MOLLYWOOD SALON
CALIFORNIA CHECK CASHING
MERCADO LATINO
PANADERIA ORTIZ
BUBBLE TEA
SEVEN TREES BOULEVARD
HAPPY DONUTS
CAPITOL EXPRESSWAY
Domino's Pizza
EL MEJOR MEXICAN DELI
FAMILIA FOODS MARKET
YEN CHING RESTAURANT

KUMON
CELLPHONE ACCESSORIES
LOLITA'S FURNITURE
METRO PCS
LOS COMPADRES
DAY SPA
BURGER KING
GENUINE AUTO
PRIME TIME NUTRITION
GRAND FORTUNE
RAINBOW TEA HOUSE
GUITAR WARS
TERIYAKI DUDE
A1 DISCOUNT
MONTANA INSURANCE
HOA SEN TOFU
HAIR SALON
Y MART
TK NOODLE
TRINE'S CAFE
LEE'S
Bank of America
MARINA GROCERY
LA COSTA
MONTEREY ROAD
SENTER ROAD
Major tenants
In-line
Vacant
NPOC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

Seven Trees Center
3826-3828 & 3849-3861 Seven Trees Boulevard
and 4040-4152 Monterey Highway
San Jose, CA 95111
SAN JOSE
Downtown
San Jose State Univ.
San Jose McEnery Convention Center
San Jose Intl. Airport 5 miles
Grand Century Shopping Mall
San Jose Vietnam Town
Happy Hollow Zoo
CEFCU Stadium
San Jose Municipal Stadium
History San Jose
Reid-Hillview Airport of Santa Clara
Raging Waters
Lake Cunningham Park
Bluewater
DIABLO RANGE
Eastridge Center
Tully Corners
Silver Creek Plaza
Evergreen Village Square
Evergreen
Evergreen Valley Community College
Willow Glen
Plant Shopping Center
Santa Clara Fairgrounds
Coyote Creek Park Chain
The Ranch Golf Club
The Villages Golf and Country Club
Willow Glen Center
South San Jose
Silver Creek Valley CC
Robertsville
Riverview
ADLINK Technology
Alien Tech. Corporation
Cobham
Silver Creek Sportsplex
ICU Medical
Broadcom Corporation
Integrated Device Tech
Cognitivics Inc.
Aricsa Diagnostics
Monterey Plaza
SANTA CLARA COUNTY
Snell & Branham Plaza
Westfield Oakridge
Almaden Plaza
Alamitos
Princeton Plaza Mall
Santa Teresa Main Street Shopping Ctr.
Sunrise Plaza
Almaden Valley
Bloom Plaza
Village Oaks
Western Digital
Silver Leaf
Kaiser Permanente San Jose Medical Ctr.
Toshiba America
Northrop Grumman Info Systems
California Maison
Bernal Plaza
Santa Teresa Square
Santa Teresa County Park
IBM Research
SANTA CRUZ MOUNTAINS
Bayshore Fwy
South Valley Fwy
Guadalupe Fwy
West Valley Fwy
Capitol Expwy
Almaden Expwy
Monterey Rd
Blossom Hill Rd
Santa Teresa Blvd
Snell Ave
Branham Ln
Tully Rd
Capitol Expwy
Yerba Buena Rd
Silver Creek Valley Rd
San Felipe Rd
Aborn Rd
Quimby Rd
Norwood Ave
McLaughlin Ave
Senter Rd
King Rd
White Rd
Ruby Ave
Murrillo Ave
Keyes St
Curtner Ave
Foxworthy Ave
Hillsdale Ave
Cottle Rd
Curie Dr
Bernal Rd
CALTRAIN
VIA LIGHT RAIL
101
680
280
87
85
82
Fremont
Newark
Milpitas
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
Almaden
Alum Rock

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Seven Trees Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	San Jose, CA 95111
Original Balance:	$27,000,000			General Property Type:	Retail
Cut-off Date Balance:	$27,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1964-1966, 1979, 1999/N/A
Borrower Sponsor:	Albert J. Wang			Size:	156,225 SF
Guarantors:	Albert J. Wang			Cut-off Date Balance Per SF:	$173
Mortgage Rate:	3.5950%			Maturity Date Balance Per SF:	$173
Note Date:	11/1/2019			Property Manager:	Altos Enterprises, Inc.
First Payment Date:	12/1/2019				(borrower-related)
Maturity Date:	11/1/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,952,173
IO Period:	120 months			UW NOI Debt Yield:	10.9%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	10.9%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF DSCR:	2.75x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,759,566 (8/31/2019 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,590,793 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,586,460 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	97.3% (10/1/2019)
Reserves(1)				2nd Most Recent Occupancy:	93.4% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.9% (12/31/2017)
RE Tax:	$119,003	$29,751	N/A	Appraised Value (as of):	$47,100,000 (9/3/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$301
Deferred Maintenance:	$35,938	$0	N/A	Cut-off Date LTV Ratio:	57.3%
Recurring Replacements:	$0	$5,208	$124,980	Maturity Date LTV Ratio:	57.3%
TI/LC:	$0	$14,972	$538,976
Other:	$932,033	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$27,000,000	100.0%	Loan Payoff:	$19,421,899	71.9%
			Return of Equity:	$5,710,387	21.1%
			Reserves:	$1,086,974	4.0%
			Closing Costs:	$780,740	2.9%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Seven Trees Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,000,000 and secured by a first priority fee mortgage encumbering a 156,225 SF anchored retail shopping center located in San Jose, California (the “Seven Trees Center Property”). The proceeds of the Seven Trees Center Mortgage Loan were primarily used to refinance existing debt, return equity to the Seven Trees Center Borrower (as defined below), pay closing costs and fund reserves.

The Borrower and the Borrower Sponsor. The borrower for the Seven Trees Center Mortgage Loan is Gold Touch Investment SPE, LLC (the “Seven Trees Center Borrower”), a single-purpose Delaware limited liability company with an independent director. The non-recourse carveout guarantor and the sponsor is Albert J. Wang. Albert J. Wang is the managing director of the Seven Trees Center Borrower and has a 9.3% ownership interest in the Seven Trees Center Borrower. Albert J. Wang is the president of Altos Enterprises, Inc. Altos Enterprises, Inc. has developed over ten shopping centers and residential properties and currently manages over 550,000 SF of retail and commercial properties.

The Property. The Seven Trees Center Property is an anchored retail shopping center, totaling 156,225 SF, on an approximately 13.97-acre site in San Jose, California. The Seven Trees Center Property is comprised of a 136,355 SF neighborhood center at 4040-4152 Monterey Highway, an 8,515 SF strip center at 3849-3861 Seven Trees Boulevard and a 11,355 SF strip center at 3826-3828 Seven Trees Boulevard in San Jose, California. The improvements at the neighborhood center were completed from 1964 to 1966, and the two strip centers were completed in 1979 and 1999. The Seven Trees Center Property is anchored by Marina Grocery. As of October 1, 2019, the Seven Trees Center Property was 97.3% leased to 62 tenants. The Seven Trees Center Property contains 806 parking spaces (approximately 5.2 spaces per 1,000 SF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

Major Tenants.

Marina Grocery (30,920 SF, 19.8% of NRA, 9.5% of underwritten rent). Marina Grocery has been a tenant at the Seven Trees Center Property since 2001 and expanded and extended its lease term in October 2019, for an additional 5 years through 2031. Marina Grocery offers an in-store hot deli and Asian bakery as well as a large selection of Asian foods and groceries. Marina Grocery has a lease expiration of September 30, 2031 with no renewal options remaining. Marina Grocery is an affiliate of the Seven Trees Center Borrower and the non-recourse carveout guarantor.

Bank of America (9,280 SF, 5.9% of NRA, 5.7% of underwritten rent). Bank of America has been a tenant at the Seven Trees Center Property since 1963 and has expanded its lease four times since then. Bank of America has a lease expiration of April 7, 2025 with two, five-year renewal options remaining. Bank of America (NYSE: BAC) is an investment and retail banking institution and financial services company based in Charlotte, North Carolina. The institution’s corporate and investment banking division operates under the name Bank of America Merrill Lynch.

Grand Fortune (8,340 SF, 5.3% of NRA, 4.8% of underwritten rent). Grand Fortune became a tenant at the Seven Trees Center Property in 2017, has a lease expiration of July 15, 2022 and has one, five-year renewal option remaining. Grand Fortune is a locally owned restaurant that serves Chinese food featuring a large selection of seafood.

The following table presents a summary regarding the major tenants at the Seven Trees Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ /Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Marina Grocery(4)	NR/NR/NR	30,920	19.8%	$370,404	$11.98	9.5%	$16,366,661	$529	2.3%	N	None	9/30/2031
Bank of America	A+/A2/A-	9,280	5.9%	$222,480	$23.97	5.7%	NAV	NAV	NAV	N	2 x 5 year	4/7/2025
Grand Fortune	NR/NR/NR	8,340	5.3%	$187,179	$22.44	4.8%	NAV	NAV	NAV	N	1 x 5 year	7/15/2022
Subtotal/Wtd. Avg.		48,540	31.1%	$780,063	$16.07	20.1%

Other Tenants		103,475	66.2%	$3,105,035	$30.01	79.9%
Vacant Space		4,210	2.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		156,225	100.0%	$3,885,098	$25.56	100.0%

(1)	Information is based on the underwritten rent roll as of October 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

(4)	Marina Grocery is an affiliate of the Seven Trees Center Borrower.

The following table presents certain information relating to the lease rollover at the Seven Trees Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	21	43,503	$26.38	27.8%	27.8%	$1,147,596	29.5%	29.5%
2020	1	1,250	$22.40	0.8%	28.6%	$27,996	0.7%	30.3%
2021	8	10,616	$30.51	6.8%	35.4%	$323,915	8.3%	38.6%
2022	11	20,449	$27.53	13.1%	48.5%	$562,964	14.5%	53.1%
2023	9	17,395	$36.57	11.1%	59.7%	$636,049	16.4%	69.5%
2024	6	10,122	$33.92	6.5%	66.1%	$343,288	8.8%	78.3%
2025	2	10,480	$25.58	6.7%	72.9%	$268,031	6.9%	85.2%
2026	2	5,900	$23.35	3.8%	76.6%	$137,750	3.5%	88.7%
2027	0	0	$0.00	0.0%	76.6%	$0	0.0%	88.7%
2028	0	0	$0.00	0.0%	76.6%	$0	0.0%	88.7%
2029	0	0	$0.00	0.0%	76.6%	$0	0.0%	88.7%
2030	1	5,000	$17.90	3.2%	79.8%	$89,508	2.3%	91.0%
2031 & Beyond	1	27,300	$12.75	17.5%	97.3%	$348,000	9.0%	100.0%
Vacant	0	4,210	$0.00	2.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	62	156,225	$25.56	100.0%		$3,885,098	100.0%

(1)	Information is based on the underwritten rent roll as of October 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

The Market. The Seven Trees Center Property is located in San Jose, California within the San Jose retail market and the San Jose/South County retail submarket. According to the appraisal, as of the second quarter of 2019, the San Jose retail market had approximately 21.5 million SF of retail space inventory, overall vacancy in the market was approximately 5.4% and asking rent was $37.81 PSF. According to the appraisal, as of the second quarter of 2019, the San Jose/South County retail submarket had approximately 10.4 million SF of retail space inventory, overall vacancy in the submarket was approximately 7.1% and asking rent was $35.37 PSF. Primary access to the Seven Trees Center Property is provided by I-280/680, Highway 87, U.S. 101 and Highway 85.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of Seven Trees Center Property is 39,554, 237,703 and 585,994, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Seven Trees Center Property is $111,904, $126,288 and $139,576, respectively.

The following table presents recent leasing data at comparable retail properties with respect to the Seven Trees Center Property:

Comparable Retail Property Summary (Anchor Tenants)
Property Name/ City, State	Built	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Rent PSF
Seven Trees Center Various San Jose , CA	Various	Marina Grocery	27,300	Oct. 2001	30.0	$12.75
Stevens Creek Central Shopping Center 5122-5180 Stevens Creek Boulevard San Jose, CA	1995	Cost Plus World Market	16,800	Feb. 2019	10	$25.65
Warm Springs Plaza 46547-46655 Mission Boulevard Fremont, CA	1985	99 Ranch	51,107	Jan. 2019	15	$19.80
Fairway Park Shopping Center 31045-31199 Mission Blvd Hayward, CA	1957	Grocery Outlet	14,456	Dec. 2018	10	$11.07
Westgate Center 1600 Saratoga Avenue San Jose, CA	1961	TJ Maxx	24,683	April 2018	10	$26.00

Source: Appraisal and underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Seven Trees Center Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Anchor	$15.60	10	10% mid term	Modified
Auto	$18.00	5	3% ann.	Modified
Burger King	$54.00	5	3% ann.	Modified
BoA	$24.00	10	3% ann.	NNN
Inline	$33.00	5	3% ann.	Modified
Low Visibility	$27.00	5	3% ann.	Modified
Pad	$36.00	5	3% ann.	Modified
7-11 Pad	$39.00	5	3% ann.	Modified
7-11 Inline	$36.00	5	3% ann.	Modified
Solari End Cap	$39.00	5	3% ann.	Modified
Solari Inline	$36.00	5	3% ann.	Modified

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Seven Trees Center Property:

Cash Flow Analysis
	2016	2017	2018	8/31/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,278,517	$3,408,944	$3,360,057	$3,504,779	$4,015,268	$25.70
Total Recoveries	$331,885	$300,295	$346,952	$392,953	$387,424	$2.48
Less Vacancy & Credit Loss	$0	$0	$0	$0	($200,763)	($1.29)
Effective Gross Income	$3,610,401	$3,709,239	$3,707,010	$3,897,732	$4,201,929	$26.90

Real Estate Taxes	$355,536	$346,879	$361,398	$362,756	$442,839	$2.83
Insurance	$40,019	$38,156	$34,307	$37,023	$39,056	$0.25
Other Expenses	$683,311	$737,745	$720,513	$738,387	$767,861	$4.92
Total Expenses	$1,078,866	$1,122,779	$1,116,217	$1,138,167	$1,249,756	$8.00

Net Operating Income	$2,531,536	$2,586,460	$2,590,793	$2,759,566	$2,952,173	$18.90
Capital Expenditures	$0	$0	$0	$0	$62,490	$0.40
TI/LC	$0	$0	$0	$0	$179,659	$1.15
Net Cash Flow	$2,531,536	$2,586,460	$2,590,793	$2,759,566	$2,710,024	$17.35

Occupancy %(2)	92.3%	93.9%	93.4%	97.3%	95.0%
NOI DSCR	2.57x	2.63x	2.63x	2.80x	3.00x
NCF DSCR	2.57x	2.63x	2.63x	2.80x	2.75x
NOI Debt Yield	9.4%	9.6%	9.6%	10.2%	10.9%
NCF Debt Yield	9.4%	9.6%	9.6%	10.2%	10.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 1, 2019 and includes rent steps through December 1, 2020 totaling $59,722. The increase between 8/31/2019 TTM and UW Gross Potential Rent is due to (i) rent steps and (ii) recent leasing in 2019 (6,392 SF; $225,252 underwritten rent).

(2)	8/31/2019 TTM Occupancy % represents physical occupancy as of October 1, 2019. UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes and Insurance Reserves – On the origination date, the Seven Trees Center Borrower made an upfront deposit of $119,003 for real estate taxes (initially, estimated to be $29,751). On the first day of each month, the Seven Trees Center Borrower is required to deposit in reserve 1/12 of the estimated annual real estate taxes and 1/12 of the estimated annual insurance premiums. The Seven Trees Center Borrower’s obligation to reserve for insurance premiums is waived if no event of default is occurring and the Seven Trees Center Borrower provides the lender with evidence that the required insurance is being maintained through one or more blanket policies that comply with the requirements of the Seven Trees Center Mortgage Loan documents, and paid receipts for the insurance premiums for such blanket policies at least 20 days before the expiration of the policies.

Replacement Reserve – On each monthly payment date, the Seven Trees Center Borrower is required to deposit approximately $5,208 into a replacement reserve, provided that such deposits are not required to be made at any time the amount in the replacement reserve is at least equal to $124,980.

Deferred Maintenance Reserve – The Seven Trees Center Mortgage Loan documents provide for an upfront reserve of $35,938 for immediate repair costs, including installation of fire alarms in each toilet room, inspection of fire alarms and sprinklers, provision of ADA compliant curb ramps, and other repairs.

TI/LC Reserve – The Seven Trees Center Mortgage Loan documents require the Seven Trees Center Borrower to deposit approximately $14,972 on each monthly payment date for tenant improvements and leasing commissions, provided that such deposits are not required to be made at any time the amount in such reserve is at least equal to approximately $538,976.

Environmental Remediation Reserve – The Seven Trees Center Mortgage Loan documents provide for an upfront reserve of $312,500 for environmental remediation, which amount constitutes 125% of the estimated worst case scenario costs to remediate recognized environmental conditions related to tetrachloroethene contamination at the Seven Trees Center Property.

Environmental Insurance Reserve – The Seven Trees Center Mortgage Loan documents provide for an upfront reserve of approximately $28,173 for the cost of obtaining an additional three years of coverage under an environmental impairment liability policy related to the Seven Trees Center Property, which may be applied by the lender to purchase such additional coverage if the Seven Trees Center Mortgage Loan is not paid in full by its maturity date.

Seismic Retrofitting Reserve – The Seven Trees Center Mortgage Loan documents provide for an upfront reserve of $591,360 for seismic retrofitting of certain buildings at the Seven Trees Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$27,000,000
Various	Seven Trees Center	Cut-off Date LTV:	57.3%
San Jose, CA 95111		U/W NCF DSCR:	2.75x
		U/W NOI Debt Yield:	10.9%

Lockbox and Cash Management. The Seven Trees Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the Seven Trees Center Borrower is required to enter into a deposit account control agreement and to establish and maintain a lockbox account for the benefit of the lender, and to direct tenants to deposit all rent and other payments directly into the lockbox account, and also deposit, or cause to be deposited, any rents received by the Seven Trees Borrower or property manager into such lockbox account within one business day of receipt. Upon the occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account are required to be transferred on each business day, so long as the Cash Sweep Period is continuing. During the continuance of a Cash Sweep Period, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the Seven Trees Center Mortgage Loan, (iii) to make the monthly deposits into the replacements reserve and TI/LC reserve as described above under “Escrows and Reserves”, (iv) if a Cash Sweep Period no longer is continuing, to pay the remainder to the Seven Trees Center Borrower, and (v) otherwise, to (a) pay monthly operating expenses as set forth in the Seven Trees Center Borrower’s annual budget and other expenses approved by the lender, and (b) deposit any remainder into a cash sweep subaccount to be held as additional security for the Seven Trees Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of any of the following:

(1)	From and after the occurrence of an event of default under the Seven Trees Center Mortgage Loan and ending if such event of default is cured;

(2)	From and after the occurrence of the debt service coverage ratio (based on the trailing six months net cash flow and a 30 year amortization schedule) of the Seven Trees Center Mortgage Loan falling below 1.15x at the end of any calendar quarter and ending if the debt service coverage ratio (calculated on the same basis) under the Seven Trees Center Mortgage Loan is at least 1.25x for two consecutive calendar quarters;

(3)	From and after Marina Grocery or any future occupant of the premises currently leased by Marina Grocery (in either case, a “Major Tenant”) (i) undergoing certain bankruptcy or similar events, (ii) failing to operate its business at the Seven Trees Center Property or (iii) vacating its premises or giving notice of its intent to do so and ending in the case of clause (i) if the lease of the applicable Major Tenant is affirmed in connection with the applicable bankruptcy event, in the case of clause (ii) if the applicable Major Tenant is open for business and in occupancy of all of its leased premises, or in the case of clause (iii) if the premises leased by the applicable Major Tenant are re-leased in full to one or more new tenants on terms acceptable to the lender in its reasonable discretion and the new tenant or tenants deliver to the lender an estoppel certificate certifying that such new tenant or tenants are in occupancy of the space previously occupied by the applicable Major Tenant, open for business and paying full unabated rent, with no outstanding tenant improvements or leasing commissions (a “Major Tenant Replacement Cure”); or
(4)	From and after the date that is 12 months prior to the expiration date of the lease of any Major Tenant and ending if the related lease is renewed or extended on terms and conditions acceptable to the lender in its reasonable discretion or upon a Major Tenant Replacement Cure.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Seven Trees Center Mortgage Loan documents require that the Seven Trees Center Borrower maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Seven Trees Center Property and business income/loss of rents insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to but not less than six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Sol y Luna

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller(1):		CCRE		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Tucson, AZ 85719
Original Balance(1):		$25,000,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$25,000,000		Detailed Property Type:	Student Housing
% of Initial Pool Balance:		3.0%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2013-2014/N/A
Sponsors:		Patrick Nelson; Arbor Realty SR, Inc.		Size:	977 Beds
Guarantors:		Patrick Nelson; Nelson Partners, LLC		Cut-off Date Balance per Bed(4):	$92,119
Mortgage Rate(2):		3.8400%		Maturity Date Balance per Bed(4):	$92,119
Note Date:		1/3/2020		Property Manager:	Nelson Partners Property
First Payment Date:		2/6/2020			Management, Inc.
Maturity Date:		1/6/2030		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$8,974,199
Original Amortization Term:		0 months		UW NOI Debt Yield(4):	10.0%
IO Period:		120 months		UW NOI Debt Yield at Maturity(4):	10.0%
Seasoning:		1 month		UW NCF DSCR(4):	2.51x
Prepayment Provisions(3):		LO (25); DEF (91); O (4)		Most Recent NOI:	$8,721,708 (7/31/2019 TTM)
Lockbox/Cash Mgmt Status:		Soft/Springing		2nd Most Recent NOI:	$8,673,273 (12/31/2018)
Additional Debt Type(1):		Pari Passu / Subordinate		3rd Most Recent NOI:	$7,851,232 (12/31/2017)
Additional Debt Balance(1):		$65,000,000 / $53,000,000		Most Recent Occupancy(5):	89.4% (9/4/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy(5):	96.8% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	95.9% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$191,500,000 (9/12/2019)
RE Tax:	$362,500	$72,500	N/A	Appraised Value per Bed:	$196,008
Insurance:	$156,150	$17,350	N/A	Cut-off Date LTV Ratio(4):	47.0%
Recurring Replacements:	$0	$13,782	N/A	Maturity Date LTV Ratio(4):	47.0%
Deferred Maintenance:	$4,000	$0	N/A
Cash Collateral Reserve:	$1,500,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$90,000,000	46.2%	Purchase Price(7):	$189,000,000	96.9%
Subordinate Companion Loan:	$53,000,000	27.2%	Reserves:	$2,022,650	1.0%
Sponsor Equity(6):	$48,323,385	24.8%	Closing Costs:	$3,950,735	2.0%
Purchase Credit(5):	$3,650,000	1.9%

Total Sources:	$194,973,385	100.0%	Total Uses:	$194,973,385	100.0%

(1)	The Sol y Luna Mortgage Loan (as defined below) is part of a whole loan, which is comprised of six pari passu senior promissory notes (including the Sol y Luna Mortgage Loan) and one promissory note that is subordinate to the senior notes. The Sol y Luna Whole Loan (as defined below) was co-originated by CCRE and Grass River Real Estate Credit Partners Loan Funding, LLC, an affiliate of 3650 REIT. The Sol y Luna Senior Notes (as defined below) were funded by 3650 REIT and the Sol y Luna Junior Note (as defined below) was funded by CCRE. The Sol y Luna Junior Note was subsequently sold to Nuveen. Notes A-4, A-5, and A-6 were acquired by CCRE from 3650 REIT on January 10, 2020. Note A-4 will be contributed to the MSC 2020-L4 securitization. See “The Mortgage Loan” below.

(2)	Reflects the Sol y Luna Senior Notes only. The Sol y Luna Junior Note accrues interest at the rate of 6.5500% per annum.

(3)	Defeasance of the Sol y Luna Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Sol y Luna Whole Loan to be securitized and (b) January 3, 2024. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in February 2020.

(4)	The Cut-off Date Balance per Bed, Maturity Date Balance per Bed, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Sol y Luna Senior Notes, without regard to the Sol y Luna Junior Notes (as defined below). The Cut-off Date Balance per Bed, Maturity Date Balance per Bed, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the entire Sol y Luna Whole Loan are $146,366, $136,939, 6.3%, 6.7%, 1.12x, 74.7% and 69.9%, respectively.

(5)	According to the Sol y Luna Borrower Sponsors (as defined below), the decrease in Most Recent Occupancy from 2nd Most Recent Occupancy is primarily a result of the previous property manager resigning during the Fall 2019 lease up period. The seller of the Sol y Luna Property provided the Sol y Luna Borrower Sponsors with a credit of $3.65 million, which equates to one year of vacancy loss.

(6)	Arbor Sol Y Luna PE, LLC, a subsidiary of Arbor Realty SR, Inc., made a $23,500,000 equity investment in the Sol y Luna Borrower (as defined below).

(7)	The reported purchase price was $194,670,000, which included a $5,670,000 “finder’s fee” credit to the Sol y Luna Borrower Sponsors.

The Mortgage Loan. The eleventh largest mortgage loan (the “Sol y Luna Mortgage Loan”) is part of a whole loan (the “Sol y Luna Whole Loan”) in the aggregate original principal balance of $143,000,000, which is secured by a first priority fee mortgage encumbering two student housing buildings totaling 977 beds located in Tucson, Arizona (the “Sol y Luna Property”). The Sol y Luna Whole Loan was co-originated by CCRE and 3650 REIT on January 3, 2020. The Sol y Luna Whole Loan is comprised of six senior promissory notes (collectively, the “Sol y Luna Senior Notes”), which are pari passu with respect to each other, with an aggregate original principal balance of $90,000,000, and one subordinate promissory note (the “Sol y Luna Junior Note”) with an original principal balance of $53,000,000. Note A-4, with an original principal balance of $25,000,000, represents the Sol y Luna Mortgage Loan and will be included in the MSC 2020-L4 securitization trust. The remaining Sol y Luna Senior Notes (collectively, the “Sol y Luna Pari

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Student Housing	Loan #11	Cut-off Date Balance:	$25,000,000
1020 North Tyndall Avenue and 1027	Sol y Luna	Cut-off Date LTV:	47.0%
& 1031 North Park Avenue		U/W NCF DSCR:	2.51x
Tucson AZ, 85719		U/W NOI Debt Yield:	10.0%

Passu Companion Loans”), which had an aggregate original principal balance of $65,000,000, are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The relationship between the holders of the Sol y Luna Senior Notes and the Sol y Luna Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Pari Passu-A/B Whole Loan—The Sol y Luna Whole Loan” in the Preliminary Prospectus. The Sol y Luna Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-L4 securitization transaction until such time that Note A-1 is included in a securitization transaction, at which point it will be serviced pursuant to the pooling and servicing agreement to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Pari Passu-A/B Whole Loan—The Sol y Luna Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Sol y Luna Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Sol y Luna Mortgage Loan
A-4	$25,000,000	$25,000,000	MSC 2020-L4	No
Sol y Luna Pari Passu Companion Loans
A-1	$20,000,000	$20,000,000	3650 REIT	No(1)
A-2	$20,000,000	$20,000,000	3650 REIT	No
A-3	$10,000,000	$10,000,000	3650 REIT	No
A-5	$10,000,000	$10,000,000	CCRE	No
A-6	$5,000,000	$5,000,000	CCRE	No
Sol y Luna Subordinate Companion Loan
B-1	$53,000,000	$53,000,000	Nuveen	Yes(1)
Total	$143,000,000	$143,000,000

(1)	The controlling note is the Sol y Luna Junior Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a Sol y Luna Whole Loan control termination event has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans— The Pari Passu-A/B Whole Loan—The Sol y Luna AB Whole Loan”. The Sol y Luna Whole Loan will be serviced under the MSC 2020-L4 pooling and servicing agreement until Note A-1 is deposited in a securitization. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower, NP Sol y Luna, DST (the “Sol y Luna Borrower”) is a newly formed Delaware statutory trust (“DST”), structured to be bankruptcy-remote with two independent directors. The signatory trustee and trust manager of the borrower is NP Sol y Luna ST, LLC (the “Signatory Trustee”), a newly formed single member Delaware limited liability company. The Sol y Luna Property is master leased to NP Sol y Luna LeaseCo, LLC (the “Master Tenant”).

The borrower sponsors for the Sol y Luna Whole Loan are Patrick Nelson and Arbor Realty SR, Inc. (the “Sol y Luna Borrower Sponsors”). The non-recourse carve-out guarantors for the Sol y Luna Whole Loan are Patrick Nelson and Nelson Partners, LLC (“Nelson Partners”). Patrick Nelson is the CEO and founder of Nelson Partners. Nelson Partners is a real estate development firm headquartered in Aliso Viejo, California, that specializes in the acquisition, construction, rehabilitation and management of student housing properties. Nelson Partners currently manages over 25 student housing properties. As of February 2019, Nelson Partners had more than $600 million in assets under management, ground up construction and onsite property management and reported a portfolio occupancy of approximately 99.0%. Arbor Sol Y Luna PE, LLC, a subsidiary of Arbor Realty SR, Inc., has a joint venture equity interest in the Sol y Luna Borrower.

The Property. The Sol y Luna Property is a Class A student housing complex comprised of two high-rise buildings totaling 977 beds (341 apartment units) with approximately 7,716 SF of ground floor retail space. The Sol y Luna Property is located adjacent to the University of Arizona campus. The improvements were built in two phases: the “Luna” building was built in 2013, and the “Sol” building was built in 2014. All of the leases have 12 month terms and require a guarantor.

Amenities at the Sol y Luna Property include fully furnished units, air-conditioning, in-unit washers and dryers, modern kitchens with quartz countertops and city views. Community features include a rooftop pool with swim-up seating, fire pits and grills, study spaces in a smoke-free community, garage parking, electronic access, a fully equipped fitness center, on-site management, an outdoor yoga garden and on-site tanning. The Sol y Luna Property includes 200 garage parking spaces, which may be rented by the residents.

The 7,716 SF of retail space is 66.4% leased to three tenants: The Steam Studio (a workout studio providing high-intensity interval training classes), Smoothie Factory/Red Mango and Potbelly Sandwich Shop.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Student Housing	Loan #11	Cut-off Date Balance:	$25,000,000
1020 North Tyndall Avenue and 1027	Sol y Luna	Cut-off Date LTV:	47.0%
& 1031 North Park Avenue		U/W NCF DSCR:	2.51x
Tucson AZ, 85719		U/W NOI Debt Yield:	10.0%

The table below shows the apartment unit mix at the Sol y Luna Property:

Sol y Luna Property Unit Mix(1)
Unit Type	Units	Beds	% of Total Beds	Actual Rent per Bed(2)	Concluded Rent per Bed(2)(3)
Studio	27	27	2.8%	$1,476	$1,480
One-Bedroom	42	42	4.3%	$1,643	$1,644
Two-Bedroom	93	186	19.0%	$1,261	$1,262
Three Bedroom (2-BA)	26	75	7.7%	$1,131	$1,135
Three Bedroom (3-BA)	16	51	5.2%	$1,225	$1,229
Four Bedroom (2-BA)	43	144	14.7%	$1,046	$1,049
Four Bedroom (4-BA)	70	308	31.5%	$1,122	$1,123
Six Bedroom (3-BA)	24	144	14.7%	$910	$910
Total / Wtd. Avg.	341	977	100.0%	$1,152	$1,146

(1)	Source: Underwritten rent roll dated September 4, 2019, unless otherwise indicated..

(2)	Total / Wtd. Avg. Actual Rent per Bed is weighted by occupied beds for each unit type at the Sol y Luna Property and Total / Wtd. Avg. Concluded Rent per Bed is weighted by the total beds for each unit type at the Sol y Luna Property.

(3)	Source: Appraisal.

The table below shows historical occupancy of the Sol y Luna Property:

Sol y Luna Property Historical and Current Occupancy(1)(2)(3)
	2016	2017	2018	TTM 7/31/2019	Current(4)
Sol y Luna	96.1%	95.9%	96.8%	97.6%	89.4%

(1)	Source: Underwritten rent roll dated September 4, 2019.

(2)	All dates are as of December 31 unless otherwise indicated.

(3)	The Average Historical Occupancy at the Sol y Luna Property since 2016 is 95.2%.

(4)	According to the Sol y Luna Borrower Sponsors, the decrease in Most Recent Occupancy from TTM 7/31/2019 Occupancy is primarily a result of the previous property manager resigning during the Fall 2019 lease up period. The seller of the Sol y Luna Property provided the Sol y Luna Borrower Sponsors with a credit of $3.65 million, which equates to one year of vacancy loss.

The Market. The Sol y Luna Property is located in Tucson, Arizona, at the intersection of East Speedway Boulevard, the main thoroughfare to the north of the University of Arizona campus, and North Tyndall Avenue. The Sol y Luna Property is located adjacent to the University of Arizona and is approximately 0.4 miles from the middle of the campus. As of fall 2019, the University of Arizona had 45,918 students enrolled, including 35,801 undergraduate students. For the fiscal year 2019, the University of Arizona reported total revenues of approximately $2,124,932,000 and an endowment of approximately $928.0 million.

Since 2009, total enrollment at the University of Arizona has increased by approximately 16.6% with positive growth every year. As of fall 2018, the University of Arizona’s on-campus housing capacity was 6,940 beds. According to the appraisal, the existing inventory of student housing bedrooms is approximately 24,235, which includes residence halls and student-oriented apartments offered at the University of Arizona. Based on enrollment trends, the appraisal concluded that the ratio of students to bedrooms is approximately 2 to 1 and the demand for student-oriented developments has outgrown supply.

According to the appraisal, the Central Tucson/University submarket had a total of 14,322 units as of the second quarter of 2019 with an average occupancy of 95.2%. Additionally, the appraisal indicated that three buildings totaling 582 units are currently under construction and expected to come online between 2020 and 2021.

According to the appraisal, the estimated 2018 populations within a one-, three-, and five-mile radii of the Sol y Luna Property are 22,127, 127,742 and 283,992, respectively, and the average household incomes within the same radii are $41,889, $47,735 and $51,083, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Student Housing	Loan #11	Cut-off Date Balance:	$25,000,000
1020 North Tyndall Avenue and 1027	Sol y Luna	Cut-off Date LTV:	47.0%
& 1031 North Park Avenue		U/W NCF DSCR:	2.51x
Tucson AZ, 85719		U/W NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable rental properties to the Sol y Luna Property:

Comparable Rental Properties(1)
	Sol y Luna	Urbane	Hub at Tucson	Hub Tucson Speedway	The Cadence	The District on 5th	Aspire Tucson
City, State	Tucson, AZ	Tucson, AZ	Tucson, AZ	Tucson, AZ	Tucson, AZ	Tucson, AZ	Tucson, AZ
Distance	NAP	0.0 miles	0.0 miles	0.1 miles	1.0 miles	0.7 miles	0.1 miles
Year Built	2013-2014	2016	2014	2019	2013	2012	2019
# of Units	341	104	194	57	196	209	150
# of Beds	997	311	594	133	456	770	467
Occupancy	89.4%(2)	91.0%	90.0%	99.5%	93.0%	94.0%	95.0%
Avg. SF Per Unit	993	795	1,149	831	895	1,143	1,259
Project Design	High-Rise	High-Rise	High-Rise	High-Rise	Mid-Rise	Mid-Rise	High-Rise

$/Unit Average	$3,203	$2,440	$3,943	$2,870	$1,983	$2,824	$3,795
$/Bed Average	$1,029	$874	$1,284	$1,188	$866	$745	$1,218
$/SF Average	$3.23	$3.07	$3.43	$3.45	$2.22	$2.47	$3.01

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwritten rent roll dated September 4, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sol y Luna Property:

Cash Flow Analysis
	2016	2017	2018	7/31/2019 TTM	UW	UW Per Bed
Gross Potential Rent	$11,460,240	$11,518,696	$12,093,520	$12,381,465	$13,411,260	$13,727
Less: Vacancy & Credit Loss(1)	($773,865)	($965,463)	($493,871)	($418,056)	($1,446,837)	($1,481)
Concessions	($23,647)	($33,873)	($46,218)	($48,995)	($48,995)	($50)
Net Rental Income	$10,662,728	$10,519,360	$11,553,431	$11,914,414	$11,915,428	$12,196

Commercial Income	$135,640	$192,054	$189,802	$174,604	$267,240	$274
Commercial Vacancy	$0	$0	$0	$0	($77,760)	($80)
Net Commercial Income	$135,640	$192,054	$189,802	$174,604	$189,480	$194
Laundry/Vending	$0	$0	$0	$0	$0	$0
Parking	$218,459	$245,765	$242,605	$242,960	$242,960	$249
Other Income(2)	$1,238,540	$1,681,942	$1,332,083	$1,217,327	$1,217,327	$1,246
Effective Gross Income	$12,255,367	$12,639,122	$13,317,922	$13,549,305	$13,565,195	$13,885

Real Estate Taxes	$810,482	$863,215	$860,302	$860,577	$857,177	$877
Property Insurance	$102,937	$99,970	$103,747	$114,399	$208,500	$213
Other Expenses	$3,413,847	$3,824,704	$3,680,599	$3,852,622	$3,525,320	$3,608
Total Expenses(3)	$4,327,266	$4,787,889	$4,644,649	$4,827,597	$4,590,997	$4,699

Net Operating Income	$7,928,101	$7,851,232	$8,673,273	$8,721,708	$8,974,199	$9,185
Capital Expenditures	$0	$0	$0	$0	$165,280	$169
Net Cash Flow	$7,928,101	$7,851,232	$8,673,273	$8,721,708	$8,808,919	$9,016

Occupancy %	96.1%	95.9%	96.8%	97.6%	89.4%(1)
NOI DSCR	2.26x	2.24x	2.48x	2.49x	2.56x
NCF DSCR	2.26x	2.24x	2.48x	2.49x	2.51x
NOI Debt Yield	8.8%	8.7%	9.6%	9.7%	10.0%
NCF Debt Yield	8.8%	8.7%	9.6%	9.7%	9.8%

(1)	UW Vacancy & Credit Loss represents an economic vacancy of approximately 10.8%, which is in-line with the current in-place vacancy of 10.6%.

(2)	Other Income consists of application fees, tenant utility reimbursements, cleaning fees and other miscellaneous fees.

(3)	The decrease in Total Expenses from 7/31/2019 TTM to UW is primarily due to change in ownership, which resulted in lower budgeted payroll and marketing fees.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Student Housing	Loan #11	Cut-off Date Balance:	$25,000,000
1020 North Tyndall Avenue and 1027	Sol y Luna	Cut-off Date LTV:	47.0%
& 1031 North Park Avenue		U/W NCF DSCR:	2.51x
Tucson AZ, 85719		U/W NOI Debt Yield:	10.0%

Delaware Statutory Trust Master Lease. The Sol y Luna Borrower is a DST. The Signatory Trustee, pursuant to the borrower’s related trust agreement has the full power and authority to manage the Sol y Luna Property and the activities and affairs of the borrower, subject to certain DST restrictions related to the operation of the Sol y Luna Property.

In order to accommodate the DST structure (and address the DST restrictions), the Sol y Luna Borrower entered into a master lease (the “Master Lease”) with the Master Tenant, which entity is indirectly owned and controlled by Patrick Nelson. The original term of the Master Lease expires on April 3, 2030. Under the Master Lease, the entire Sol y Luna Property is leased to the Master Tenant, which subleases the residential units at the Sol y Luna Property to the residential tenants. The lender may terminate the Master Lease upon, among other things, a foreclosure. Rent under the Master Lease consists of: (x) base rent (equal to the debt service and other amounts owed monthly pursuant to the Sol y Luna Whole Loan documents) and (y) stated rent as outlined in the Master Lease. The Master Tenant may defer payment of all or any portion of the rent as long as base rent and all operating costs and impositions and all escrow amounts are paid by the Master Tenant, and all other net cash flow is paid to the Sol y Luna Borrower. Any payment of net cash flow to the Sol y Luna Borrower will be treated as a partial payment of the stated rent. Provided that the Master Tenant is not in default under the Master Lease, the Master Lease will be automatically renewed for three successive five-year terms. The Master Tenant has the right not to renew the term of the Master Lease by providing the Sol y Luna Borrower written notice 60 days prior to the expiration of the Master Lease or the current renewal term. The Sol y Luna Whole Loan documents require the Sol y Luna Borrower to convert from a DST to a Delaware limited liability company if, among other things, (a) any event that causes the Signatory Trustee to cease to be the signatory trustee of the Sol y Luna Borrower, (b) any event resulting in the dissolution of the Sol y Luna Borrower, (c) an event of default (or if the lender determines that an event of default is imminent, including if the Sol y Luna Whole Loan is not repaid in full thirty days prior to the stated maturity date), or (d) the Sol y Luna Borrower is unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty, renewal of a lease or material agreement) without jeopardizing the tax treatment of the beneficial interests under Revenue Ruling 2004-86. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 12 – McCarthy Ranch

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Milpitas, CA 95035
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1994/N/A
Sponsors:	MPI Realty Corp.; Bonseph Holdings			Size:	265,994 SF
	Limited; Eliahu Swirsky; Shlomo Cohen			Cut-off Date Balance per SF(1):	$169
Guarantors:	MPI Realty Corp.; Bonseph Holdings			Maturity Date Balance per SF(1):	$169
	Limited; Eliahu Swirsky; Shlomo Cohen			Property Manager:	Crosspoint Realty Services, Inc.
Mortgage Rate:	3.6940%
Note Date:	1/24/2020
First Payment Date:	3/6/2020
Maturity Date:	2/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,289,745
Seasoning:	0 months			UW NOI Debt Yield(1):	9.5%
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.40x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$3,707,958 (12/31/2019)
Additional Debt Balance(1):	$20,000,000			2nd Most Recent NOI:	$2,502,722 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,060,572 (12/31/2017)
Reserves				Most Recent Occupancy(3):	95.5% (1/16/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	78.0% (12/31/2018)
RE Tax:	$47,794	$47,794	N/A	3rd Most Recent Occupancy(3):	60.6% (12/31/2017)
Insurance:	$69,027	$5,310	N/A	Appraised Value (as of):	$74,400,000 (12/4/2019)
Recurring Replacements:	$0	$4,433	$300,000	Appraised Value per SF:	$280
TI/LC:	$500,000	$16,625	$1,000,000	Cut-off Date LTV Ratio(1):	60.5%
PetSmart Reserve:	$4,000,000	$0	N/A	Maturity Date LTV Ratio(1):	60.5%
Bao Bao Reserve:	$83,976	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$45,000,000	100.0%	Loan Payoff:	$25,088,625	55.8%
			Return of Equity:	$14,680,478	32.6%
			Reserves:	$4,700,797	10.4%
			Closing Costs:	$530,100	1.2%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	The McCarthy Ranch Mortgage Loan (as defined below) is part of the McCarthy Ranch Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $45,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the McCarthy Ranch Whole Loan.

(2)	Defeasance of the McCarthy Ranch Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last portion of the McCarthy Ranch Whole Loan to be securitized and (ii) January 24, 2023. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in February 2020.

(3)	The borrower sponsors acquired the McCarthy Ranch Property (as defined below) in February 2012 for $38,000,000 when the McCarthy Ranch Property was approximately 57% occupied. Since acquisition, the borrower sponsors have invested in excess of $6,500,000 in capital expenditures and leasing costs increasing occupancy to 95.5%, as of January 16, 2020. Since acquisition, the borrower sponsors have signed nine leases totaling 45.6% of NRA.

The Mortgage Loan. The twelfth largest mortgage loan (the “McCarthy Ranch Mortgage Loan”) is part of a whole loan (the “McCarthy Ranch Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal balance of $45,000,000, both of which are secured by a first priority fee mortgage encumbering an anchored retail property located in Milpitas, California (the “McCarthy Ranch Property”). The controlling Note A-1 with an original principal balance of $25,000,000 evidences the McCarthy Ranch Mortgage Loan and will be contributed to the MSC 2020-L4 transaction. The non-controlling Note A-2 with an original principal balance of $20,000,000 (the “McCarthy Ranch Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The McCarthy Ranch Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-L4 transaction. The proceeds of the McCarthy Ranch Whole Loan were primarily used to pay off a prior loan, fund reserves, return equity to the borrower sponsors and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
15-251 Ranch Drive	McCarthy Ranch	Cut-off Date LTV:	60.5%
Milpitas, CA 95035		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	9.5%

McCarthy Ranch Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	MSC 2020-L4	Yes
A-2	$20,000,000	$20,000,000	Starwood Mortgage Funding III LLC	No
Total	$45,000,000	$45,000,000

The Borrower and the Borrower Sponsors. The borrower is TMS McCarthy LP, a California limited partnership, structured to be bankruptcy-remote with two independent directors (the “McCarthy Ranch Borrower”). The borrower sponsors and non-recourse carveout guarantors of the McCarthy Ranch Mortgage Loan are MPI Realty Corp., Bonseph Holdings Limited, Eliahu Swirsky and Shlomo Cohen. Eliahu Swirksy and Shlomo Cohen are key principals at The Torgan Group, an Ontario, Canada-based real estate development firm. The Torgan Group has been involved in the development, ownership and management of over 70 commercial projects totaling over 3.5 million SF, including medical centers, retail plazas, indoor shopping malls, office buildings and courthouses.

The Property. The McCarthy Ranch Property is located at 15-251 Ranch Drive in Milpitas, California. The McCarthy Ranch Property consists of 265,994 SF across four buildings. The McCarthy Ranch Property is anchored by Ross Stores, Michael’s, Best Buy, Big Al’s and Sportsman’s Warehouse. Additionally, the McCarthy Ranch Property is located adjacent to an approximately 145,000 SF corporate-owned Walmart. The Walmart has been at this location since 1994. In 2015, Walmart expanded by approximately 20,000 SF in order to add a grocery component and liquor store. The expansion included the hiring of 80 additional workers and increased store hours to 24/7.

The McCarthy Ranch Property is 95.5% occupied as of January 16, 2020. The borrower sponsors acquired the McCarthy Ranch Property in February 2012 for $38,000,000 when the McCarthy Ranch Property was approximately 57% occupied. Since acquisition, the borrower sponsors have invested in excess of $6,500,000 in capital expenditures and leasing costs increasing occupancy to 95.5%, as of January 16, 2020. Since acquisition, the borrower sponsors have signed nine leases totaling $2,206,816 of underwritten base rent (47.8% of underwritten base rent) and 45.6% of NRA.

Major Tenants.

Best Buy (51,250 SF, 19.3% of NRA, 17.0% of underwritten base rent). Best Buy is a provider of technology products, services and solutions. Best Buy has operations in the United States, Canada and Mexico. Best Buy opened at the McCarthy Ranch Property in 1999 and most recently exercised its second renewal option in January 2019 extending its lease through January 2025. Best Buy Co., Inc. guarantees the lease. Best Buy has one five-year lease renewal option remaining and no unilateral termination options.

Big Al’s (46,000 SF, 17.3% of NRA, 17.9% of underwritten base rent). Big Al’s offers bowling lanes, an arcade and a sports bar restaurant under one roof. Big Al’s location at the McCarthy Ranch Property is its fifth location. With its 46,000 SF of arcade games, bowling lanes and HD projection screens as focal points of stadium-style sports bars, Big Al’s appeals to families, sports enthusiasts and event planners. Big Al’s opened for business in May 2019 and its lease expires in April 2034. Big Al’s has three five-year lease renewal options and no unilateral termination options. Big Al’s has the one-time right to terminate its lease effective April 2029 if gross sales during the prior lease year have not exceeded $8.5 million. Big Al’s reported 2019 sales of $6.3 million since opening on May 2019, representing approximately eight months of operations.

Sportsman’s Warehouse (31,610 SF, 11.9% of NRA, 10.3% of underwritten base rent). Sportsman’s Warehouse is an outdoor sporting goods retailer. The company has 104 stores across 27 states, which are located in power, neighborhood and lifestyle centers. The company also operates several standalone locations. Sportsman’s Warehouse opened at the McCarthy Ranch Property in September 2018. This is Sportsman’s Warehouse’s only location in the Bay Area. The Sportsman’s Warehouse lease expires in August 2028 and has four five-year lease renewal options. Sportsman’s Warehouse has no unilateral termination options.

Ross Stores (27,000 SF, 10.2% of NRA, 9.6% of underwritten base rent). Ross Stores and its subsidiaries operate two brands of off-price retail apparel and home fashion stores, Ross Dress for Less and dd’s DISCOUNTS. Ross Stores offers in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. Ross Stores opened at the McCarthy Ranch Property in 1995 and recently exercised its fourth option in November 2018 extending its lease to January 2025. Ross Stores reported 2018 sales of approximately $7.6 million (approximately $283 PSF and 7.5% occupancy cost). Ross Stores has three five-year lease renewal options remaining and no unilateral termination options.

PetSmart (25,416 SF, 9.6% of NRA, 7.7% of underwritten base rent). PetSmart is an American retail chain operating in the United States and Canada that is engaged in the sale of specialty pet animal products, such as food, furniture, habitats, accessories and services, such as dog grooming and dog training, boarding facilities and daycare. PetSmart also offers a variety of small animals for sale and adoption. PetSmart opened at the McCarthy Ranch Property in April 1995 with an initial 15-year term and five automatic five-year renewal options, however PetSmart may opt out of renewal with 60 days’ notice. PetSmart’s current lease expires in April 2020, has three remaining lease renewal options and no unilateral termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
15-251 Ranch Drive	McCarthy Ranch	Cut-off Date LTV:	60.5%
Milpitas, CA 95035		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to the tenants at the McCarthy Ranch Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch Ratings)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Sales PSF(3)	Occ. Cost(3)	Renewal Options	Termination Options
Best Buy	Baa1/BBB/NR	51,250	19.3%	$787,200	17.0%	$15.36	1/31/2025	N/A	N/A	1 x 5 Yrs	No
Big Al’s	NR/NR/NR	46,000	17.3%	$828,000	17.9%	$18.00	4/30/2034	N/A	N/A	3 x 5 Yrs	No(4)
Sportsman’s Warehouse	NR/NR/NR	31,610	11.9%	$474,150	10.3%	$15.00	8/31/2028	N/A	N/A	4 x 5 Yrs	No
Ross Stores	A2/A-/NR	27,000	10.2%	$445,500	9.6%	$16.50	1/31/2025	$283	7.5%	3 x 5 Yrs	No
PetSmart	Caa2/B-/NR	25,416	9.6%	$355,824	7.7%	$14.00	4/30/2020	N/A	N/A	3 x 5 Yrs	No
Subtotal/Wtd. Avg.		181,276	68.2%	$2,890,674	62.6%	$15.95

Other Tenants		72,718	27.3%	$1,727,717	37.4%	$23.76
Vacant Space		12,000	4.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		265,994	100.0%	$4,618,391	100.0%	$18.18

(1)	Information is based on the underwritten rent roll dated January 16, 2020.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Sales PSF and Occ. Cost for Ross Stores represent the trailing 12 months ending December 31, 2018 sales.

(4)	Big Al’s has no unilateral termination option but has the one-time right to terminate its lease effective April 2029 if gross sales during the prior lease year have not exceeded $8.5 million.

The following table presents certain information relating to the lease rollover schedule at the McCarthy Ranch Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	2	28,416	$16.85	10.7%	10.7%	$478,824	10.4%	10.4%
2021	1	2,970	$38.87	1.1%	11.8%	$115,453	2.5%	12.9%
2022	2	4,125	$45.04	1.6%	13.4%	$185,793	4.0%	16.9%
2023	3	6,017	$38.10	2.3%	15.6%	$229,248	5.0%	21.9%
2024	2	2,775	$41.41	1.0%	16.7%	$114,912	2.5%	24.3%
2025	4	94,120	$16.06	35.4%	52.0%	$1,511,530	32.7%	57.1%
2026	0	0	$0.00	0.0%	52.0%	$0	0.0%	57.1%
2027	1	1,700	$39.34	0.6%	52.7%	$66,875	1.4%	58.5%
2028	2	55,391	$15.64	20.8%	73.5%	$866,537	18.8%	77.3%
2029	1	10,980	$14.00	4.1%	77.6%	$153,720	3.3%	80.6%
2030	1	1,500	$45.00	0.6%	78.2%	$67,500	1.5%	82.1%
2031 & Beyond	1	46,000	$18.00	17.3%	95.5%	$828,000	17.9%	100.0%
Vacant	0	12,000	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	265,994	$18.18	100.0%		$4,618,391	100.0%

(1)	Information is based on the underwritten rent roll dated January 16, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The Market. The McCarthy Ranch Property is located on the western edge of Milpitas, which is recognized as the gateway to Silicon Valley, given its location on the northern edge of Santa Clara County. The McCarthy Ranch Property is located within proximity to Interstate 880, a major north/south freeway in the region. Additionally, the McCarthy Ranch Property benefits from signage that can be seen from the freeway. Public transportation is provided by the Santa Clara Valley Transportation Authority, and there is a bus stop at the McCarthy Ranch Property shopping center. Milpitas is an alternative to more expensive suburban neighborhoods in Silicon Valley and is within proximity to major employment centers in Alameda and Santa Clara Counties. The area is suburban in character and approximately 90% developed. Land uses immediately surrounding the McCarthy Ranch Property consist primarily of office, industrial, retail and residential uses.

The corporate headquarters of SonicWall, Maxtor, LSI Corporation, Adaptec, Intersil, FireEye, Viavi and Lumentum, KLA-Tencor, and View, Inc. sit within the industrial zones of Milpitas. Flex and Cisco also have offices in Milpitas. Apple recently leased 314,000 SF of industrial space adjacent to the McCarthy Ranch Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
15-251 Ranch Drive	McCarthy Ranch	Cut-off Date LTV:	60.5%
Milpitas, CA 95035		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	9.5%

According to the appraisal, the McCarthy Ranch Property is located in the San Jose retail market. As of the third quarter of 2019, average asking rent was $37.91 PSF, vacancy was 3.4%, and inventory totaled approximately 79.6 million SF. The McCarthy Ranch Property is located in the Milpitas retail submarket of the San Jose retail market. For the third quarter of 2019, the submarket had total inventory of approximately 4.9 million SF with a vacancy rate of 2.4% and average asking rents of $35.93 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the McCarthy Ranch Property was 12,069, 145,251 and 258,648, respectively. The estimated 2020 average household income within the same radii was $166,440, $189,931 and $182,489, respectively.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Anchor - Big Box	In-line - Small	In-line - Medium	Jr. Anchor - Medium Box	ATM
Property SF	205,057	8,992	17,770	33,980	195
Market Rent (PSF)	$16.00	$45.00	$39.00	$21.00	$95.24
Lease Term (Years)	10	5	7	10	N/A
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% mid-term	3.0% per annum	3.0% per annum	10.0% mid-term	N/A
Tenant Improvements (New Tenant) (PSF)	$40.00	$40.00	$40.00	$40.00	N/A
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00	$0.00	$0.00	N/A

Source: Appraisal

The following table presents certain information relating to comparable anchor leases for the McCarthy Ranch Property:

Comparable Anchor Leases Summary
Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
McCarthy Ranch 15-251 Ranch Drive Milpitas, California	1994	265,994(1)	-	-	-	-	-	-
136 Ranch Drive 136 Ranch Drive Milpitas, California	1996	75,803	0.3 miles	Restaurant	Jan. 2020 / 180	18,000	$21.00	NNN
2610 El Camino Real 2610 El Camino Real Santa Clara, California	1960	169,375	8.6 miles	Evolution Sports	Sep. 2019 / 36	25,000	$12.00	NNN
60 Dempsey Road 60 Dempsey Road Milpitas, California	1964	15,193	6.9 miles	Celia’s Event Center	Jul. 2019 / 120	15,193	$19.80	NNN
Silver Creek Plaza 1771 East Capital Expressway San Jose, California	1981	53,184	13.2 miles	Sprouts	Jun. 2018 / 180	30,130	$23.00	NNN
2435 Lafayette Street 2435 Lafayette Street Santa Clara, California	1995	95,700	8.0 miles	Home Depot	May 2015 / 60	95,700	$15.23	NNN
158 Ranch Drive 158 Ranch Drive Milpitas, California	1996	75,803	0.2 miles	In Negotiations	TBD / 120	20,000	$20.00	NNN
Dave & Busters 2001 Diamond Boulevard Concord, California	2018	273,167	45.8 miles	Dave & Busters	Dec. 2018 / 180	47,014	$23.83	NNN

Source: Appraisal, unless otherwise indicated.

(1) Information is based on the underwritten rent roll dated January 16, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
15-251 Ranch Drive	McCarthy Ranch	Cut-off Date LTV:	60.5%
Milpitas, CA 95035		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to comparable in-line leases for the McCarthy Ranch Property:

Comparable In-line Leases Summary
Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
McCarthy Ranch 15-251 Ranch Drive Milpitas, California	1994	265,994(1)	-	-	-	-	-	-
42-110 Dixon Road 42-110 Dixon Road Milpitas, California	1961	9,867	4.2 miles	Skin Made Beautiful	Jul. 2018 / 60	500	$30.00	NNN
124-128 North Milpitas Boulevard 124-128 North Milpitas Boulevard Milpitas, California	1997	3,336	2.4 miles	Starbucks	Mar. 2018 / 60	1,500	$48.00	NNN
3720 North 1st Street 3720 North 1st Street San Jose, California	1991	17,125	3.0 miles	Sendo Sushi	Mar. 2018 / 60	1,120	$51.00	NNN
493 East Calaveras Boulevard 493 East Calaveras Boulevard Milpitas, California	1986	15,824	2.5 miles	European Wax	Sep. 2017 / 120	1,829	$40.80	NNN
607 East Calaveras Boulevard 607 East Calaveras Boulevard Milpitas, California	1961	54,530	2.7 miles	AAA	May 2017 / 120	3,642	$36.00	NNN
174 Ranch Drive 174 Ranch Drive Milpitas, California	1996	9,100	0.2 miles	Listing	Listing	1,200	$42.00	NNN

Source: Appraisal, unless otherwise indicated.

(1) Information is based on the underwritten rent roll dated January 16, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the McCarthy Ranch Property:

Cash Flow Analysis
	2016	2017	2018	2019	UW	UW PSF
Gross Potential Rent(1)	$2,880,402	$2,758,285	$3,122,122	$4,053,819	$4,870,391	$18.31
Reimbursements	$613,297	$609,550	$677,169	$1,015,272	$1,416,036	$5.32
Other Income	$7,118	$8,296	$7,185	$7,157	$7,157	$0.03
Vacancy and Concessions	$0	$0	$0	$0	($316,212)	($1.19)
Effective Gross Income	$3,500,817	$3,376,131	$3,806,476	$5,076,248	$5,977,372	$22.47

Taxes	$570,140	$549,564	$529,838	$548,108	$588,541	$2.21
Insurance	$161,714	$155,863	$155,872	$149,205	$159,707	$0.60
Other Operating Expenses	$647,281	$610,132	$618,044	$670,977	$939,379	$3.53
Total Operating Expenses	$1,379,135	$1,315,559	$1,303,754	$1,368,290	$1,687,627	$6.34

Net Operating Income(2)	$2,121,682	$2,060,572	$2,502,722	$3,707,958	$4,289,745	$16.13
TI/LC	$0	$0	$0	$0	$199,496	$0.75
Capital Expenditures	$0	$0	$0	$0	$53,199	$0.20
Net Cash Flow	$2,121,682	$2,060,572	$2,502,722	$3,707,958	$4,037,051	$15.18

Occupancy %(3)	60.6%	60.6%	78.0%	95.5%	95.0%
NOI DSCR	1.26x	1.22x	1.48x	2.20x	2.55x
NCF DSCR	1.26x	1.22x	1.48x	2.20x	2.40x
NOI Debt Yield	4.7%	4.6%	5.6%	8.2%	9.5%
NCF Debt Yield	4.7%	4.6%	5.6%	8.2%	9.0%

(1)	UW Gross Potential Rent is based on the January 16, 2020 rent roll, with rent steps taken through August 2020 of $46,898.

(2)	The borrower sponsors acquired the McCarthy Ranch Property in February 2012 for $38,000,000 when the McCarthy Ranch Property was approximately 57% occupied. Since acquisition, the borrower sponsors have invested in excess of $6,500,000 in capital expenditures and leasing costs increasing occupancy to 95.5%, as of January 16, 2020. Since acquisition, the borrower sponsors have signed nine leases totaling $2,206,816 of underwritten base rent (47.8% of underwritten base rent) and 45.6% of NRA. UW Net Operating Income is higher than 2019 Net Operating Income primarily due to (i) three leases totaling approximately $283,032 having lease commencement dates in the second half of 2019 and into 2020 and (ii) approximately $46,898 of underwritten rent steps.

(3)	Occupancy % is shown as of December 31 of the corresponding year. 2019 Occupancy % is as of January 16, 2020. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 13 – Ashley Court Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Philadelphia, PA 19116
Original Balance:		$25,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$25,000,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1965/2019
Sponsors:		Dovid A. Stern; Yitzchok Moller		Size:	254 Units
Guarantors:		Dovid A. Stern; Yitzchok Moller		Cut-off Date Balance per Unit:	$98,425
Mortgage Rate:		3.8430%		Maturity Date Balance per Unit:	$98,425
Note Date:		12/5/2019		Property Manager:	Chelsea Management, LLC
First Payment Date:		1/6/2020			(borrower related)
Maturity Date:		12/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$1,990,877
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	8.3%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	8.3%
Seasoning:		2 months		UW NCF DSCR:	1.98x
Prepayment Provisions:		LO (26); DEF (90); O (4)		Most Recent NOI:	$1,922,937 (10/31/2019 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$1,813,367 (12/31/2018)
Additional Debt Type:		N/A		3rd Most Recent NOI:	$1,661,203 (12/31/2017)
Additional Debt Balance:		N/A		Most Recent Occupancy:	96.1% (11/18/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	96.6% (10/31/2019 TTM)
Reserves				3rd Most Recent Occupancy:	98.0% (12/31/2018)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$37,000,000 (11/7/2019)
RE Tax:	$205,849	$20,585	N/A	Appraised Value per Unit:	$145,669
Insurance:	$30,265	$5,503	N/A	Cut-off Date LTV Ratio(1):	64.9%
Recurring Replacements:	$0	$5,292	N/A	Maturity Date LTV Ratio(1):	64.9%
Termite(2):	$5,000	Springing	N/A
Unit Upgrade(1):	$1,500,000	$0	N/A
Deferred Maintenance:	$13,988	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$19,481,124	77.9%
			Return of Equity:	$3,424,457	13.7%
			Reserves:	$1,755,101	7.0%
			Closing Costs:	$339,318	1.4%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are calculated net of $1,000,000 of the $1,500,000 Unit Upgrade Reserve. The reserve will be disbursed in increments of $200,000 or a multiple of $200,000 provided that, among other things, the following conditions are satisfied: (i) such disbursement is for unit upgrades; (ii) the lender, at its discretion, requires verified performance of the work associated with such unit upgrades; (iii) the effective gross income of the property is consistent with the schedule provided in the Ashley Court Apartments Mortgage Loan (as defined below) documents at the time of and following such disbursement; (iv) no cash management period exists; and (v) no event of default has occurred and is continuing. If $1,000,000 or more of the reserve has not been released on or prior to December 6, 2022, the lender may apply the unreleased proceeds up to $1,000,000 to pay down the Ashley Court Apartments Mortgage Loan, accompanied by any applicable yield maintenance premium to be paid by the borrower, or hold up to $1,000,000 of the funds as additional collateral. Assuming the full $1,000,000 reserve balance is not applied to the Ashley Court Apartments Mortgage Loan amount of $25,000,000, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are 8.0%, 8.0%, 67.6%, and 67.6%, respectively.

(2)	The Monthly Termite Reserve is springing in the case the lender requests an additional termite report.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Ashley Court Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 secured by a first priority fee mortgage encumbering a 254-unit garden-style apartment community in Philadelphia, Pennsylvania known as Ashley Court Apartments (the “Ashley Court Apartments Property”). The proceeds of the Ashley Court Apartments Mortgage Loan were primarily used to refinance a previous loan of approximately $19,500,000, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and Borrower Sponsors. The borrower under the Ashley Court Apartments Mortgage Loan is Ashley Court Apartments 2013, LP a single purpose Pennsylvania limited partnership, with one independent director. Dovid A. Stern and Yitzchok Moller are the nonrecourse carve-out guarantors and the borrower sponsors of the Ashley Court Apartments Mortgage Loan.

Dovid A. Stern and Yitzchok Moller are operators and owners of Chelsea Management, LLC. Chelsea Management, LLC is focused on acquisitions and management of large multifamily communities in the greater Philadelphia and Southern New Jersey areas as well as in Dallas Texas. Chelsea Management, LLC has a portfolio of approximately 30 garden style multifamily properties comprising of approximately 4,500 units throughout New York, New Jersey, and Pennsylvania.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$25,000,000
10900 Bustleton Avenue	Ashley Court Apartments	Cut-off Date LTV:	64.9%
Philadelphia, PA 19116		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	8.3%

The Property. The Ashley Court Apartments Property is comprised of 254 garden-style apartment units built in 1965 and located in Philadelphia, Pennsylvania, approximately eight miles from the city’s central business district. The Ashley Court Apartments Property consists of 10, three-story apartment buildings situated on a 6.41-acre site. The Ashley Court Apartments Property currently features amenities including a newly constructed clubhouse with a leasing office, business center, fitness center, and common laundry in each building, as well as a full kitchen in each unit. Unit mix features 24 studio units, 108 one-bedroom units and 122 two-bedroom units, comprising approximately 184,200 square feet with an average unit size of 725 square feet. The Ashley Court Apartments Property contains approximately 202 garage parking spaces, reflecting an overall parking ratio of 0.80 spaces per unit. As of November 18, 2019, the Ashley Court Apartments Property was 96.1% occupied, with average in place rent of $1,036 per unit per month.

The borrower sponsors have completed approximately $3,800,000 ($14,857 per unit) in renovations since 2013. Approximately $1,800,000 was spent on unit renovations for 112 units ($16,054 per unit), including new kitchen cabinets, quartz countertops, tiled backsplash, new appliances, upgraded bathrooms, new carpeting, fixtures, and electric outlets / switches. Additional upgrades at the Ashley Court Apartments Property include new roofs, newly built leasing / business and fitness center, and updated building entrances and doors. Based on information provided by the borrower sponsors, the Ashley Court Apartments Property is achieving rent premiums of approximately 14.0% on renovated units.

The Ashley Court Apartments Mortgage Loan is structured with a $1,500,000 upfront unit upgrade reserve to be used towards upgrading the remaining unrenovated units. Of the total reserve, at least $1,000,000 is required to be disbursed within the first 36 months of the loan term. If funds in the aggregate amount of $1,000,000 or more have not been disbursed within the required time frame, up to $1,000,000 of the funds can be used by the lender to pay down the loan (accompanied by any applicable yield maintenance premium to be paid by the borrower) or the lender may hold up to $1,000,000 of the funds as additional collateral. The reserve will be disbursed in increments of $200,000 or a multiple of $200,000 provided that, among other things, the following conditions are satisfied: (i) such disbursement is for unit upgrades; (ii) the lender, at its discretion, requires verified performance of the work associated with such unit upgrades; (iii) the effective gross income (“EGI”) of the Ashley Court Apartments Property is consistent with the schedule provided in the loan documents shown below at the time of and following such disbursement; (iv) no cash management period exists; and (v) no event of default has occurred and is continuing. If at least $1,000,000 of funds have been disbursed on or prior to December 6, 2022, the remaining amount will be held as available for disbursement in accordance with the loan documents.

	Unit Upgrade Reserve Disbursement EGI Schedule
Net Loan Amount	Increment Increase	Post Release Loan Amount	Required EGI
$23,500,000	$200,000	$23,700,000	$3,185,000
$23,700,000	$200,000	$23,900,000	$3,205,000
$23,900,000	$200,000	$24,100,000	$3,225,000
$24,100,000	$200,000	$24,300,000	$3,245,000
$24,300,000	$200,000	$24,500,000	$3,265,000
$24,500,000	$200,000	$24,700,000	$3,285,000
$24,700,000	$200,000	$24,900,000	$3,305,000
$24,900,000	$100,000	$25,000,000	$3,315,000

The table below shows the apartment unit mix at the Ashley Court Apartments Property:

	Ashley Court Apartments Property Unit Mix Summary
Floor Plan	Total Units	Occupied Units	% Occupied	Average Unit Size (SF)	Total SF	Monthly Asking Rent Per Unit	Market Rent Per Unit
Studio	24	21	87.5%	470	11,280	$795	$790
1 Bedroom	108	102	94.4%	664	71,660	$944	$935
2 Bedroom	122	121	99.2%	830	101,260	$1,155	$1,170
Total/Wtd. Avg.	254	244	96.1%	725	184,200	$1,036	$1,034

Source: Underwritten rent roll and appraisal

The Market. According to the appraisal, the Ashley Court Apartments Property is located in the Bustleton neighborhood of Philadelphia, Pennsylvania. Primary access to the area is provided by I-276 (Pennsylvania Turnpike) and U.S. Route 1 (Roosevelt Boulevard), providing access to the Philadelphia metro area and the eastern seaboard as well as various bridges that connect Pennsylvania with New Jersey. The area immediately surrounding and directly influencing Ashley Court Apartments Property is dominated by retail commercial land uses. These include the approximately 560,000 square foot Roosevelt Mall, the approximately 280,000 square foot Cottman-Bustleton Shopping Center, the approximately 298,000 square foot Great Northeast Plaza, and the approximately 207,000 square foot Cottman & Castor Shopping Center. Directly adjacent to these are densely developed single and multifamily dwellings.

The Ashley Court Apartments Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area. The top three industries within the area are Health Care/Social Assistance, Retail Trade and Educational Services, which represent a combined total of 37.0% of the population. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Ashley Court Apartments Property was approximately 25,466, 116,029 and 334,667, respectively; and the estimated 2019 median household income within the same radii was approximately $48,754, $58,927 and $61,024, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$25,000,000
10900 Bustleton Avenue	Ashley Court Apartments	Cut-off Date LTV:	64.9%
Philadelphia, PA 19116		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	8.3%

According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Philadelphia multifamily market was 5.1% with average asking rents of $1,489 per unit and inventory of approximately 132,222 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Northeast Philadelphia submarket was approximately 2.8%, with average asking rents of $1,034 per unit and inventory of approximately 9,438 units

Ashley Court Apartments Property Comparable Property Summary
Property	Year Built	Distance to Subject (miles)	% Occupied	Total Units	Monthly Asking Rent PSF (Studio)	Monthly Asking Rent PSF (One Bedroom)	Monthly Asking Rent PSF (Two Bedroom)
Ashley Court Apartments Property	1965	NAP	96.1%	254	$1.68	$1.41	$1.41
Brookmont	1971	1.1	99.0%	230	NAP	$1.38	$1.45
Hadleman Manor	1964	1.8	96.0%	91	NAP	$1.23	$1.17
Forest Station	1968	1.2	97.0%	108	NAP	$1.84	$1.22
Ambassador	1973	0.9	100.0%	60	NAP	$1.73	$1.22
Tomlinson Court	1970	1.7	90.0%	96	$1.41	$1.25	$1.19
Chapelcroft	1964	1.8	95.0%	105	$1.94	$1.47	$1.45

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ashley Court Apartments Property:

Cash Flow Analysis
	2017	2018	10/31/2019 TTM	UW	UW per Unit
Gross Potential Rent	$2,593,556	$2,796,169	$2,912,430	$3,142,188	$12,370.82
Other Income(1)	$145,211	$117,397	$133,604	$133,604	$526.00
Less Vacancy & Credit Loss	$0	$0	$0	($157,109)	(618.54)
Effective Gross Income	$2,738,767	$2,913,566	$3,046,034	$3,118,683	$12,278.28

Real Estate Taxes	$235,660	$242,729	$242,729	$247,019	$972.52
Insurance	$61,890	$58,614	$60,181	$58,420	$230.00
Management Fee	$82,163	$87,407	$91,381	$93,560	$368.35
Other Expenses	$697,851	$711,449	$728,806	$728,806	$2,869.32
Total Expenses	$1,077,565	$1,100,199	$1,123,097	$1,127,806	$4,440.18

Net Operating Income	$1,661,203	$1,813,367	$1,922,937	$1,990,877	$7,838.10
Capital Expenditures	$0	$0	$0	$63,500	$250.00
Net Cash Flow	$1,661,203	$1,813,367	$1,922,937	$1,927,377	$7,588.10

Occupancy %	98.0%	98.0%	96.6%	96.1%(2)
NOI DSCR	1.71x	1.86x	1.97x	2.04x
NCF DSCR	1.71x	1.86x	1.97x	1.98x
NOI Debt Yield(3)	6.9%	7.6%	8.0%	8.3%
NCF Debt Yield(3)	6.9%	7.6%	8.0%	8.0%

(1)	Other Income is comprised of laundry income, RUBS income, administrative fees, application fees, and other miscellaneous income.

(2)	UW Occupancy % as of November 18, 2019.

(3)	UW NOI Debt Yield and UW NCF Debt Yield are calculated net of $1,000,000 of the $1,500,000 total unit upgrade reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 14 – Versatile Warehouse

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Davie, FL 33314
Original Balance:	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,000,000			Detailed Property Type:	Flex
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978, 1981, 1984, 1993/N/A
Sponsors:	Ralph Zastenik; Bennett L. David, III			Size:	267,580 SF
Guarantors:	Ralph Zastenik; Bennett L. David, III			Cut-off Date Balance per SF:	$75
Mortgage Rate:	3.5800%			Maturity Date Balance per SF:	$75
Note Date:	1/24/2020			Property Manager:	Stuart Edinoff (borrower-related)
First Payment Date:	3/6/2020
Maturity Date:	2/6/2030			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,310,946
Original Amortization Term:	0 months			UW NOI Debt Yield:	11.6%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	11.6%
Seasoning:	0 months			UW NCF DSCR:	3.00x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI:	$2,405,071 (11/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI:	$2,521,350 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$1,932,883 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	96.7% (1/20/2020)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	96.8% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	97.6% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$36,900,000 (9/17/2019)
RE Tax:	$167,126	$41,782	N/A	Appraised Value per SF:	$138
Insurance:	$102,323	$12,220	N/A	Cut-off Date LTV Ratio:	54.2%
Recurring Replacements:	$0	$6,884	N/A	Maturity Date LTV Ratio:	54.2%
TI/LC:	$0	$5,353	$96,354

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Return of Equity:	$12,272,645	61.4%
			Loan Payoff:	$7,084,017	35.4%
			Closing Costs:	$373,888	1.9%
			Reserves:	$269,449	1.3%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Versatile Warehouse Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering one flex industrial property consisting of 24 buildings located in Davie, Florida (the “Versatile Warehouse Property”). Proceeds from the Versatile Warehouse Mortgage Loan were used to refinance the previous loan secured by the Versatile Warehouse Property, return equity to the Versatile Warehouse Borrower (as defined below), pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrower, Griffin Commerce Center, Inc. (the “Versatile Warehouse Borrower”), is a Florida corporation and single purpose entity. There are no independent directors in the Versatile Warehouse Borrower’s organizational structure. The borrower sponsors and the non-recourse carveout guarantors are Ralph Zastenik and Bennett L. David, III (collectively, the “Versatile Warehouse Sponsors”).

Mr. David is the President of Sara David Realty, Inc., a leasing and investment sales brokerage firm covering all commercial property types throughout the Southeastern United States, including the South Florida and Nashville markets. Mr. David is also President of David Bennett Construction, a real estate development firm. Mr. David purchased the Versatile Warehouse Property in 1995. Further, an affiliate of the Versatile Warehouse Sponsors also occupies 7,484 SF (2.8% of the NRA) at the Versatile Warehouse Property across multiple suites for various on-site management and affiliated business, and personal uses of the Versatile Warehouse Sponsors. The Versatile Warehouse Property is managed by Stuart Edinoff, a minority owner of the Versatile Warehouse Property.

The Property. The Versatile Warehouse Property was developed in phases, with construction in 1978, 1981, 1984 and 1993. The buildings are all one-story concrete block construction with reinforced concrete foundations and ceiling heights up to 14 feet. Additionally, all units have steel roll-up doors. There are three cell tower leases and 172 striped surface parking spaces along with significant unstriped parking. Individual suites range in size from 50 SF to 3,500 SF and the Versatile Warehouse Property has a granular rent roll. The multi-tenant, multi-building complex is comprised of flex industrial and retail showroom fronting Orange Drive (approximately 13.0% of the NRA), light industrial space (approximately 58.4% of the NRA) storage units (approximately 22.9% of the NRA) and ministorage space (approximately 4.8% of the NRA). The industrial and retail units vary in size. The typical rear warehouse units are 25 feet by 25 feet or 625 SF and 35 feet by 25 feet or 825 SF. Storage units range from 11 feet by 22 feet or 242 SF to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #14	Cut-off Date Balance:	$20,000,000
4701 Southwest 45th Street	Versatile Warehouse	Cut-off Date LTV:	54.2%
Davie, FL 33314		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.6%

22 feet by 45 feet or 990 SF. Mini-warehouse units are 5 feet by 10 feet or 10 feet by 16 feet. There are approximately 750 total units. The Versatile Warehouse Property has been historically well occupied with average annual occupancies of 96.0% or greater since 2015, averaging 97.1%.

The Versatile Warehouse Sponsors have owned, operated and managed the Versatile Warehouse Property since 1995. The Versatile Warehouse Property caters to small, regional or satellite tenants in need of flexible space. While the majority of in-place leases are month-to-month, in-place tenants have been in occupancy for an average of 6.2 years. As of January 20, 2020, the Versatile Warehouse Property was 96.7% occupied by over 600 tenants.

The following table presents a summary regarding the tenants at the Versatile Warehouse Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Term. Option (Y/N)	Lease Expiration	Renewal Options
Versatile Warehousing(3)	NR/NR/NR	7,484	2.8%	$128,829	3.3%	$17.21	N	12/31/2030	N/A
Roman International Investments Group, Corp.	NR/NR/NR	5,200	1.9%	$24,600	0.6%	$4.73	N	MTM	N/A
Total Marine	NR/NR/NR	5,125	1.9%	$45,679	1.2%	$8.91	N	MTM	N/A
Dependable Shutters	NR/NR/NR	5,079	1.9%	$54,087	1.4%	$10.65	N	MTM	N/A
KJ US	NR/NR/NR	4,375	1.6%	$50,643	1.3%	$11.58	N	MTM	N/A
Subtotal/Wtd. Avg.		27,263	10.2%	$303,839	7.9%	$11.14

Other Tenants		231,385	86.5%	$3,544,543	92.1%	$15.32
Vacant Space		8,932	3.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		267,580	100.0%	$3,848,382	100.0%	$14.88

(1)	Information is based on the underwritten rent roll dated as of January 20, 2020.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Space is leased by an affiliate of the Versatile Warehouse Sponsors.

The following table presents certain information with respect to the lease rollover at the Versatile Warehouse Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	670	251,164	$14.81	93.9%	93.9%	$3,719,553	96.7%	96.7%
2020	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2021	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2022	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2023	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2024	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2025	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2026	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2027	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2028	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2029	0	0	$0.00	0.0%	93.9%	$0	0.0%	96.7%
2030	22	7,484	$17.21	2.8%	96.7%	$128,829	3.3%	100.0%
Thereafter	0	0	$0.00	0.0%	96.7%	$0	0.0%	100.0%
Vacant	0	8,932	$0.00	3.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	692	267,580	$14.88	100.0%		$3,848,382	100.0%

(1)	Information is based on the underwritten rent roll dated January 20, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Versatile Warehouse Property is located approximately 0.3 miles east of Florida’s Turnpike, approximately 0.3 miles from Florida Highway 441, approximately 1.3 miles south of the Interstate 595 interchange and approximately three miles from Interstate 95. The Versatile Warehouse Property is also proximate to the Fort Lauderdale-Hollywood International Airport, Port Everglades and Hard Rock Stadium, and less than a mile from Downtown Davie.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Versatile Warehouse Property was 7,787, 112,264 and 354,127, respectively; and the 2018 average household income within the same radii was approximately $64,043, $75,690 and $75,502, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #14	Cut-off Date Balance:	$20,000,000
4701 Southwest 45th Street	Versatile Warehouse	Cut-off Date LTV:	54.2%
Davie, FL 33314		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.6%

According to the appraisal, the Versatile Warehouse Property is situated within the Southeast Broward industrial submarket of the Broward industrial market. As of the second quarter of 2019, the Broward industrial market reported a total inventory of approximately 133.0 million SF with a 4.0% vacancy rate, and an average asking rent of $10.14 PSF. As of the second quarter of 2019, the East Broward industrial submarket reported a total inventory of approximately 27.1 million SF with a 3.3% vacancy rate, and an average asking rent of $10.21 PSF.

The appraisal for the Versatile Warehouse Property identified six directly competitive industrial properties totaling approximately 455,224 SF with an average occupancy rate of 93.0% and rents ranging from $14.00 to $22.80 PSF, on a gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Versatile Warehouse Property:

Market Rent Summary
	Street Front	Buildings 3-20	Building 24	5 x 10 Self Storage	26 x 10 Self Storage	10 x 16 Self Storage
Market Rent (PSF)	$17.00	$15.50	$10.50	$1.40	$0.62	$1.13
Lease Term (Months)	12	12	12	1	1	1
Lease Type (Reimbursements)	Gross	Gross	Gross	N/A	N/A	N/A
Rent Increase Projection	N/A	N/A	N/A	N/A	N/A	N/A
Tenant Improvements (New Tenant) (PSF)	None	None	None	None	None	None
Tenant Improvements (Renewal) (PSF)	None	None	None	None	None	None

Source: Appraisal

The following table presents recent leasing data at comparable industrial properties with respect to the Versatile Warehouse Property:

Comparable Leases Summary
Property Name / City. State	Built	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (yrs.)	Rent PSF	Lease Type
Versatile Warehouse 4701 Southwest 45th Street Davie, FL	1978, 1981, 1984, 1993	267,580(1)	-	96.7%(1)	-	-	-	-	-
Ft. Lauderdale Small Bay 806-810 Northwest 10th Terrace Fort Lauderdale, FL	1959	12,500	5.7 miles	92.0%	Quoted	200	Sep. 2019 / 1.0	$16.50	Gross
Central Broward Industrial 839 Northwest 7th Avenue Fort Lauderdale, FL	1959	2,678	5.9 miles	85.0%	Quoted	400	Sep. 2019 / 1.0	$17.25	Gross
Davie Park of Commerce 2230 Southwest 70th Avenue Davie, FL	1988	24,500	2.3 miles	98.0%	Quoted	500	Sep. 2019 / 1.0	$22.80	Gross
Ravenwood Industrial 5933 Ravenswood Road Dania Beach, FL	1978	15,759	3.0 miles	93.7%	Quoted	1,000	Sep. 2019 / 1.0	$17.40	Gross
New Town Commerce Center 3701 – 3921 Southwest 47th Avenue Davie, FL	1990	394,579	0.4 miles	93.0%	Quoted	1,750	Sep. 2019 / 1.0	$16.00	Gross
Pembroke Industrial 1901 Southwest 100th Terrace Miramar, FL	1984	5,208	6.8 miles	75.0%	Quoted	2,500	Sep. 2019 / 1.0	$15.00	Gross

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated January 20, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #14	Cut-off Date Balance:	$20,000,000
4701 Southwest 45th Street	Versatile Warehouse	Cut-off Date LTV:	54.2%
Davie, FL 33314		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Versatile Warehouse Property:

Cash Flow Analysis
	2016	2017	2018	11/30/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,257,847	$3,364,771	$3,748,261	$3,744,802	$3,909,515	$14.61
Other Income	$0	$0	$90,129	$90,182	$84,852	$0.32
Less Vacancy & Credit Loss	$0	$0	$0	$0	($195,476)	($0.73)
Effective Gross Income	$3,257,847	$3,364,771	$3,838,390	$3,834,984	$3,798,892	$14.20

Real Estate Taxes	$367,165	$372,040	$423,147	$423,147	$467,305	$1.75
Insurance	$132,473	$98,845	$23,850	$98,649	$140,038	$0.52
Other Expenses	$886,564	$961,004	$870,043	$908,117	$880,602	$3.29
Total Expenses	$1,386,202	$1,431,889	$1,317,040	$1,429,913	$1,487,946	$5.56

Net Operating Income(2)	$1,871,645	$1,932,883	$2,521,350	$2,405,071	$2,310,946	$8.64
Capital Expenditures	$0	$0	$0	$0	$82,608	$0.31
TI/LC	$0	$0	$0	$0	$53,516	$0.20
Net Cash Flow	$1,871,645	$1,932,883	$2,521,350	$2,405,071	$2,174,822	$8.13

Occupancy %(3)	98.0%	97.6%	96.8%	96.7%	95.0%
NOI DSCR	2.58x	2.66x	3.47x	3.31x	3.18x
NCF DSCR	2.58x	2.66x	3.47x	3.31x	3.00x
NOI Debt Yield	9.4%	9.7%	12.6%	12.0%	11.6%
NCF Debt Yield	9.4%	9.7%	12.6%	12.0%	10.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated January 20, 2020.

(2)	The increase in Net Operating Income between 2017 and 2018 is primarily attributable to rental increases at the Versatile Warehouse Property.

(3)	Occupancy % is shown as of December 31 of the corresponding year. 11/30/2019 TTM Occupancy % is as of January 20, 2020. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Northwest Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Houston, TX 77040
Original Balance:	$19,200,000			General Property Type:	Office
Cut-off Date Balance:	$19,200,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1979, 1983/1990, 2012
Sponsors:	Feroze Bhandara; Harry Shani			Size:	381,639 SF
Guarantors:	Feroze Bhandara; Harry Shani			Cut-off Date Balance per SF:	$50
Mortgage Rate:	3.9000%			Maturity Date Balance per SF:	$42
Note Date:	1/24/2020			Property Manager:	NW Crossing Management LLC
First Payment Date:	3/6/2020				(borrower-related)
Maturity Date:	2/6/2030			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,656,972
Original Amortization Term:	360 months			UW NOI Debt Yield:	13.8%
IO Period:	24 months			UW NOI Debt Yield at Maturity:	16.4%
Seasoning:	0 months			UW NCF DSCR:	3.01x (IO); 2.10x (P&I)
Prepayment Provisions:	LO(24); DEF(92); O(4)			Most Recent NOI(2):	$1,089,577 (10/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI(2):	$749,548 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	$795,469 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy(2):	83.1% (12/1/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(2):	49.5% (12/31/2018)
Reserves				3rd Most Recent Occupancy(2):	41.7% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$30,735,000 (11/27/2019)
RE Tax:	$87,454	$43,727	N/A	Appraised Value per SF:	$81
Insurance:	$47,001	$15,667	N/A	Cut-off Date LTV Ratio:	62.5%
Deferred Maintenance:	$29,375	$0	N/A	Maturity Date LTV Ratio:	52.6%
Recurring Replacements:	$0	$6,379	N/A
TI/LC:	$850,000	$47,841	$1,725,000
Other(1):	$225,288	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,200,000	100.0%	Loan Payoff:	$8,902,565	46.4%
			Return of Equity:	$8,614,232	44.9%
			Reserves:	$1,239,118	6.5%
			Closing Costs:	$444,084	2.3%
Total Sources:	$19,200,000	100.0%	Total Uses:	$19,200,000	100.0%

(1)	Other reserves consist of $107,081 for outstanding tenant improvements, approximately $63,450 for free rent, and $54,757 for environmental reserve.

(2)	The borrower sponsors purchased the Northwest Crossing Property (as defined below) in 2017 at approximately 41.7% occupancy. Occupancy and NOI increased from 2017 to 2019 primarily due to the execution of new or expansion leases encompassing approximately 179,543 SF of NRA.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Northwest Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,200,000 secured by a first priority fee mortgage encumbering a two-building, 381,639 SF office building located in Houston, Texas (the “Northwest Crossing Property”). The proceeds of the Northwest Crossing Mortgage Loan were used to refinance a previous loan of approximately $8.9 million, return equity to the borrower sponsors, fund reserves, and pay closing costs.

The Borrowers and the Sponsors. The borrowers are RS NWC LLC, a Texas limited liability company, and 290 Office Ventures, LP, a Texas limited partnership (collectively, the “Northwest Crossing Borrowers”), as tenants-in-common structured to be bankruptcy-remote, with one independent director. Feroze Bhandara and Harry Shani are the nonrecourse carve-out guarantors and the borrower sponsors of the Northwest Crossing Mortgage Loan.

Feroze Bhandara and Harry Shani are experienced real estate investors and managers who own Ardenwood Group, a Houston company which specializes in the acquisition and management of commercial properties throughout the country. Ardenwood Group and its affiliates have acquired over 10 million SF of commercial real estate across the United States including a current portfolio of approximately 5 million SF. The Northwest Crossing Property will be managed by an affiliate of the sponsors, NW Crossing Management LLC, a Texas limited liability company. NW Crossing Management LLC operates as an independent contractor with the company’s sole responsibility as serving as the property manager of the Northwest Crossing Property since its acquisition in 2017. The borrower sponsors purchased the Northwest Crossing Property at a foreclosure sale in 2017. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,200,000
13101 & 13105 Northwest Freeway	Northwest Crossing	Cut-off Date LTV:	62.5%
Houston, TX 77040		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.8%

The Property. The Northwest Crossing Property is comprised of a three-story office building (“Northwest Crossing I”) and a 12-story office building (“Northwest Crossing III”) totaling 381,639 SF and located in Houston, Texas, approximately 14 miles from the Houston central business district. Northwest Crossing I was constructed in 1979 and contains 77,694 SF of net rentable area. Northwest Crossing III was constructed in 1983 and contains 305,945 SF of net rentable area. The improvements are situated on a 6.88-acre site, and both buildings underwent renovations in 1990 and 2012, respectively. The Northwest Crossing Property contains approximately 1,215 surface and structured parking spaces, reflecting an overall parking ratio of 3.18 spaces per 1,000 SF of net rentable area.

According to the borrower sponsors, the occupancy at the Northwest Crossing Property decreased to approximately 41% when an anchor tenant that occupied approximately 100,000 SF vacated at the end of 2015. Leasing activities were also affected as the US 290 Highway, which is located directly in front of the Northwest Crossing Property, was undergoing an approximately $2.5 billion expansion project. Approximately 38 miles of the US 290 Highway was expanded to include five lanes in both directions and the expansion work was largely completed by the end of 2018 after nearly seven years of construction and traffic delays. Since acquiring the Northwest Crossing Property out of a foreclosure sale in 2017, the borrower sponsors have invested approximately $4.8 million in the leasing costs and upgrades to the Northwest Crossing Property. Approximately $1.3 million was spent on repairs and upgrades at the Northwest Crossing Property, including elevator modernization, roof replacement, chiller repairs and new building furniture and technology. The remaining $3.5 million was invested in tenant improvements and leasing costs. The borrower sponsors executed new or expansion leases encompassing approximately 179,543 SF of NRA since acquisition. As of December 1, 2019, the Northwest Crossing Property was 83.1% leased to 65 tenants with no tenant representing more than 10.3% of the net rentable area. Net operating income increased by approximately $1.86 million from 2017 to underwritten cash flows based on in place occupancy of 83.1%.

As of December 1, 2019, the Northwest Crossing Property was 83.1% leased to 65 tenants with no tenant representing more than 10.3% of the net rentable area.

Major Tenants.

The Marker Group, Inc. (“The Marker Group”) (39,365 SF; 10.3% of NRA; 14.0% of UW Base Rent, LED 10/31/2024): Founded in 1985, The Marker Group provides litigation support to a national clientele of law firms, insurance companies and corporations. The Marker Group has multiple service lines including records collection and analysis, medical review and record retrieval. The Marker Group has been a tenant at the Northwest Crossing Property since November 1988, when the company signed a lease for approximately 10,196 SF and has since moved into an additional approximately 29,169 SF through October 2024. The tenant has no renewal or termination options remaining.

Harris County Engineering Department & Harris County Flood Control District (26,810 SF; 7.0% of NRA; 7.9% of UW Base Rent, LED 11/30/2024): Harris County Engineering Department is a regional leader in providing wholly integrated professional services. The Harris County Flood Control District is a special purpose district created by the Texas Legislature in 1937 and governed by Harris County Commissioners Court. Harris County Engineering Department & Harris County Flood Control District have been tenants at the Northwest Crossing Property since August 2019, when they signed a lease for 26,810 SF through November 2024 with three one-year renewal options. The lease also provides the tenant the right to terminate with a 120-days’ notice in the event Harris County has insufficient funds or discontinues the program.

Deposition Solutions, LLC (“Deposition Solutions”) (22,049 SF; 5.8% of NRA; 6.8% of UW Base Rent, LED 6/30/2022): Founded in 1987, Deposition Solutions is a professional family of litigation support companies that offers an array of litigation support services. More specifically, the company offers court reporting, real time and Internet deposition, and specialized medical records retrieval services for workers’ compensation cases, plaintiff counsel, defense counsel, corporations, and insurance companies. Deposition Solutions has been a tenant at the Northwest Crossing Property since February 2012, when the company signed a lease for 12,006 SF. Furthermore, Deposition Solutions expanded into an additional 5,143 SF in February 2014, an additional 962 SF in August 2015, and most recently an additional 1,337 SF for a total of 22,049 SF. The tenant has two five-year renewal options.

Harris County Community Services Department (21,943 SF; 5.7% of NRA; 6.6% of UW Base Rent, LED 11/30/2024): The Harris County Community Services Department is focused on addressing the housing, infrastructure and public service needs of the low-to-moderate income community in Harris County. Harris County Community Services Department attempts to secure and manage grants from the U.S. Office of Housing and Urban Development and forms partnerships with other government and non-profit agencies, resulting in a variety of programs, projects and services. Harris County Community Services Department has been a tenant at the Northwest Crossing Property since August 2019 when it signed a lease for 21,943 SF through November 2024 with three, one-year renewal options. The lease also provides the tenant the right to terminate with a 120-days’ notice in the event Harris County has insufficient funds or discontinues the program.

Alamo Title Company (20,722 SF; 5.4% of NRA; 6.9% of UW Base Rent, LED 3/31/2024): Alamo Title Company was formed in 1922 in San Antonio, Texas. In 1998, the company merged with Fidelity National Financial. Alamo Title Company offers underwriting of insurance such as guaranty of titles, real estate, and title insurance. The Alamo Title Company has been a tenant at the Northwest Crossing Property since December 2016, when the company signed a lease for 14,246 SF and then an additional 6,476 SF in February 2018. Both leases will expire in March 2024, and the tenant has two three-year renewal options. The tenant has (i) the one time right to terminate its lease in Suite 200 on January 31, 2023 and (ii) the one time right to terminate its lease in Suite 100 on November 30, 2021, each exercisable upon at least six months’ prior written notice and payment to the borrower of a termination fee calculated in accordance with the related lease agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,200,000
13101 & 13105 Northwest Freeway	Northwest Crossing	Cut-off Date LTV:	62.5%
Houston, TX 77040		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.8%

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s /S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	Annual UW Rent PSF(2)(3)	App. % of Total Annual UW Rent(2)	Lease Expiration	Term. Option (Y/N)

The Marker Group, Inc.	NR/NR/NR	39,365	10.3%	$708,570	$18.00	14.0%	10/31/2024	N
Harris County Engineering Department & Harris County Flood Control District(4)	NR/NR/NR	26,810	7.0%	$402,150	$15.00	7.9%	11/30/2024	Y
Deposition Solutions, LLC	NR/NR/NR	22,049	5.8%	$342,865	$15.55	6.8%	6/30/2022	N
Harris County Community Services Department(5)	NR/NR/NR	21,943	5.7%	$332,217	$15.14	6.6%	11/30/2024	Y
Alamo Title Company(6)	NR/NR/NR	20,722	5.4%	$351,627	$16.97	6.9%	3/31/2024	Y
Total Major Tenants		130,889	34.3%	$2,137,429	$16.33	42.2%

Other Tenants		186,072	48.8%	$2,927,652	$15.73	57.8%
Vacant Space		64,678	16.9%	$0	$0.00
Total / Wtd. Avg.		381,639	100.0%	$5,065,081	$15.98	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2019.

(2)	Annual UW Rent, Annual UW Rent PSF, and App. % of Total Annual UW Rent include rent steps through May 2021.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Harris County Engineering Department & Harris County Flood Control District has the one-time right to terminate its lease upon providing 120 days’ written notice if Harris County has insufficient funds or discontinues the program.

(5)	Harris County Community Services Department has the one-time right to terminate its lease upon providing 120 days’ written notice if Harris County has insufficient funds or discontinues the program.

(6)	Alamo Title Company has (i) the one-time right to terminate its lease in Suite 100 effective November 30, 2021, upon providing notice by May 31, 2021 and paying a termination fee as defined by the lease agreement and (ii) the one-time right to terminate its lease in Suite 200 effective January 31, 2023, upon providing notice by July 31, 2022 and paying a termination fee as defined by the lease agreement.

The following table presents the lease rollover schedule with respect to the Northwest Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling

MTM	3	11,117	$16.28	2.9%	2.9%	$180,974	3.6%	3.6%
2020	13	19,432	$17.90	5.1%	8.0%	$347,807	6.9%	10.4%
2021	7	28,718	$16.95	7.5%	15.5%	$486,910	9.6%	20.1%
2022	12	52,892	$16.01	13.9%	29.4%	$846,668	16.7%	36.8%
2023	9	32,211	$18.30	8.4%	37.8%	$589,378	11.6%	48.4%
2024	13	148,444	$15.42	38.9%	76.7%	$2,288,970	45.2%	93.6%
2025	2	10,551	$15.29	2.8%	79.5%	$161,312	3.2%	96.8%
2026	2	10,224	$15.95	2.7%	82.2%	$163,062	3.2%	100.0%
2027	0	0	$0.00	0.0%	82.2%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	82.2%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	82.2%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	82.2%	$0	0.0%	100.0%
2031 & Thereafter	4	3,372	$0.00	0.9%	83.1%	$0	0.0%	100.0%
Vacant	0	64,678	$0.00	16.9%	100.0%	$0	0.0%	100.0%
Grand Total	65	381,639	$15.98	100.00%		$5,065,081

(1)	Based on the underwritten rent roll dated December 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual UW Rent PSF Rolling and Annual UW Rent Rolling include contractual rent steps through May 2021.

The Market. The Northwest Crossing Property is located in Houston, Texas, along Highway 290 (Northwest Freeway), between Loop 610 and Sam Houston Parkway (Beltway 8). The Northwest Crossing Property is located in the northwest submarket of the Houston area office market, and forms part of the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area (Houston MSA). Retail presence consists of restaurants, shopping centers, convenience stores, and locally owned businesses. The top three industries within the area are health care/social assistance, retail trade and construction. Numerous neighborhood and community type retail developments are within close proximity to the Northwest Crossing Property along Highway 290 and secondary roadways within the neighborhood. Various Class B multi-family developments are located to the east and west of Highway 290 along secondary roadways as well.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$19,200,000
13101 & 13105 Northwest Freeway	Northwest Crossing	Cut-off Date LTV:	62.5%
Houston, TX 77040		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.8%

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the Northwest Crossing Property was 13,711, 136,778 and 323,180, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $47,917, $59,237 and $78,614, respectively.

According to the appraisal, the Northwest Crossing Property is located in the Northwest office submarket which, as of the third quarter of 2019, has an inventory of approximately 12.5 million SF, average vacancy rate of 16.3% and average rent per SF of $21.12.

The following table presents certain information regarding comparable office leases with respect to the Northwest Crossing Property:

Comparable Office Lease Summary
Property/Location	Year Built	Occupancy %(1)	Tenant Name	Size (SF)(1)	Distance from subject (miles)	Adjusted Rent PSF(1)	Expense Basis

Northwest Crossing (subject)	1979/1983	83.1%	Multi-Tenant	381,639	NAP	$15.98	Full Service
Hollister & Hillmont Building Houston, TX	1983	76.0%	Multi-Tenant	85,721	0.3	$16.00	Base Year Stop
13100 Northwest Freeway Houston, TX	1982	45.0%	Multi-Tenant	129,068	0.2	$17.00	Full Service
13111 Northwest Freeway Houston, TX	1981	57.0%	Multi-Tenant	156,585	0.1	$15.50	Full Service
Wells Fargo Bank Building Houston, TX	1978	53.0%	Multi-Tenant	134,766	0.4	$15.00-$18.00	Full Service
Northwest Crossing Houston, TX	2000	32.0%	Multi-Tenant	112,023	0.5	$20.00	Full Service

Source: Appraisal, unless otherwise indicated.

(1)	Subject Occupancy %, Size (SF), and Adjusted Rent PSF are based on the underwritten rent roll dated December 1, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Northwest Crossing Property:

Cash Flow Analysis
	2017	2018	10/31/2019 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,563,501	$2,791,294	$3,280,069	$5,065,081	$13.27
Total Recoveries	$55,556	($1,853)	$1,800	$0	$0.00
Other Income(2)	$2,246	$2,287	$11,810	$11,810	$0.03
Vacancy(3)	$0	$0	$0	($80,279)	($0.21)
Effective Gross Income	$2,621,304	$2,791,727	$3,293,679	$4,996,612	$13.09

Real Estate Taxes	$367,912	$402,159	$479,099	$524,726	$1.37
Insurance	$102,069	$118,380	$121,221	$188,005	$0.49
Management Fee	$100,403	$116,664	$129,180	$152,307	$0.40
Other Operating Expenses	$1,255,451	$1,404,976	$1,474,603	$1,474,603	$3.86
Total Operating Expenses	$1,825,835	$2,042,179	$2,204,102	$2,339,640	$6.13

Net Operating Income(4)	$795,469	$749,548	$1,089,577	$2,656,972	$6.96
TI/LC	$0	$0	$0	$296,639	$0.78
Capital Expenditures	$0	$0	$0	$76,328	$0.20
Net Cash Flow	$795,469	$749,548	$1,089,577	$2,284,005	$5.98

Occupancy %	41.7%	49.5%	64.2%	83.1%
NOI DSCR (IO)	1.05x	0.99x	1.44x	3.50x
NOI DSCR (P&I)	0.73x	0.69x	1.00x	2.44x
NCF DSCR (IO)	1.05x	0.99x	1.44x	3.01x
NCF DSCR (P&I)	0.73x	0.69x	1.00x	2.10x
NOI Debt Yield	4.1%	3.9%	5.7%	13.8%
NCF Debt Yield	4.1%	3.9%	5.7%	11.9%

(1)	UW Gross Potential Rent is based on the contractual rental income per the leases including contractual rent steps through May 2021.

(2)	Other Income includes other rental income, revenue from parking spaces, and miscellaneous income.

(3)	UW Vacancy represents an economic vacancy of 20.0%. The Northwest Crossing Property has a physical vacancy of 16.9% as of December 1, 2019.

(4)	The increase in Net Operating Income from 2017 to UW is primarily due to new or expansion leases on approximately 179,543 SF of NRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-L4

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